UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNX™

FOLLOW THE MATH
rigorous
Value
HIGH MARGIN
OWNERSHIP
free cash flow per share
LOW COST
Competitive Moats
optionality
CAPITAL INVESTMENT
Margin of Safety
capital allocation
pay-for-performance
clinical
INTRINSIC PER SHARE VALUE
risk mitigation
Transparency
Rate of Return
Strategic Advantage
Long-termism
Sustainable Business Model
Growth for growth sake
Short-termism
herd mentality
speculation
scale
BUREAUCRACY

PROXY STATEMENT 2023

Annual Meeting of Shareholders

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive, Suite 400
Canonsburg, Pennsylvania 15317-6506
Telephone (724) 485-4000

ANNUAL MEETING OF SHAREHOLDERS – MAY 4, 2023

March 23, 2023

To: Shareholders of CNX Resources Corporation

Three years ago, CNX laid out a differentiated strategy that emphasized long-term value per share creation over short termism and instant gratification. 2022 was another productive year of executing that strategy as we continued to efficiently develop our core assets, position the company for growth opportunities, positively impact our local region and not incidentally, generate significant free cash flow (“FCF”) per share.

CNX enjoys three competitive moats that uniquely position us to execute our sustainable business model and generate substantial free cash flow per share year after year.

•

First, CNX’s stacked pay acreage position across the Marcellus and Utica shales presents an unparalleled opportunity to lead the development of what the company believes is one of the world’s top two most prolific natural gas basins.

•

Second, CNX’s integrated upstream and midstream businesses create the lowest all-in operating cost structure in the Appalachian basin, which allows the company to make long-term investments that consistently generate high rates of returns.

•

Lastly, CNX’s New Technologies business segment, rooted in the company’s extensive legacy asset base and tradition, of innovation, has created unique opportunities in the areas of methane capture and abatement, transportation fuel, market development, and technology deployment. These growth opportunities position CNX well as the world focuses on lower emissions and lower risk energy solutions.

The competitive moats above are drivers of consistent free cash flow generation. When coupled with our capital allocation philosophy of clinically electing projects with the best risk-adjusted rates of return, we are able to deliver substantial intrinsic value creation per share for our owners year after year.

In 2022, the company generated $1.2 billion of net cash provided by operating activities, which resulted in an annual record FCF of $707 million.(1) As of January 17, 2023, our total shares outstanding were 170.1 million shares. If you divide the $707 million(1) by the 170.1 million shares, the resultant free cash flow per share is remarkable. We would do the math for you to highlight the free cash flow per share, but SEC rules(2) forbid us from showing this algebra. The company used approximately 80% of 2022 FCF to repurchase shares and the remaining 20% was dedicated to servicing and paying down debt.

Through the fourth quarter of 2022, the company has delivered 12 consecutive quarters of positive FCF, or approximately $1.6 billion(1) of cumulative FCF since Q1 2020 that has enabled the company to retire shares and reduce debt, generating meaningful shareholder value. We believe that the consistent execution of our operational and capital allocation strategies offers an exceptional opportunity for long-term FCF per share growth.

(1)

A reconciliation of FCF to the nearest GAAP measure is set forth in Appendix A to this Proxy Statement. CNX is unable to provide a reconciliation of projected FCF per share in this letter. This is due to our inability to calculate the comparable GAAP projected metrics, given the unknown effect, timing, and potential significance of certain income statement items.

(2)

See Answer to Question 102.05, Compliance & Disclosure Interpretations Re: Non-GAAP Financial Measures, SEC, May 17, 2016, available at https://www.sec.gov/corpfin/non-gaap-financial-measures (page listed as last modified on Dec. 13, 2022) (last visited February 16, 2023).

Capital Allocation

For 2020-2022, the company generated $3.0 billion of net cash provided by operating activities, which resulted in $1.6 billion of free cash flow (FCF),(1) well ahead of our initial expectations set out in 2020. Across that same time period, the company used FCF to return $895 million in capital to shareholders and another $674 million to further strengthen the balance sheet.

In 2022, the company repurchased 33.4 million shares for $565 million at an average price of $16.92 per share. The company has retired nearly 25 percent of its outstanding shares since they peaked following the completion of the CNX Midstream Partners merger in 2020, a level matched by fewer than a handful of companies in the S&P 500 and by only 22 companies in the S&P 1500. Furthermore, since 2017 and through January 17, 2023, CNX has repurchased approximately 102 million shares for $1,479 million at an average price of $14.38 per share. Most importantly, we believe that these shares were repurchased at deeply discounted prices relative to intrinsic value, thereby creating meaningful long-term per share value for our owners.

The chart below further highlights how CNX is differentiated from our industry peers. Although many people would place us within the peer group of the top 30 publicly traded U.S. natural gas producers based on production volumes as shown below, we actually see it differently. We look beyond energy companies to those companies that embrace similar capital allocation philosophies and have successfully returned significant amounts of capital to their shareholders over extended time periods. These companies generally fall outside of energy. As the chart below shows, we have returned significant cash to our shareholders as a percentage of our market capitalization. We expect to continue to differentiate ourselves by executing this capital allocation playbook well into the future.

Last Twelve Months (LTM) Cash Returned as % of Market Capitalization
25%
20%
15%
10%
5%
0%
CNX Resources
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9
Peer 10
Peer 11
Peer 12
Peer 13
Peer 14
Peer 15
Peer 16
Peer 17
Peer 18
Peer 19
Peer 20
Peer 21
Peer 22
Peer 23
Peer 24
Peer 25
Peer 26
Peer 27
Peer 28
Peer 29
LTM Cash Returned (SBB+Div) as % of Market Cap

Source: S&P Capital IQ.

Note: LTM data as of 3/10/2023.

The remaining $142 million of FCF(1) generated in 2022 was used to reduce net debt and extend the maturities of our senior notes.

CNX completed a $500 million private offering of 7.375% senior notes due January 2031. In conjunction with the senior notes offering, CNX repurchased $350 million of its outstanding 7.25% senior notes due March 2027. This opportunistic transaction removed future interest rate risk and resulted in a stronger balance sheet with the company’s weighted average debt maturity on the unsecured notes extending to 6.8 years.

Following the transaction, CNX has approximately $500 million in prepayable debt that the company can opportunistically pay down over the next several years. As a result of this transaction, the company is now uniquely positioned to take advantage of any deepening valuation disconnects that might occur in the debt or equity markets.

(1)

A reconciliation of FCF to the nearest GAAP measure is set forth in Appendix A to this Proxy Statement.

Our decisions, resources, and processes remain concentrated on optimizing the long-term intrinsic per share value of the company. Despite the successful execution of the long-term plan over the past three years, we continue to believe that our stock is trading at a significant discount to our intrinsic value, and we will continue to take active advantage of this market disconnect to further reduce shares outstanding.

Appalachian First Vision

In 2022, CNX unveiled its Appalachia First strategic vision, which is pro-growth, pro-market, and most importantly, pro-people of this great region. The shale revolution was born from disruptive and innovative technology developed by American entrepreneurship. As part of our vision, CNX and Appalachia are poised to deploy the next wave of technology to further improve the regional economy.

We are focused on leveraging our local natural gas resources to generate broad socio-economic benefits for the residents of the Appalachian region. By doing so, we can liberate downstream economic opportunities, create family sustaining jobs, and empower new vertical markets for the region. The priorities of CNX have historically been and will always be, Appalachia first.

The performance metrics we have developed are ultimately designed to help us achieve our mission:

To empower our team to embrace and drive innovative change that creates long-term per share value for our investors, enhances our communities, and delivers energy solutions for today and tomorrow.

Guiding Principles (Year-After-Year)

The company’s Board of Directors and Management team continue to focus on guiding CNX according to the following three essential principles:

1.

Optimizing long-term per share returns for our shareholders

Investing capital exclusively in high-return projects which in turn maximizes both capital allocation flexibility and long-term per share value for our shareholders.

We strongly believe that a steadfast, relentless commitment to best-in-class safety, environmental compliance, and diversity also increases efficiencies and margins, both important drivers of long-term intrinsic value per share.

2.

Efficiently and prudently allocating capital

We focus on systematically earmarking capital dollars to the investment opportunities with the highest risk-adjusted returns. Period.

We typically insist on minimum internal rates of return of 20% for all capital investments and our internal projections are based on commodity price assumptions that are at or below the NYMEX strip.

Key components of our long-term capital allocation strategy include the following:

•

Methodical execution on high IRR exploration & development projects;

•

Balance sheet strength to drive capital flexibility (centered on a conservative targeted leverage ratio);

•

Opportunistic share count reduction where we see a significant margin of safety and discount to intrinsic value;

•

Strategic control of our midstream assets, which provides operational cost advantages and is expected to increase cumulative FCF in 2023 and beyond; and

•

Risk mitigation with a robust hedge book and tiered service contracts.

3.

Seizing opportunities as the leading Appalachian energy company

Over the next few years, we plan to continue prioritizing the following core initiatives to optimize predictable FCF generation:

•

Lower Costs. A streamlined corporate office and emphasis on the power of autonomy for business units. We plan to continually reduce costs at headquarters and in our business units, where we seek to maintain a low-cost position relative to our peer group.

•

Programmatic Hedging. We will continue to follow a robust and programmatic hedging strategy. To optimize predictability, we plan to lock in returns by employing a “total” hedge strategy that hedges both NYMEX and basis and differentiates CNX from its peers.

•

Incentives. Compensation programs that align management’s interests with those of our shareholders through annual FCF per share targets. Our long-term incentive compensation programs focus on share price outperformance, tangible ESG metrics, and directly aligning management’s interests with those of our shareholders. The goal of both is to place management in the same shoes as our owners.

•

Growing New Technologies. We seek to leverage our unique asset base and core competencies in the development and commercialization of carbon emission reduction opportunities to drive intrinsic per share value growth. As you will note in this Proxy Statement, we have included a shareholder proposal requesting that the Board annually conduct an evaluation and issue a report on CNX’s lobbying and policy influence activities and how they align with the goal of the Paris Agreement. You will see in our Statement of Opposition to the proposal that CNX is focused on tangible actions developing and deploying a new wave of innovative technologies that are positively impacting the environment and creating shareholder value.

Conclusion

This deep long termism is embedded both in our sustainable business model and in our strategic decision making. At this juncture, all of the necessary ingredients for our long-term growth in intrinsic value are firmly within our control. From our unique core asset base, to our growing New Technology opportunities, to our balance sheet strength and unique approach to programmatic hedging; we have built a deeply sustainable business model with resiliency throughout any commodity price environment.

Our focus in 2023 and beyond will remain on safely and compliantly developing our extensive asset base and on disciplined capital allocation to grow our long-term free cash flow per share. If a disconnect continues to remain between our intrinsic value and our share price, we will act decisively and opportunistically. In other words, we will continue to operate with the mindset of a long-term owner.

“The stock market is designed to transfer money from the active to the patient.” Warren Buffet.

Thank you for your investment in CNX and for your trust and partnership.

Will Thorndike Chairman of the Board of Directors CNX Resources Corporation	Nick DeIuliis President and Chief Executive Officer CNX Resources Corporation

This letter contains forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this letter speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions “Forward- Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including a global or domestic health crisis; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.

CNX’s management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the Company. Although these are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”), management believes that these financial measures are useful to an investor in evaluating CNX because (i) analysts utilize these metrics when evaluating Company performance and have requested this information as of a recent practicable date, (ii) these metrics are widely used to evaluate a company’s operating performance, and (iii) we want to provide updated information to investors. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with GAAP. In addition, because all companies do not calculate these measures identically, these measures may not be comparable to similarly titled measures of other companies.

May 4, 2023

10:00 a.m. Eastern Time

To be Held Online at
www.virtualshareholdermeeting.com/CNX2023

NOTICE
 of Annual Meeting
of Shareholders

Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of CNX Resources Corporation (“CNX” or the “Corporation”) will be held on May 4, 2023, at 10:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/CNX2023, for the following purposes:

1.

Election of Seven Director Nominees;

2.

Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023;

3.

Advisory Approval of CNX’s 2022 Named Executive Officer Compensation;

4.

Advisory Approval of the Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation;

5.

Shareholder Proposal Requesting that the Board Annually Conduct an Evaluation and Issue a Report on CNX’s Lobbying and Policy Influence Activities, if Properly Presented.

Sincerely,

Alexander J. Reyes
Executive Vice President, General Counsel and
Corporate Secretary

By resolution of the Board of Directors, we have fixed the close of business on March 7, 2023 as the record date for determining the shareholders of CNX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Shareholders of record on March 7, 2023 can attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/CNX2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number on your (a) Notice of Internet Availability of Proxy Materials (the “Notice”), (b) proxy card or voting instruction card, or (c) instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Eastern Time on May 4, 2023. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time on May 4, 2023. The online format for the Annual Meeting will permit broader participation in the Annual Meeting by our shareholders and provide you with access to copies of the proxy materials.

The proxy materials are first being released to shareholders on March 23, 2023. Regardless of whether you plan to attend the Annual Meeting, you can confirm that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by telephone or by internet or, if you received a paper copy of a proxy card or voting instruction card, by completing and returning the card by mail which requires no postage if mailed in the United States. Your prompt response and cooperation is appreciated.

March 23, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 4, 2023:	HOW TO VOTE
	INTERNET Visit www.proxyvote.com prior to the Annual Meeting.	BY TELEPHONE Call 1-800-690-6903.	BY MAIL Complete, date and sign your proxy card or voting instruction card and mail it.	ONLINE Attend the Annual Meeting (instructions above) and vote online.

The Proxy Statement, form of proxy, Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and related materials are available free of charge at www.proxyvote.com or may be obtained by contacting the Investor Relations Department at the address and phone number in the Chairman and CEO letter.

TABLE OF CONTENTS

Forward-Looking Statements	4
Proxy Statement	5
Board of Directors Information	13
Board of Directors and its Committees	13
Director Compensation Table – 2022	21
Understanding Our Director Compensation Table	21
Determination of Director Independence	24
Related Person Policy and Procedures	25
Beneficial Ownership of Securities	26
Proposal No. 1: Election of Seven Director Nominees	28
Biographies of Nominees	28
Accountants and Audit Committee	32
Audit Committee Report	32
Independent Registered Public Accounting Firm	32
Proposal No. 2: Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023	34
Executive Compensation Information	35
Compensation Discussion and Analysis	35
Compensation Committee Report	49
Compensation Policies and Practices as They Relate to CNX’s Risk Management	49
Summary Compensation Table — 2022, 2021, and 2020	50
Grants of Plan-Based Awards — 2022	52
Outstanding Equity Awards at Fiscal Year-End — 2022	53
Option Exercises and Stock Vested Table — 2022	56
Pension Benefits Table — 2022	56
Understanding Our Pension Benefits Table	57
Potential Payments Upon Termination or Change in Control Tables	58
Understanding Our Change in Control and Employment Termination Tables and Information	63
2022 Pay Ratio Information	68
Delinquent Section 16(a) Reports	69
Pay Versus Performance	70
Pay Versus Performance Table — 2022, 2021 and 2020	70
Pay Versus Performance Relationship Descriptions	72
List of Performance Measurements for Compensation Actually Paid	75
Proposal No. 3: Advisory Approval of CNX’s 2022 Named Executive Officer Compensation	76
Proposal No. 4: Advisory Approval of the Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation	77
Shareholder Proposal	78
Proposal No. 5: Shareholder Proposal Requesting that the Board Annually Conduct an Evaluation and Issue a Report on CNX’s Lobbying and Policy Influence Activities, if Properly Presented	78
Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan	82
Information about the Annual Meeting	83
Virtual Format	83

Back to Contents

Voting and Proposals	84
Record Date and Vote Required for Approval	84
Revocation of Proxy	85
Proxy Solicitation	85
Additional Matters	86
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting	86
Additional Requirements for Shareholder Nominations of Directors	86
Householding of Proxy Materials	87
Other	87
Appendix A Reconciliation of Non-GAAP Measures	A-1
Free Cash Flow	A-1
Adjusted FCF per Share for STIC and Pay Versus Performance	A-1

Back to Contents

Forward-Looking Statements

This Proxy Statement contains forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this Proxy Statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions, and the impact those conditions may have on our customers; the impact of events beyond our control, including a global or domestic health crisis; dependence on gathering, processing and transportation facilities and other midstream facilities owned by others; conditions in the oil and gas industry; our current long-term debt obligations, and the terms of the agreements that govern that debt; strategic determinations, including the allocation of capital and other resources to strategic opportunities; cyber incidents targeting our systems, oil and natural gas industry systems and infrastructure, or the systems of our third-party service providers; and changes in safety, health, environmental and other regulations.

2023 PROXY STATEMENT	│4

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Proxy Statement

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of CNX Resources Corporation (“CNX” or the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 4, 2023 (the “Annual Meeting”). We first released these proxy materials to our shareholders on March 23, 2023. Links to the Corporation’s website included in this Proxy Statement are provided for convenience only and the information contained there is not incorporated herein by reference unless otherwise explicitly stated.

Internet Availability of Proxy Materials

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the internet.

If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Summary

This Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

When, Where and Who?

TIME AND DATE	PLACE	RECORD DATE	VOTING
10:00 a.m., Eastern Time Thursday, May 4, 2023	Online at www. virtualshareholdermeeting. com/CNX2023	March 7, 2023

Shareholders of CNX as of the record date are entitled to vote. Each share of CNX common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals and Board Recommendations

Your vote is very important to us and to our business. Please cast your vote immediately on all the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
1	Election of Seven Director Nominees	FOR each Director	28
2	Ratification of the Anticipated Appointment of Ernst & Young LLP (“EY”) as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023	FOR	34
3	Advisory Approval of CNX’s 2022 Named Executive Officer Compensation	FOR	76
4	Advisory Approval of the Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation	1 YEAR	77
5	Shareholder Proposal Requesting that the Board Annually Conduct an Evaluation and Issue a Report on CNX’s Lobbying and Policy Influence Activities, if Properly Presented	AGAINST	78

2023 PROXY STATEMENT	│5

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Director Nominees

The following table and accompanying graphs provide summary information about our directors as of March 7, 2023. Each director of CNX is elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation	Independent	Current Committee Memberships
					AC	CC	ESCR	NCG
Robert O. Agbede	67	2022	Chief Executive Officer of Chester Group Inc. and Chairman and Chief Executive Officer of Chester LNG, LLC			•	•	•
J. Palmer Clarkson	66	2017	Chairman of The Lake Doctors, Inc. and Former President and Chief Executive Officer of Bridgestone HosePower, LLC			•		•
Nicholas J. DeIuliis	54	2014	President and Chief Executive Officer of CNX				•
Maureen E. Lally-Green	73	2013	Former Judge—Superior Court of Pennsylvania and Former Dean of Kline School of Law of Duquesne University			•	•
Bernard Lanigan, Jr.	75	2016	Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc. Chairman of Lanigan & Associates, P.C.				•	•
Ian McGuire	44	2019	Founder, Investment Partner of Tempus Partners		•		•
William N. Thorndike, Jr., Chairman	59	2014	Managing Partner of The Cromwell Harbor Partnership		•	•	•
Committee Chair AC Audit Committee CC Compensation Committee	ESCR Environmental, Safety and Corporate Responsibility Committee (“ESCR”) NCG Nominating and Corporate Governance Committee (“NCG”)

2023 PROXY STATEMENT	│6

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Who We Are and What We Stand For

As outlined below, CNX’s Mission Statement informs our business strategy and drives our decision-making processes every day.

As echoed in our Mission Statement, what we do is important and matters tremendously. We believe the energy CNX develops aids in driving technological advancements that fuel economic growth and helps improve the quality of life in our communities and beyond.

To achieve its Mission, CNX’s strategy is to foster a sustainable business model (“SBM”) that applies the nonreplicable advantages of low cost, low capital intensity, and operational flexibility to generate regular and substantial free cash flow (“FCF”). We then prioritize injecting that FCF back into our business through (1) investments in human capital, (2) optimization of our asset base, (3) investments in our region, (4) debt reduction, and (5) return of capital to our shareholders. We then measure success through the lens of generating and growing FCF per share to create an attractive long-term investment opportunity for our shareholders.

In December 2022, CNX launched its Appalachia First vision to capitalize on the abundant, affordable, and lower emissions natural gas supply of Appalachia to catalyze regional development opportunities. Appalachia First is rooted in three key objectives:

—

1. Leverage CNX’s and Appalachia’s natural gas opportunity by bolstering all sectors of the economy through lower-cost, lower-carbon, and locally produced natural gas.

—

2. Develop and deploy a new wave of innovative technologies and enhance local communities by using natural gas product derivatives for vertical market growth.

—

3. Transform the sectors of aviation, plastics, rail, cargo, mass transit, trucking, and fleet and passenger vehicles by displacing higher carbon fuels with locally produced natural gas.

2023 PROXY STATEMENT	│7

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Business/Strategic Highlights

In 2022, CNX once again demonstrated that disciplined capital allocation and diligent execution of its sustainable business model is a recipe for generating long-term value for shareholders. Highlights from 2022 include:

•

FCF Three-peat. For the third straight year, CNX achieved record FCF. Indeed, CNX generated $1.3 billion of net cash provided by operating activities and $707 million in FCF for 2022.(1) This builds on the previous CNX records of $927 million of net cash provided by operating activities and $506 million FCF in 2021(1) and $795 million of net cash provided by operating activities and $356 million FCF(1) in 2020. When we published our 7-year plan in early 2020, we forecasted FCF generation of $3.3 billion through the end of 2026.(2) Now, only three years in and approximately $1.6 billion of FCF later, we are nearly 50% of the way to delivering on that plan.(2)

•

Return of Value to Shareholders. In 2022, CNX repurchased 33.4 million shares for $565 million at an average price of $16.92 per share. Since the completion of the CNX Midstream Partners LP (“CNXM”) take-in transaction in 2020, CNX has retired nearly 25 percent of its outstanding shares, a feat matched or bested by only four companies in the S&P 500 and by only 22 companies in the S&P 1500.(3) With each share repurchased, CNX is reinvesting in its business at what we view as discounted share prices that will drive intrinsic value per share and lead to long-term value for our shareholders.

•

Balance Sheet Maintenance. While generating record-breaking FCF and steadily repurchasing its outstanding shares, CNX also maintained its focus on maintaining a healthy balance sheet. Indeed, CNX used the remaining balance of its 2022 FCF to reduce net debt and extend bond maturities, which culminated with a $500 million private offering of 7.375% senior notes due January 2031 coupled with a $350 million repayment of outstanding 7.25% senior notes due March 2027. These activities led to CNX closing the year with a stronger balance sheet and an improved weighted average debt maturity on its unsecured notes. Our attention to prudent debt management leaves CNX’s liquidity well positioned to take advantage of future value-creation opportunities in the debt or equity markets.

•

Efficiently Developing Our Core Assets. In 2022, CNX’s capital program resulted in an increase in its proved developed reserve base of 5%, representing a 1.54x replacement ratio, and bringing total proved developed reserves at year-end 2022 to 6.22 Tcfe. Finding and development costs for this activity in 2022 were $0.36 per Mcfe. This ability to efficiently replace and grow our producing reserves year after year is core to the creation of long term per share value.

•

CNX New Technologies. CNX’s New Technologies team is working to innovate and implement technological advancements designed to dovetail with derivative products to take full advantage of the energy catalyst situated in our backyard of Appalachia: natural gas. These efforts have the potential to fuel new industrial and manufacturing businesses while at the same time helping to reduce emissions. Examples of the CNX New Technologies team’s successes in 2022 include:

—

Expanding the CNX partnership with the Allegheny County Airport Authority to develop technology to provide 100% of the airport’s electrical power demand via an on-site microgrid with fuel sourced by on-site natural gas and solar power.

—

Providing Newlight Technologies with Methane Emissions Rights from captured coal mine methane (“CMM”) for the manufacture of carbon-negative biomaterials used to replace plastic.

—

Working with Anew Climate, LLC to establish pathways for the recognition of waste gas from a coal mine being captured at CNX’s CMM wells. Creating incentives for the capture of methane that would otherwise be vented to the atmosphere supports broader decarbonization efforts.

—

Utilizing abated methane emissions from CMM to enable carbon-neutral ground and flight tests for New Frontier Aerospace, Inc.’s next-generation, hypersonic vertical takeoff and landing aircraft.

•

Strengthening Our Leadership. In late 2022, CNX seized an opportunity to strengthen its operational and leadership acumen when it promoted Navneet Behl to the position of Chief Operating Officer (“COO”). Mr. Behl brings to CNX nearly three decades of upstream operational experience in multiple shale plays across the globe. With Mr. Behl’s track record of success, we are excited to see him elevate CNX’s operational capabilities and help us achieve our vision of making Appalachia the model for transformative energy development.

(1)

Reconciliations of 2022 FCF, 2021 and 2020 FCF to the nearest GAAP measures are set forth in Appendix A to this Proxy Statement.

(2)

CNX is unable to provide a reconciliation of projected financial results contained in this proxy statement, including the measures referenced above, to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income, net cash provided by operating activities and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

(3)

Data sourced from S&P Global Market Intelligence (https://www.capitaliq.com/) on or about January 10, 2023.

2023 PROXY STATEMENT	│8

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ESG Highlights

In conjunction with CNX’s commitment to its Appalachia First vision, we focus on ESG initiatives that are Tangible, Impactful and Local. Examples of our approach to ESG in 2022 are as follows:

Corporate Governance

We view strong corporate governance and promoting a culture of compliance as the foundation of our approach to ESG.

•

Diverse Additions Bolster Unique Governance Perspective.

—

In January 2022, CNX appointed Mr. Robert Agbede to its Board. Mr. Agbede’s background as an engineer and energy entrepreneur adds a unique viewpoint to CNX’s Board as it evaluates how to oversee risk and the overall governance strategy for the Corporation.

—

The diversity of CNX’s executive management team (83% of CEO direct reports self-identify as gender or racially/ethnically diverse) was advanced with the following three recent appointments:

•

In December 2021, Mr. Ravi Srivastava was elevated to the position of President, New Technologies. Mr. Srivastava leads CNX’s efforts to commercialize emerging technological opportunities focused on methane emissions reduction and alternative fuel development.

•

In January 2022, Ms. Hayley Scott was appointed to the newly created position of Chief Risk Officer (“CRO”). As CNX’s first CRO, Ms. Scott is responsible for enterprise risk management at CNX.

•

In November 2022, Mr. Navneet Behl was promoted to the position of COO. In this role, Mr. Behl is responsible for managing CNX’s asset base, and safe, compliant, and effective execution of our operational plan.

•

Continuous Board Education. In addition to regularly scheduled business meetings, our directors gather periodically to focus specifically on Board education. These meetings enhance our directors’ knowledge about CNX’s business and promote strong corporate governance. Recent sessions spotlighted cybersecurity, CNX’s New Technologies team, and Utica shale development techniques, the latter two of which culminated in a field tour in January 2023. Planned future topics include community relations and hydrogen technology advancements.

•

Enhanced Governance Focus at All Levels.

—

CNX named its first CRO in January 2022. The CRO is focused on identifying, evaluating, mitigating and managing CNX’s strategic, operational, compliance and reputational risk profile.

—

CNX’s Regulatory Reporting Group (“RRG”) facilitates accurate, complete, and timely reporting regarding CNX’s regulatory requirements across its various operations: both upstream and midstream. In 2022, the RRG implemented an enhanced approach to information sharing that provides all CNX employees with centralized access to up-to-date, critical regulatory data.

—

CNX’s Emission Reduction Task Force (“ERTF”), consisting of members from various operational, environmental, engineering, and data management teams, focused on reducing CNX’s methane emissions throughout 2022. The ERTF meets regularly to prioritize those opportunities with the greatest potential to impact CNX’s overall emissions footprint. Between 2020 and the end of 2022, we reduced our operational methane intensity by 32% in our production segment and 52% in our gathering and boosting segment. Future goals through 2024 are to reduce to below 0.020% the methane intensity level of both our production and gathering and boosting segments, or a reduction since 2020 of approximately 67% and 59% respectively.

•

Ownership Stake Promotes Strong Governance. As of the record date, our directors and named executive officers owned over 3.7% of the outstanding shares of CNX. This is an increase from 3.1% a year ago. CNX’s current directors and named executives have not sold shares of CNX stock (excluding tax withholding) since assuming their current roles, which extends back as far as 2011. This visible commitment demonstrates the confidence that our leadership team has in CNX’s sustainable business model, the foundation of which is strong corporate governance.

2023 PROXY STATEMENT	│9

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Social Responsibility

CNX is focused on enabling the underserved communities in our region to achieve prosperity. Below are some tangible, local and impactful ways CNX took action in 2022:

•

CNX Foundation. In 2022, the CNX Foundation contributed $3.38 million to 55 separate organizations aligned with its Tangible, Impactful, Local focus on community support. These efforts are part of CNX’s pledge to invest $30 million through 2026 in local initiatives supporting underserved communities within our operating footprint. Examples for 2022 include:

—

$1,000,000 to support broadband expansion in Greene County, Pennsylvania;

—

$250,000 for a waterline project to enhance fire department facilities in Bell Township, Westmoreland County, Pennsylvania;

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$100,000 of a 3-year, $500,000 commitment to Blue Prints for coaching programs to provide families with financial stability and affordable housing;

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$100,000 for Washington County Food Helpers to support the 471 Kids Challenge assisting food-insecure children;

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$73,000 in flood relief to various organizations in southwest Virginia;

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$75,000 to Domestic Violence Services of Southwestern Pennsylvania to create abuse prevention programming for local high schools;

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$50,000 to Washington City Mission for food supply and workforce development and support for the homeless; and

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$50,000 to Canonsburg Meals on Wheels to provide meals to home bound seniors.

•

CNX Mentorship Academy Growth. In just its second year of existence, the CNX Foundation’s Mentorship Academy grew from 30 to 63 student participants, representing 17 urban and rural high schools across four counties. The volunteer mentor ranks have also grown five-fold over the past year with many mentors coming from other companies within the community. Six graduates from the first year class became full-time employees at CNX with roles in various groups, such as External Relations and Information Systems and Technology. This quick expansion demonstrates the desire for this type of program in our communities and bodes well for the long-term success of the Academy and its graduates.

•

CNX IMPACT. Building on the work of the CNX Foundation and eager to find more ways to directly support our local communities, CNX launched the Impact initiative in late 2022. Over the course of the final two months of 2022, Impact resulted in the following direct contributions, among others, from CNX employees, which we look forward to growing in 2023:

—

Over 650 volunteer hours;

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Packing of over 36,000 pounds (1,650 boxes) of food with Washington Food Helpers;

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Food drives resulting in over 1,131 pounds of food collected with the Corner Cupboard Food Bank and Good Samaritan Food Bank; and

—

Sponsorship of over 90 children during the Christmas season and donation of over 600 toys through various community organizations.

•

External Recognition. CNX was recognized as Company of the Year by the Women’s Energy Network of Greater Pittsburgh and was awarded the Charles C. Keller Award for Excellence in Corporate Philanthropy by the Washington County (Pennsylvania) Chamber of Commerce. We appreciate this independent validation of our targeted efforts to support diversity and our local communities.

•

Words in Action. CNX’s Board approved a $1.5 million reduction in our CEO’s annual compensation for 2023, following a similar $1 million reduction in 2022. These funds were redirected to support the CNX Foundation. And, in 2022, $1 million was pledged to establish the M.O.V.E.S. (Motivation, Opportunity, Value, Experience, Success) program in conjunction with the University of Pittsburgh Medical Center, which will provide entry-level career opportunities in the healthcare sector.

•

The HQ at CNX. Utilizing space at its headquarters facility in Canonsburg, Pennsylvania, CNX developed the HQ at CNX. The HQ provides workspace to small businesses, including several women-owned businesses; educational institutions; and non-profit organizations emphasizing support for the same local, tangible and impactful causes in which the CNX Foundation invests. Current HQ tenants include:

—

Autism Caring Center

—

Big Brothers Big Sisters of Greater Pittsburgh

—

Community College of Allegheny County

—

Dress for Success Pittsburgh

—

K&J Café

—

The Language and Behavior Center

—

Leadership Washington County

—

Nonprofit SideKick

—

Oakbridge Advisors Group

—

Transitional Paths to Independent Living

—

True Fit Marketing

—

Waynesburg University

—

Women’s Energy Network, Greater Pittsburgh.

2023 PROXY STATEMENT	│10

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Environmental Stewardship

CNX endeavors to take tangible, measurable actions to reduce its environmental footprint as well as that of others. In 2022, we achieved this in the following ways:

•

Focus on Innovation in Operations. To advance its environmentally responsible operations, in 2022, as outlined below, we explored several new innovative technologies and continued our strategic collaboration with a long-term vendor dedicated to enhancing its capabilities:

—

Piloting a project with ICE Thermal Harvesting to capture and convert to electric power engine exhaust heat produced at one of CNX’s compression station sites in West Virginia.

—

Contracting to manufacture and implement the Appalachian Basin’s first electric powered drilling system fueled entirely by on-site natural gas.

—

Extending into 2026 CNX’s relationship with Evolution Well Services to utilize its 100% electric, natural gas-fueled, gas turbine-powered fracturing fleet for CNX’s completions activity.

•

Reducing Methane Emissions. In 2022, CNX further lowered its methane intensity and also directly reduced CO2e emissions by approximately 83,000 tons. This builds on the previous 90% reduction in Scope 1 and 2 CO2e emissions achieved since 2011. CNX’s average annual GHG abatement through methane capture far exceeds its combined Scope 1 and 2 CO2e emissions, and we continue to invest in improvements designed to further reduce emissions. We have allocated $7MM of 2023 capital to methane reduction efforts, which we expect to result in an annualized methane reduction of 70,000 tons CO2e by the end of 2023. These planned future efforts coupled with CNX’s methane intensity reduction of 32% in our production and 52% in our gathering and boosting segment between 2020 and year-end 2022 will help us reach our future goal of methane intensity levels below 0.020% by 2024 for both segments, which would represent a reduction since 2020 of approximately 67% and 59% respectively.

•

Executive Pay Tied to Methane Emissions Reductions. In 2022, CNX continued the practice of tying 10% of our long-term executive compensation to methane emissions reduction targets based on One Future Coalition standards. This objective performance metric further demonstrates our commitment to tangible methane emissions reduction. For the second straight year, CNX outperformed the established targets.

•

Others Taking Notice. CNX acts responsibly because it is in the best long-term interests of its stakeholders and the right thing to do. That said, it is always rewarding to receive external recognition for our actions. Following up on our award as a Hart Energy 2021 Energy ESG Top Performer, CNX received the following recognition in 2022:

—

Enel X named CNX the Market MVP of the PJM Emergency Load Response Program for its efforts to reduce electric power demand during peak periods to help ensure energy grid reliability.

—

As part of its annual Tech 50 Awards, the Pittsburgh Technology Council presented CNX with the award for Innovator of the Year, Solutions Provider in 2022.

2023 PROXY STATEMENT	│11

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Compensation Highlights

CNX’s compensation philosophy is to provide a total compensation package that will attract and retain employees. This starts with a competitive base salary and traditional benefits package (such as 401(k), health insurance, vacation time, etc.). All full-time employees are also included in our Short-Term Incentive Compensation (“STIC”) program, which awards an annual bonus, contingent on a blend of corporate financial performance (i.e., adjusted FCF per share) and individual contributions. Certain key employees and managers also participate in our Long-Term Incentive Compensation (“LTIC”) program, which awards restricted stock units (“RSUs”) to employees that generally vest over a three-year period. Senior management personnel may also receive performance share units (“PSUs”), including ESG PSUs specifically tied to achieving methane intensity reduction targets, which promote retention and further align overall compensation with CNX’s long-term objective of creating shareholder value.

Highlights from our 2022 compensation program include:

•

Continued Focus on Performance-Based Compensation. We again designated as at-risk 10% of our executive’s LTIC award by conditioning vesting of ESG PSU awards on meeting established methane intensity reduction targets. If we fail to meet those targets, our executives will forfeit 10% of their LTIC award for that year. This objective measure demonstrates our commitment to linking compensation to performance and reinforces our specific focus on ESG performance. In addition, we continued the practice of making at-risk an additional 40% of our executive compensation through the use of PSUs subject to Total Shareholder Return and Absolute Stock Price performance metrics, the latter of which for 2023 awards requires the closing price of CNX’s stock to meet or exceed $10.65 per share greater than the Grant-Date Stock Price for 20 consecutive trading days.

•

CEO Investment Embodies Tangible, Impactful and Local. In 2022, our Board and CEO agreed to reduce the CEO’s LTIC grant by $1.5 million, which builds on a 2021 reduction of $1 million, and redirected those funds to the CNX Foundation, including the $1 million investment that will establish the UPMC/CNX M.O.V.E.S. program highlighted above. This program will provide career opportunities in the Appalachian region’s growing healthcare sector for CNX Mentorship Academy students, and encapsulates CNX’s tangible, impactful and local approach to investing in the future of our communities.

•

Strong Shareholder Support. Approximately 94% of the shares voted at our 2022 Annual Meeting of Shareholders approved of our 2021 executive compensation program. We appreciate this support and consider this vote a strong endorsement of our executive compensation program.

•

CEO Pay Bucking Trends. In times when CEO pay is increasing, CNX’s CEO pay is trending in the opposite direction. In addition to the Board approving a redirection to the CNX Foundation of an aggregate of $2.5 million of the CEO’s LTIC compensation over the last two years, at the encouragement of our CEO, the Board has not increased his regular annual base salary since 2015. This, coupled with a steady increase in CNX’s median employee compensation (as noted below), led to our CEO Pay Ratio decreasing for the third consecutive year going from 72:1 to 53:1 to 38:1 from 2020 to 2022. This trend is directly attributable to our Board and CEO’s commitment to reinvesting in our business, our employees and our local communities.

•

Median Employee Compensation on the Rise. For the third straight year, CNX’s median employee compensation rose. Compared to our 2020 proxy disclosure, our 2022 median employee compensation increased $21,443 to $173,807, or approximately 14%. CNX prides itself on providing compensation packages designed to attract and retain talent and motivate its employees.

2023 PROXY STATEMENT	│12

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Board of Directors Information

Board of Directors and its Committees

How We Think About Board Composition: Cohesive and Right-Sized

Our commitment to disciplined capital allocation and generating long-term intrinsic per share value requires close alignment and careful consideration of our business objectives. This is why CNX believes in having a tight-knit Board with each of its members contributing their own unique perspectives to help CNX achieve its mission.

The importance we place on having the right mix of Board members cannot be understated. We consider our right-sized Board a competitive advantage because it promotes a healthy discourse that is not found in larger groups that can become bureaucratic and fragmented. We also believe that diversity of perspective leads to diversity of thought, a concept evident in our Board architecture. Finally, we expect a substantial time commitment that each of our directors invests to engage in an impactful discussion about our business.

Our Board is constantly discussing succession planning and actively considering what skills and perspectives it would benefit from most. And, as opportunities arise to organically supplement the Board’s makeup, CNX is committed to considering the addition of gender and ethnically/racially diverse directors with unique perspectives tailored towards CNX. We will do so over time with the same calculated precision we use in allocating capital for the maximum benefit of our shareholders and in a manner designed to preserve the character of our Board.

Periodic Board Evolution

The Board seeks to maintain an effective, well-rounded, diverse, and financially literate Board.

BOARD PROCESS FOR IDENTIFICATION AND REVIEW OF DIRECTOR CANDIDATES TO JOIN OUR BOARD

Board Leadership Structure

The Corporations’s current Board leadership structure provides for the annual appointment of a non-employee Chair of the Board. The Board believes that an independent Chair creates accountability and enhances the communication of a clear and consistent message to our shareholders and others. Mr. Thorndike has served as our independent, non-employee Chairman of the Board since 2016.

All CNX Board members (except the CEO) are independent. In addition, our Audit Committee, Compensation Committee and NCG Committee are composed entirely of independent directors. We believe that this composition enhances our commitment to independent risk oversight.

2023 PROXY STATEMENT	│13

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Board Diversity Philosophy

Pursuant to its charter, the NCG Committee, in reviewing individuals for Board membership, will include among the attributes it considers an individual’s diversity of background, including specifically diversity of gender and race or ethnicity. This policy is consistent with CNX’s long-standing commitment to have a Board with diverse personal and professional backgrounds, experience, and perspectives, including diversity of race, ethnicity, gender, and age, that, when combined, provide a varied portfolio of experience and knowledge that will well serve CNX’s governance and strategic needs. The NCG Committee assesses the effectiveness of this policy in promoting a diverse Board as part of its regular review of CNX’s Corporate Governance Guidelines and by monitoring changes in the Board’s diversity mix along a variety of dimensions over time.

Board Diversity Matrix

As set forth in our NCG Committee Charter, the NCG Committee expressly considers an individual’s diversity of background, including specifically diversity of gender and race or ethnicity in connection with its review of potential candidates for Board membership. Below is a matrix demonstrating the current composition of our Board, 29% of which consists of directors self-identifying as diverse in either gender or race/ethnicity. CNX maintains a small, tight-knit Board that fosters nimble decision-making, and we strive to preserve that dynamic while evaluating ways to promote diversity and inclusivity on our Board.

Board Diversity Matrix (As of March 7, 2023)

Total Number of Directors (7)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—

Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

2023 PROXY STATEMENT	│14

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Board Skills Matrix

Our Board strives to include directors with a varied background and skill set. Below is a summary table encapsulating certain key skills our directors possess and a brief description of the importance of each:

	Senior Officer/ Leadership	Finance/ Accounting	Industry/ Technical	Business Strategy	Legal	Risk Management
Robert O. Agbede	•		•	•		•
J. Palmer Clarkson	•	•	•	•		•
Nicholas J. DeIuliis	•	•	•	•	•	•
Maureen E. Lally-Green	•				•	•
Bernard Lanigan, Jr.	•	•		•		•
Ian McGuire	•	•		•		•
William N. Thorndike, Jr.	•	•		•		•

*The lack of a mark in a specific category is not indicative of a director lacking that particular skill. Indeed, we rely on the unique knowledge and experience of all our directors in each of these categories (and others). To the contrary, the above table is merely meant to illustrate areas of expertise in which certain directors are particularly prominent and qualified to provide guidance to CNX.

Senior Officer/Leadership Experience: CNX values directors with senior leadership experience that can provide valuable insights about and practical solutions to common issues facing the Corporation and the natural gas industry at large.

Finance/Accounting Expertise: Directors with backgrounds in financial services and accounting bring tremendous value to our Board when advising on strategic capital allocation decisions and in analyzing public company reporting requirements.

Industry/Technical Expertise: We believe that technical expertise, including those directors with a background in engineering, and in particular experience in the natural gas industry, is particularly beneficial to our Board as it considers operational performance and other issues specific to our business.

Business Strategy Expertise: Many of our directors possess decades of experience successfully guiding businesses through strategic decision-making processes. CNX leverages this breadth of experience to assist in developing strategies to help it achieve its long-term goal of creating shareholder value while simultaneously enhancing our communities and delivering energy solutions for today and tomorrow.

Legal Expertise: We value directors with legal skills and a history of promoting compliance with all aspects of internal policies and external regulations and laws applicable to our business.

Risk Management Expertise: Identifying, assessing, and mitigating risk is a core principle of any successful business. This is why CNX seeks out directors with a deep understanding of the existing risks that our business faces and the ability to quickly identify and address new risks that may arise.

2023 PROXY STATEMENT	│15

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Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board as a whole, any committee of the Board, individual directors, our independent directors as a group, or the Chairman of the Board may do so by writing to the Board at Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, or by sending an e-mail to directors@cnx.com. The Corporate Secretary will relay all such communications to the Board as a whole, to individual directors, or to the Chairman of the Board (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to the Corporation. Communications that are intended specifically for the Chairman of the Board or a particular director should be sent to the street address or e-mail address noted above, to the attention of the Chairman of the Board or the particular director, as intended. Information concerning how to communicate with the Board is also included on CNX’s website at www.cnx.com.

Director Resignation Policy

Our Amended and Restated Bylaws (“Bylaws”) provide that if an incumbent director is not elected at a meeting for the election of directors and no successor has been elected at such meeting, the director must tender his or her resignation promptly to the Board. The NCG Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.cnx.com. The following documents are currently included on our website (under the “Corporate Governance” tabs of the “About Us” and “Responsibility” pages):

•

Bylaws;

•

Corporate Governance Guidelines;

•

Code of Director Business Conduct and Ethics;

•

Code of Employee Business Conduct and Ethics, which covers all employees of CNX, including executives;

•

Charters of the Audit, NCG, Compensation, and ESCR Committees;

•

Compliance Reporting Policy;

•

Internal Auditing Charter;

•

Human Rights Statement; and

•

Related Party Policy and Procedures.

We also will provide a printed copy of these documents, free of charge and upon request, to shareholders who contact the Investor Relations department in writing at CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, Pennsylvania 15317. These documents address important principles and corporate governance processes.

2023 PROXY STATEMENT	│16

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Risk Management

THE BOARD

•

Oversees our risk management policies and practices, assesses major risks facing CNX, and reviews options for risk mitigation.

•

Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairpersons at each regularly-scheduled Board meeting.

•

Meets regularly with CNX’s CRO to evaluate risks and develop corresponding mitigation strategies to facilitate a culture of compliance at CNX.

Audit Committee

•

Assists the Board with policies and guidelines regarding risk assessment/management, including the risk of fraud.

•

Reviews and assesses the quality and integrity of CNX’s public reporting, compliance with legal and regulatory requirements, the performance and independence of CNX’s independent auditors, the performance of the internal audit department, the effectiveness of CNX’s disclosure controls and procedures, and the adequacy and effectiveness of our risk management programs.

•

Reviews and assesses CNX’s major financial, legal and similar risk exposures and the steps that management has taken to monitor and control such exposures.

ESCR Committee

•

Reviews with management the quality of CNX’s procedures for identifying, assessing, monitoring and managing the principal risks in the Corporation’s business associated with protection of the environment, safety, corporate responsibility and security matters (including cybersecurity) and report the ESCR Committee’s findings to the Board.

•

Reviews any significant environmental, safety, corporate responsibility public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance, or public image of the Corporation or the industry, and management’s response to such matters.

•

Oversees CNX’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment.

•

Reviews (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory or judicial proceedings regarding health, safety or environmental matters, and (iii) management’s response to the foregoing matters.

NCG Committee

•

Reviews and advises the Board regarding material corporate governance-related risks.

•

Addresses risks associated with our management structure by reviewing, among other matters, the qualifications, experience, diversity and backgrounds of our directors on an annual basis to ensure that our Board is composed of individuals who are capable of providing appropriate oversight to management.

Compensation Committee

•

Develops compensation plans designed to align with shareholder interests and reflect investor feedback.

•

Reviews and oversees the risk assessment related to CNX’s compensation programs and reports the results to the Board.

•

Oversees management development plans and activities, including succession planning.

MANAGEMENT

•

Identifies, communicates and discusses the risks affecting CNX, its subsidiaries, and our business through regular presentations to the Board and appropriate committees (as determined by the subject of the particular risk), including reviewing financial and ESG-related matters.

•

In 2022, performed a comprehensive risk analysis of the material risks that could affect CNX and communicated those results to the full Board.

•

CRO has the dual responsibility of evaluating potential risks facing CNX’s business and providing recommended mitigations and promoting an overall culture of compliance. The CRO reports to the CEO and meets regularly with the Board, including in executive session.

2023 PROXY STATEMENT	│17

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Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, NCG, and ESCR. Actions taken by our committees are reported to the full Board. Each of our standing committees has a written charter, which is accessible on our website (www.cnx.com) under the “Corporate Governance” tabs of the “About Us” and “Responsibility” pages. In January 2023, the Board determined that all members of each of the Audit, Compensation, and NCG Committees were independent under the current listing standards of the New York Stock Exchange (the “NYSE”) and other applicable regulatory requirements. See “Determination of Director Independence” for additional information regarding the Board’s independence determinations with respect to its members.

Audit Committee

RESPONSIBILITIES	THREE INDEPENDENT BOARD MEMBERS
•

assist our Board in its oversight of the integrity of our financial statements, CNX’s compliance with its legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the performance of CNX’s internal audit function;

•

review significant accounting principles and financial statement presentation issues, including significant changes in accounting principles and disclosures; and

•

prepare the Audit Committee Report.

Our Board has determined that all members of the Audit Committee are financially literate within the meaning of SEC rules and under the current listing standards of the NYSE. Our Board has also determined that each of Messrs. Lanigan, McGuire, and Thorndike qualifies as an “audit committee financial expert” under applicable SEC Rules and is independent under the current listing standards of the NYSE, SEC rules, and other applicable regulatory requirements. A copy of the Audit Committee Report for the 2022 fiscal year is included in this Proxy Statement.

Compensation Committee

RESPONSIBILITIES	FIVE INDEPENDENT BOARD MEMBERS
•

establish and oversee compensation plans and programs for non-employee directors and executive officers;

•

review the performance of executive officers and award or recommend incentive compensation, as appropriate, based upon performance;

•

review and monitor our management development and succession plans and activities;

•

appoint and oversee any outside compensation consultants; and

•

prepare the Compensation Committee Report.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers when appropriate, consistent with applicable laws, regulations, and listing standards. The terms of our Executive Annual Incentive Plan and CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan (“Equity and Incentive Compensation Plan”) also permit our Compensation Committee to delegate its power and authority under such plans to our officers. In accordance with applicable law, the Compensation Committee authorized our CEO to grant during 2022 an aggregate of up to 900,000 shares of our common stock (in the form of equity incentive awards) and annual cash incentive awards to our non-executive employees in compliance with the terms and conditions of such delegation, the plans and applicable laws and regulations.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see “Compensation Discussion and Analysis”.

2023 PROXY STATEMENT	│18

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NCG Committee

RESPONSIBILITIES	FOUR INDEPENDENT BOARD MEMBERS
•

identify individuals qualified to serve as members of the Board;

•

provide recommendations to the Board as to (i) its structure and operations and (ii) CNX’s corporate governance principles;

•

annually review and recommend to the Board the appropriate size, function, and needs of the Board;

•

recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and delegation authority;

•

oversee the annual evaluation of the Board and the other Board committees and management, and report to the Board the results of such evaluations;

•

annually recommend to the Board the slate of director nominees to be elected by shareholders at the annual meeting, taking into consideration nominees submitted by shareholders, and, where applicable, to fill Board vacancies; and

•

annually review and assess CNX’s Corporate Governance Guidelines and recommend any changes to the Board.

The NCG Committee will consider director candidates recommended by shareholders. Shareholders wishing to submit candidates for election as directors should submit the names of such candidates to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317. See “Additional Matters” for more information on submitting director nominations. Although the NCG Committee does not have specific minimum qualifications that must be met for a prospective director candidate to be nominated, in assessing the Board’s membership needs, the NCG Committee generally seeks to maintain a Board that consists of individuals who are competent in the following areas: general industry knowledge; accounting and finance; ability to make sound business decisions; management; leadership; knowledge of international markets; business strategy; crisis management; corporate governance; and risk management.

Nominees and directors must have experience in positions with a high degree of responsibility and leadership experience. Nominees and directors are selected based upon contributions that they can make to CNX. The NCG Committee’s process for identifying and evaluating director nominees is as follows:

(i)

determine what types of backgrounds, skills, and attributes are needed to help strengthen and balance the Board, taking into account the competencies described above, as well as diversity of background, including specifically diversity of gender and race or ethnicity;

(ii)

at appropriate times, actively seek individuals qualified to become new members of the Board, including through the review of candidates submitted by our independent directors, executive officers and shareholders, or identified by a third-party search firm engaged to assist with director recruitment (when a third-party search firm is engaged, the NCG Committee generally provides the firm with guidance as to the qualifications, qualities and skills that the NCG Committee is seeking in potential candidates, and the search firm identifies candidates for the NCG Committee’s consideration);

(iii)

evaluate potential nominees by considering the competencies described above and conducting interviews (candidates recommended by shareholders are evaluated in the same manner as other nominees); and

(iv)

recommend to the Board the slate of director nominees to be elected by the shareholders at CNX’s next annual meeting of shareholders.

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ESCR Committee

RESPONSIBILITIES	SEVEN (SIX INDEPENDENT) BOARD MEMBERS
•

oversee policies and management systems for environmental, safety, corporate responsibility and security matters (including cybersecurity);

•

review CNX’s strategy, including objectives and policies, relative to the protection of the environment, safety of employees, contractors, customers and the public, as well as issues of corporate responsibility and security (including cybersecurity);

•

review any material compliance issues with health, safety and environmental laws, any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and management’s response to the foregoing legal matters; and

•

review any significant environmental, safety, corporate responsibility public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance or public image of CNX or its industry, and management’s response to such matters.

The ESCR Committee is responsible for advising CNX on all issues relating to environmental, safety, corporate responsibility and security (including cybersecurity). It is the only committee of the Board that includes all of CNX’s directors. Additional details about CNX’s ESG efforts are located in the “ESG Highlights” section of this Proxy Statement and on CNX’s website at responsibility.cnx.com.

Membership and Meetings of the Board of Directors and its Committees

In 2022, each director named below attended 88% or more of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served). Committee membership as of March 7, 2023, and the number of meetings held during 2022 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	NCG Committee	ESCR Committee
Robert O. Agbede	Member	—	Member	Member	Member
J. Palmer Clarkson	Member	—	Member	Member	Chair
Nicholas J. DeIuliis	Member	—	—	—	Member
Maureen E. Lally-Green	Member	—	Member	Chair	Member
Bernard Lanigan, Jr.	Member	Chair	—	Member	Member
Ian McGuire	Member	Member	Chair	—	Member
William N. Thorndike, Jr.	Chairman	Member	Member	—	Member
No. of 2022 Meetings	9	8	4	4	4

During 2022, the non-management directors held four executive sessions of the Board. The presiding director for the executive sessions was Mr. Thorndike, our Chairman of the Board and an independent director.

Board of Directors and Annual Meeting Attendance

The business and affairs of CNX are managed under the direction of our Board. We do not have a policy regarding directors’ attendance at our Annual Meetings of Shareholders; however, all directors are encouraged to attend. All the members of our Board attended the 2022 Annual Meeting.

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Director Compensation Table – 2022

The following table sets forth the compensation of our directors for the 2022 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
Robert O. Agbede	$91,667	$225,000	$—	$—	$316,667
J. Palmer Clarkson	$120,000	$180,000	$—	$—	$300,000
Maureen E. Lally-Green	$115,000	$180,000	$—	$—	$295,000
Bernard Lanigan, Jr.	$125,000	$180,000	$—	$—	$305,000
Ian McGuire	$120,000	$180,000	$—	$—	$300,000
William N. Thorndike, Jr.	$115,000	$400,000	$—	$—	$515,000
(1)

Mr. DeIuliis is a member of the Board and President and CEO of CNX. His compensation for the 2022 fiscal year is reported in the Summary Compensation Table — 2022, 2021, and 2020 (“SCT”) and other sections of this Proxy Statement. In 2022, Mr. DeIuliis did not receive any additional compensation for his service on our Board.

(2)

The non-employee directors may elect to receive deferred stock units (“DSUs”) and options granted under the Equity and Incentive Compensation Plan in lieu of their cash fees. The cash amounts payable for the 2022 fiscal year and received in the form of DSUs and options in lieu of such cash payments included in this column are as follows (rounded to the nearest whole share): (i) Mr. Agbede: no DSUs or options; (ii) Mr. Clarkson: 6,823 DSUs (no options); (iii) Ms. Lally-Green: 3,644 DSUs (no options); (iv) Mr. Lanigan: no DSUs or options; (v) Mr. McGuire: 6,823 DSUs (no options); and (vi) Mr. Thorndike: 2,800 DSUs and 7,233 options. None of the non-employee directors elected to defer into the Directors’ Deferred Fee Plan any portion of their cash fees for the 2022-2023 Board year. Ms. Lally-Green chose to defer into the Directors’ Deferred Fee Plan a portion of her cash fees for the 2021-2022 Board year, $15,333 of which were deferred during 2022.

(3)

The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the RSU awards is computed based upon the closing price per share of CNX’s stock on the date of grant. In addition to his RSU grant for the 2022-2023 Board Year in the dollar amount of $180,000, Mr. Agbede received a one-time, pro-rated grant in the dollar amount of $45,000 upon joining the Board in January 2022 to reflect his partial service during the 2021-2022 Board Year.

A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 15 — Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Item 8 of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”). The values reflect the awards’ fair market values at the date of grant, and do not correspond to the actual values that will be recognized by the directors.

As of December 31, 2022, the following directors held RSUs and DSUs relating to CNX common stock in the amounts noted: (i) Mr. Agbede had 4,388 unvested RSUs and 4,389 deferred RSUs; (ii) Mr. Clarkson had 52,167 deferred RSUs and 50,849 DSUs; (iii) Ms. Lally-Green had 4,388 unvested RSUs, 44,118 deferred RSUs and 6,727 DSUs; (iv) Mr. Lanigan had 91,819 deferred RSUs and 16,579 DSUs; (v) Mr. McGuire had 39,945 deferred RSUs and 39,193 DSUs; and (vi) Mr. Thorndike had 205,018 deferred RSUs and 10,501 DSUs. If an RSU was deferred, whether vested or unvested, it is described herein as a deferred RSU.

(4)

As of December 31, 2022, the number of shares underlying option awards held by our non-employee directors was: (i) 22,129 for Mr. Clarkson; (ii) 35,980 for Ms. Lally-Green; (iii) 69,910 for Mr. Lanigan; and (iv) 123,661 for Mr. Thorndike.

Understanding Our Director Compensation Table

We generally use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual cash fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual cash retainer otherwise payable to our non-employee directors, directors may elect to receive DSUs, which carry dividend equivalent rights, or non-qualified stock options. Additionally, we reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings. We also have agreements in place with our directors and officers that require CNX to indemnify them under the circumstances provided therein to the fullest extent permitted by the Delaware General Corporation Law. A description of the fees and awards paid to our non-employee directors is set forth below in greater detail.

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CNX Non-Employee Director Annual Fees and Awards

Our non-employee director compensation program is set forth in the following table:

Element of Annual Compensation	Dollar Value of Board Compensation (May 2022 - May 2023)
Chair Retainer	$100,000
Board Retainer (excluding Chair Retainer)	$90,000
Audit Committee Chair Retainer	$30,000
Compensation, NCG and ESCR Committee Chair Retainer	$20,000
Audit Committee Member Retainer (excluding Committee Chair Retainer)	$10,000
Compensation and NCG Committee Member Retainers (excluding Committee Chair Retainers)	$5,000
Annual Equity Award (RSUs)	$180,000
Chair Equity Award (RSUs)	$400,000

The Compensation Committee periodically reviews our non-employee director compensation program. In 2021, with the assistance of data from a consultant retained by management, Pay Governance, the Compensation Committee analyzed the competitive position of our non-employee director compensation program against the Corporation’s peer group (described below) and determined that the Corporation’s non-employee director compensation structure generally aligns with peer group practices and, in fact, positions the Board’s compensation below the peer group median. No changes were made to compensation amounts for the 2022-2023 Board year.

For purposes of the 2021 benchmarking analysis, the following companies were included in the peer group: Antero Resources Corporation, Cabot Oil and Gas Corporation (now known as Coterra Energy Inc. following a merger with Cimarex Energy Co.), EQT Corporation, Range Resources Corporation and Southwestern Energy Corporation.

CNX Non-Employee Director RSUs

In 2022, non-employee directors received their Annual Equity Award in the form of RSUs. Each RSU represents the right to receive one share of common stock following the vesting date of that unit. Non-employee director RSU awards generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders (and the directors have the ability to defer receipt of the shares). A director is not entitled to shareholder rights, including voting rights and/or dividend rights with respect to the shares underlying an RSU award, until such shares become vested and are issued to the director. Should a regular cash dividend be declared on the Corporation’s common stock at a time before the shares subject to a RSU award become vested and are issued, then the holder of the RSU will be entitled to dividend equivalent rights equal to the cash dividend declared on the shares. Dividend equivalent rights are converted into shares underlying the RSUs in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. CNX does not currently pay dividends on its common stock.

The non-employee director RSU award agreements provide that in the event of death or disability or upon the completion of a change in control, all shares subject to such award will vest automatically and be delivered to the director immediately, or as soon as administratively practical thereafter (but in no event later than the 15th day of the third month following that date). If a director’s service is terminated for cause or he or she ceases to provide services to the Corporation for any reason other than death, disability or in connection with a change in control, such director’s award will be cancelled with respect to any unvested shares, and the number of RSUs will be reduced accordingly. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled units.

As a condition to a director’s right to receive shares subject to a stock option or RSU award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return any materials belonging to CNX upon termination of service on the Board.

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CNX Non-Employee Director Stock Options

Under the non-employee director compensation program, directors may, in lieu of receiving all or any portion of their annual cash retainer, elect to receive non-qualified stock options and/or DSUs. Subject to the provisions of the non-qualified stock option agreement and the Equity and Incentive Compensation Plan, options granted to our non-employee directors generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders and expire on the tenth anniversary of such grant date.

The non-employee director nonqualified stock option agreements provide that in the event of death or disability or upon the completion of a change in control, any non-vested portion of the award will immediately vest and become exercisable and remain exercisable until the normal expiration of the stock option. If a director separates from service for any other reason, other than for cause, any non-vested portion of the award will be forfeited and cancelled as of such date, with any vested portion remaining exercisable until the normal expiration of the option. If a director’s service terminates for cause, all outstanding option awards will immediately be forfeited and cancelled as of such date.

CNX Non-Employee Director Deferred Stock Units

Under the terms of our Equity and Incentive Compensation Plan, non-employee directors may elect to receive DSUs and/or options in lieu of all or any portion of their cash retainer fees. DSUs have dividend equivalent rights. DSUs that have vested are paid following the earlier of: (i) the director’s separation from service or (ii) the date selected by the director on his or her payment date election form previously filed with CNX. DSUs generally vest on the one-year anniversary of the grant date. Upon a change in control, unvested DSUs will accelerate and vest.

A director is not entitled to shareholder rights, including voting rights and actual dividends, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX’s common stock at a time when the director holds DSUs, he or she will be entitled to dividend equivalent rights equal to the cash dividends declared on the shares. Dividend equivalent rights are converted into additional DSUs based on a pre-established formula. The additional DSUs resulting from this calculation will be subject to the same terms and conditions as the DSUs subject to the award. CNX does not currently pay dividends on its common stock.

CNX Non-Employee Directors Deferred Fee Plan

The Directors Deferred Fee Plan (as amended on December 7, 2022, the “Deferred Fee Plan”) was adopted on July 20, 2004 to allow non-employee directors to defer payment of all or any portion of their annual cash retainer and director meeting fees. Participation in the Deferred Fee Plan is at the election of the particular director. Upon CNX’s receipt of a deferral agreement from a director, an account is established by CNX on behalf of such director and is credited with all fees selected by the participating director. A participant’s account will be adjusted by an amount equal to the amount earned (or lost) from investment options designated by the participant and available under the Deferred Fee Plan from time to time or, in the event that a participant fails to designate investments, the participant’s account will earn interest as provided in the Deferred Fee Plan. Earnings are credited to the participant’s account on a quarterly basis. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: (i) the director’s termination of service as a director or (ii) the date selected by such director, which date must be at least two years after the end of the plan year for which fees are deferred. The Deferred Fee Plan is an unsecured liability of CNX and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of CNX with respect to any benefits to be received by them under the Deferred Fee Plan.

If a director ceases to be a director on account of death, disability or retirement at the retirement age provided in our Equity and Incentive Compensation Plan (a “standard retirement”) for directors, all unvested DSUs granted to such director will automatically vest and become non-forfeitable. If the director’s service is terminated for cause or if the director ceases to provide services for any reason other than death, disability or standard retirement, all unvested DSUs and any rights to the underlying shares will be immediately forfeited for no consideration. In addition, in the event of a termination for cause or a breach of the proprietary information covenant contained in the DSU agreement, the director will also forfeit all of his or her right, title and interest in and to any shares that have vested under his or her award.

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CNX Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for our directors to further align their interests with those of our shareholders and to confirm that they maintain an appropriate financial stake in CNX. The stock ownership guidelines provide, among other things, that our directors hold CNX common stock (not including shares issuable upon the exercise of options) with a value equal to five times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member. As of December 31, 2022, each Board member, except Mr. Agbede, had achieved this stock ownership guideline, and Mr. Agbede is expected to meet it within the five-year period from his start date on the Board.

Determination of Director Independence

Our Board is required under the NYSE listing standards to affirmatively determine the independence of each director on an annual basis and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CNX. Based on the independence standards set forth in our Corporate Governance Guidelines, which are described below, and the NYSE listing standards, our Board has determined that each of our current directors (Messrs. Agbede, Clarkson, Lanigan, McGuire, and Thorndike and Ms. Lally-Green), other than Mr. DeIuliis (who is our President and CEO), had no material relationship with CNX (either directly or indirectly, including as a partner, shareholder or officer of an organization that has a relationship with CNX) and is “independent” under our Corporate Governance Guidelines and the NYSE listing standards set forth in Section 303A of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the Compensation Committee, the Board considered the additional factors under the NYSE rules relating to such members before determining that each of them is independent.

The Board has established the following standards for determining director independence, which are reflected in our Corporate Governance Guidelines that are available in the Corporate Governance section of the Corporation’s website at www.cnx.com.

A director will not be deemed independent under CNX’s Corporate Governance Guidelines if:

•

(i) the director is, or has been within the previous three years, employed by CNX or its subsidiaries, or an immediate family member is, or has been within the previous three years, an executive officer of CNX or its subsidiaries; provided, that employment as an interim Chair of the Board or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;

•

(ii) the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CNX or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chair of the Board or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided further, that compensation received by an immediate family member for service as an employee of CNX or its subsidiaries (other than an executive officer) need not be considered in determining independence under this paragraph (ii);

•

(iii)(A) the director or an immediate family member is a current partner of the firm that is CNX’s or its subsidiaries’ internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CNX’s or its subsidiaries’ audit or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CNX’s or its subsidiaries’ audit within that time;

•

(iv) the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CNX’s or its subsidiaries’ present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

•

(v) the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CNX or its subsidiaries for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year;

•

(vi) for members of the Audit Committee only: other than in the capacity as a member of the Audit Committee, the Board or any other committee of the Board, the director (A) may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from CNX or its subsidiaries; provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CNX or its subsidiaries (provided that such compensation is not contingent in any way on continued service) or (B) is not an affiliated person of CNX or its subsidiaries; and

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•

(vii) for members of the Compensation Committee only: other than in the capacity as a member of the Compensation Committee, Board, or any other committee of the Board, the Board will consider all factors specifically relevant to determining whether a director has a relationship to CNX or its subsidiaries which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, (A) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by CNX or its subsidiaries to such director and (B) whether the director is affiliated with CNX or its subsidiaries or an affiliate of CNX or its subsidiaries.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

Related Person Policy and Procedures

Our Audit Committee has adopted a written Related Person Transaction Policy and Procedures for the reasonable prior review, approval and oversight of related person transactions with directors, nominees for director, executive officers, stockholders known to be the beneficial owners of more than 5% of CNX voting securities, certain family members of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has more than a 10% beneficial ownership interest (each, a “related person”). A copy of the policy is available on our website at www.cnx.com.

Under the policy, prior to entering into a potential related person transaction (which is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which CNX (including any of its subsidiaries) was, is or will be a participant and the amount involved is reasonably likely to exceed $120,000 (including on an annual basis in the aggregate during any fiscal year), and in which any related person had, has or will have a direct or indirect material interest), the related person must notify our chief financial officer and general counsel of the facts and circumstances regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee at its next meeting (or if it is not reasonable or practicable to wait until the next Audit Committee meeting, to the chair of the Audit Committee) for approval. The Audit Committee or chair, as applicable, will consider all relevant facts and circumstances including, but not limited to, (i) the benefits to CNX; (ii) the impact on a director’s independence in the event the related person is a director or an immediate family member of a director; (iii) the terms of the transaction; and (d) the terms available to unrelated third parties or to employees generally. In the event CNX becomes aware of a related person transaction that has not been the subject of a reasonable prior review and approval under the policy, the related person transaction will be presented to the Audit Committee or chair for review as promptly as practicable. If a related person transaction will be ongoing, the Audit Committee is responsible for overseeing such related person transaction and may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related person to confirm compliance with the Audit Committee’s guidelines and that the related person transaction remains appropriate. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

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Beneficial Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of the Corporation’s common stock by:

•

persons we know to be beneficial owners of more than five percent of CNX’s common stock based upon information filed with the SEC, which information is as of December 31, 2022; and

•

each director and each nominee for director, each named executive, and all current directors and executive officers of CNX as a group, as of March 7, 2023 (except as otherwise indicated below).

Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to the shares of CNX common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	21,816,982	12.99%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	18,059,345	10.75%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX, 78746	14,208,298	8.46%
State Street Corporation(5) State Street Financial Center 1 Lincoln Street Boston, MA, 02111	11,993,357	7.14%
Southeastern Asset Management, Inc.(6) c/o Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	11,479,566	6.83%
Nicholas J. DeIuliis(7)	2,864,392	1.71%
Alan Shepard(7)	33,004	*
Ravi Srivastava(7)	27,063	*
Olayemi Akinkugbe(7)	108,237	*
Alexander J. Reyes(7)	17,299	*
Donald W. Rush(7)(8)	386,997	*
Chad A. Griffith(7)(9)	76,510	*
Robert O. Agbede(7)	11,812	*
J. Palmer Clarkson(7)	230,737	*
Maureen E. Lally-Green(7)	157,699	*
Bernard Lanigan, Jr.(7)(10)	2,140,729	1.27%
Ian McGuire(7)	101,960	*
William N. Thorndike, Jr.(7)(11)	547,215	*
All directors and executive officers as a group(12)	6,240,145	3.72%
*

Indicates less than one percent (1%) ownership.

(1)

As of March 7, 2023, there were 167,957,150 shares of CNX common stock outstanding.

(2)

Based on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2023. BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 21,816,982 shares and has sole voting power with respect to 21,426,133 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 21,816,982 shares and shared dispositive power with respect to 0 shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock (Singapore) Limited. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of CNX common stock.

(3)

Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 10, 2023, Vanguard is deemed to be the beneficial owner of 18,059,345 shares and has sole voting power with respect to 0 shares, shared voting power with respect to 165,328 shares, sole dispositive power with respect to 17,727,951 shares and shared dispositive power with respect to 331,394 shares.

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(4)

Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 10, 2023, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of CNX that are owned by the Funds and may be deemed to be the beneficial owner of the shares of CNX held by the Funds. The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional is deemed to be the beneficial owner of 14,208,298 shares and has sole voting power with respect to 14,132,452 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 14,208,298 shares and shared dispositive power with respect to 0 shares.

(5)

Based on a Schedule 13G/A filed by State Street Corporation (“State Street”) on February 6, 2023, State Street, as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 11,993,357 shares and has sole voting power with respect to 0 shares, shared voting power with respect to 11,825,861 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 11,993,357 shares. The following subsidiaries of State Street are investment advisors which hold shares of our common stock: SSGA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; and State Street Global Advisors Asia Limited.

(6)

Based on a Schedule 13G/A filed by Southeastern Asset Management, Inc. (“Southeastern”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and O. Mason Hawkins, Chairman of the Board of Southeastern, on February 14, 2023. Southeastern is deemed to be the beneficial owner of 11,479,566 shares and has sole voting power with respect to 2,637,164 shares, shared voting power with respect to 8,842,402 shares, sole dispositive power with respect to 2,637,164 shares, and shared dispositive power with respect to 8,842,402 shares. Longleaf Partners Fund is deemed to be the beneficial owner of 4,106,095 shares and shared voting and dispositive power with respect to 4,106,095 shares. Longleaf Partners Small-Cap Fund is deemed to be the beneficial owner of 4,066,552 shares and has shared voting and dispositive power with respect to 4,066,522 shares. Longleaf Partners Global Fund is deemed to be the beneficial owner of 669,755 shares and has shared voting and dispositive power with respect to 669,755 shares. O. Mason Hawkins is deemed to be the beneficial owner of 0 shares.

(7)

Amounts include options that are currently exercisable or that may become exercisable within 60 days of March 7, 2023 (i.e., May 6, 2023) and shares underlying DSUs, RSUs (including in the case of Mr. DeIuliis the 2021 and 2022 PSUs related to the absolute stock price (“ASP”) metric) and deferred RSUs that will or may be settled on or before May 6, 2023 as set forth below:

	Total Option, DSUs, RSUs, and deferred RSUs	Options Exercisable within 60 days	RSUs may be settled within 60 days	Deferred RSUs may be settled within 60 days	DSUs may be settled within 60 days
Nicholas J. DeIuliis	1,339,582	923,223	416,359	—	—
Alan Shepard	3,051	3,051	—	—	—
Ravi Srivastava	1,300	1,300	—	—	—
Olayemi Akinkugbe	16,210	16,210	—	—	—
Alexander J. Reyes	—	—	—	—	—
Donald W. Rush	50,796	50,796	—	—	—
Chad A. Griffith	26,476	26,476	—	—	—
Robert O. Agbede	8,777	—	4,388	4,389	—
J. Palmer Clarkson	125,145	22,129	—	52,167	50,849
Maureen E. Lally-Green	91,213	35,980	4,388	44,118	6,727
Bernard Lanigan, Jr.	161,729	69,910	—	91,819	—
Ian McGuire	79,138	—	—	39,945	39,193
William N. Thorndike, Jr.	350,030	134,511	—	205,018	10,501

Of the shares set forth in the table above, the following related to amounts received by directors in lieu of cash retainers: Mr. Agbede: 0, Mr. Clarkson, 72,978; Ms. Lally-Green, 17,778; Mr. Lanigan, 44,981; Mr. McGuire, 39,193; and Mr. Thorndike, 95,154. The shares forth in the table above for Messrs. Rush and Griffith are as of February 24, 2023 and November 18, 2022, their respective departure dates from CNX.

(8)

Information for Mr. Rush is as of February 24, 2023, the date of his departure from CNX. For more information about the treatment of Mr. Rush’s awards upon his departure, see “Agreements with Former Named Executive Officers.”

(9)

Information for Mr. Griffith is as of November 18, 2022, the date of his departure from CNX. For more information about the treatment of Mr. Griffith’s awards upon his departure, see “Agreements with Former Named Executive Officers.”

(10)

Includes 58,536 CNX shares held by Mr. Lanigan, 30,600 CNX shares held by Lanigan Family Holdings, LLC (formerly Lanigan Family Limited Partnership), of which Mr. Lanigan is one of the members, and 752,406 CNX shares held by other limited liability companies, of which Mr. Lanigan is part owner of the managing member. These shares are currently held in a marginable account but are on non-margin status. Also includes 1,137,458 shares of CNX common stock held in investment advisory accounts of clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.

(11)

Includes 35,000 CNX shares held in a trust for his children. In addition, as a result of Mr. Thorndike’s contractual arrangement with a third party, Mr. Thorndike may be deemed to have a beneficial interest with respect to 50,000 shares of CNX stock.

(12)

Of the 6,240,145 CNX shares held by the directors and executive officers as a group, 1,206,314 represent options that are currently exercisable or that may become exercisable within 60 days of March 7, 2023 (i.e., May 6, 2023), excluding those of Messrs. Rush and Griffith, who are former named executives of CNX; 425,135 represent RSUs that may or will be settled on or before May 6, 2023; 437,456 represent deferred RSUs that may be settled on or before May 6, 2023; and 107,270 represent DSUs that may be settled on or before May 6, 2023.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

2023 PROXY STATEMENT	│27

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Proposal No. 1:
Election of Seven Director Nominees

The seven nominees for election as directors at the Annual Meeting are identified below. Each director who is elected will hold office until the next annual meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board having been elected to by shareholders at our 2022 Annual Meeting of Shareholders. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate as recommended by the NCG Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Biographies of Nominees

The following biographies include information concerning the nominees for director, including their recent employment, positions with CNX, other directorships, Board committee memberships and ages as of March 7, 2023.

ROBERT O. AGBEDE
Age: 67 Director since: 2022 Occupation: CEO of Chester Group Inc. and Chairman and CEO of Chester LNG, LLC

CNX Committees:

•

Compensation Committee

•

Environmental, Safety and Corporate Responsibility Committee

•

Nominating and Corporate Governance Committee

Background:

Robert O. Agbede joined the CNX Board in January 2022. He is the owner and has served as CEO of Chester Group Inc., a holding company for technology, engineering, and energy related investments, and its predecessor since 2003 and from 2003 to 2017 also served as the CEO and owner of Chester Engineers, which was, prior to its merger with Hatch Associates in 2017, the largest African–American–owned engineering, water/wastewater treatment, energy, and environmental engineering firm in the United States. Since 2013, Mr. Agbede has also served as the Chairman and CEO of Chester LNG, LLC, a subsidiary of the Chester Group Inc., which designs and owns several patents on micro-LNG systems for use as virtual pipelines to deliver natural gas to remote locations or as standalones for off the grid power generation or fueling. He is the Chairman of Sigma Paint Nigeria, a coating manufacturing and marketing company in partnership with Pittsburgh-based PPG Industries, since 2015. Mr. Agbede is a member of the Board of Trustees of the University of Pittsburgh, and he is the Chairman of the Board of Visitors of its Swanson School of Engineering. In 2000, he was inducted into the University of Pittsburgh School of Engineering Hall of Fame. The Chester Group’s endowments and scholarships at the University of Pittsburgh and Carnegie Mellon University, presently valued at over $4 million, support African American student enrollment and retention primarily in Engineering and Sciences.

Qualifications:

Mr. Agbede adds to the CNX Board an extensive wealth of business management and executive leadership experience across a career spanning 40 years. His unique blend of energy industry expertise and experience developing new technologies makes him the epitome of an energy entrepreneur and an invaluable asset to our Board.

2023 PROXY STATEMENT	│28

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J. PALMER CLARKSON
Age: 66 Director since: 2017 Occupation: Chairman of The Lake Doctors, Inc. and Former President and Chief Executive Officer of Bridgestone HosePower, LLC

CNX Committees:

•

Environmental, Safety and Corporate Responsibility Committee (Chair)

•

Compensation Committee

•

Nominating and Corporate Governance Committee

Background:

J. Palmer Clarkson joined the CNX Board in May 2017. He is the founder and from 1992 until his retirement in 2022 served as President and Chief Executive Officer of Bridgestone HosePower, LLC, previously Hosepower, the largest U.S.-based service provider of hydraulic and industrial hoses used in construction machinery, mining, oil field equipment and factories. Mr. Clarkson is a former Board member of Bridgestone HosePower, LLC, and Bridgestone Industrial Products Group — Japan and currently sits on the Board of Directors for Enerpac Tool Group Corp., the Jacksonville Port Authority (JaxPort) and The Lake Doctors, Inc. (of which he is the Chairman). Mr. Clarkson previously served as the President and Chief Executive Officer of Anchor Coupling Company from 1987 to 1992. He also sits on the boards of several nonprofit organizations.

Qualifications:

Mr. Clarkson brings to our Board over 35 years of hands-on experience as an entrepreneur, business builder and manager. He is a proven leader with extensive experience across various operating sectors providing goods and services to the energy industry.

NICHOLAS J. DEIULIIS
Age: 54 Director since: 2014 Occupation: CNX President and Chief Executive Officer

CNX Committees:

●

Environmental, Safety and Corporate Responsibility Committee

Background:

Nicholas J. DeIuliis has served as a Director and the Chief Executive Officer and President of CNX Resources Corporation since May 2014. Mr. DeIuliis has more than 30 years of experience with the Corporation. He is a member of the Board of Directors of the University of Pittsburgh Cancer Institute. Mr. DeIuliis is a registered engineer in the Commonwealth of Pennsylvania and a member of the Pennsylvania bar.

Qualifications:

As our current President and Chief Executive Officer, Mr. DeIuliis has a unique and in-depth understanding of our business with over 30 years of experience with CNX. He provides our Board with direct operational insight through his leadership in the development and execution of our strategic priorities, and his understanding of our business, including the challenges and material risks facing the Corporation.

2023 PROXY STATEMENT	│29

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MAUREEN E. LALLY-GREEN
Age: 73 Director Since: 2013 Occupation: Professor of Law Emerita (adjunct) and Former Dean, Kline School of Law of Duquesne University, Former Judge on the Superior Court of Pennsylvania

CNX Committees:

●

Nominating and Corporate Governance Committee (Chair)

●

Compensation Committee

●

Environmental, Safety and Corporate Responsibility Committee

Background:

Maureen E. Lally-Green joined the CNX Board in June 2013. Ms. Lally-Green served as the Dean/Interim Dean of the Thomas R. Kline School of Law of Duquesne University (“Kline Duquesne”) from 2016 to 2019, and currently serves as an Adjunct Professor of Law Emerita there. She previously served as an elected Judge of the Superior Court of Pennsylvania, associate general secretary of her local diocese, professor of law at Kline Duquesne, counsel for a major corporation, and counsel for a federal agency. Ms. Lally-Green serves or has served as a director of a variety of non-profit corporations in the legal, higher education, health and social services arenas. And, Ms. Lally-Green has been a member of the Board of Federated Hermes Mutual Fund Complex since August 2009 and of its audit committee since 2013.

Qualifications:

Ms. Lally-Green brings to our Board, over 45 years of experiences that includes her public service as a Judge on the Superior Court of Pennsylvania; her employment service in the for-profit, non-profit, and federal public sectors; her activities in state-wide and local legal and non-profit organizations; and, her experience with, among other things, corporate governance due to her service on a number of boards of non-profit entities and the for-profit Federated Hermes Mutual Fund Complex.

BERNARD LANIGAN, JR.
Age: 75 Director since: 2016 Occupation: Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc.; Chairman of Lanigan & Associates, P.C.

CNX Committees:

●

Audit Committee (Chair)

●

Environmental, Safety and Corporate Responsibility Committee

●

Nominating and Corporate Governance Committee

Background:

Bernard Lanigan, Jr. joined the CNX Board in May 2016. He co-founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., an investment advisor and wealth management company, since 1991. He also co-founded and has served as Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974. Mr. Lanigan currently serves on the boards of directors of various nonpublic companies, endowments and private foundations. Previously, Mr. Lanigan served on the boards of directors of Texas Industries, Inc., Ruby Tuesday, Inc. and Rayonier Inc.

Qualifications:

Mr. Lanigan brings to our Board over four decades of leadership experience with large, complex and diverse organizations. He is a certified public accountant and has over 40 years of experience in financial, tax, accounting, investment advising, capital allocation, strategic consulting, risk assessment, valuations and mergers and acquisitions matters, including as both advisor and principal.

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IAN MCGUIRE
Age: 44 Director since: 2019 Occupation: Founder, Investment Partner of Tempus LP

CNX Committees:

●

Audit Committee

●

Compensation Committee (Chair)

●

Environmental, Safety and Corporate Responsibility Committee

Background:

Ian McGuire joined the CNX Board in July 2019. In 2018, he founded Tempus Partners, an investment firm, where he has since served as an investment partner. Prior to founding Tempus Partners, Mr. McGuire was an investment partner at SPO Partners & Co., an investment firm, where he worked from 2003 to 2005 and from 2007 to 2017 as part of a small investment team that had responsibilities for all aspects of the firm’s portfolio investments. Prior to working at SPO Partners & Co., Mr. McGuire was an investment banker in Goldman Sachs’ natural resources group. Cumulatively, Mr. McGuire has over 16 years of investment banking experience, with an emphasis in the energy and natural resources sectors. Mr. McGuire received his B.A. from Middlebury College and his M.B.A. from Stanford Graduate School of Business.

Qualifications:

Having founded Tempus Partners, an investment firm, and served as an investment partner at SPO and an investment banker with Goldman Sachs, Mr. McGuire provides our Board with substantial insight into financial-related matters and the energy industry.

WILLIAM N. THORNDIKE, JR.
Age: 59 Director since: 2014 Occupation: Managing Director of Housatonic Partners

CNX Committees:

●

Audit Committee

●

Compensation Committee

●

Environmental, Safety and Corporate Responsibility Committee

Background:

William N. Thorndike, Jr. joined the CNX Board in October 2014. Mr. Thorndike was named our Chairman in May 2016. He is the Managing Partner of The Cromwell Harbor Partnership, a private investment company. Prior to Cromwell Harbor, Thorndike founded Housatonic Partners, a leading private equity firm with offices in Boston and San Francisco, in 1994. Prior to founding Housatonic Partners, Mr. Thorndike worked with T. Rowe Price Associates, a global asset management firm, and Walker & Company, a publishing company, where he was named to the Board of Directors. Mr. Thorndike is currently the Co-Chairman of Perimeter Solutions (NYSE: PRM) and a director of several private companies, including Carillon Assisted Living, LLC; Banyan Software; and QMC International, LLC. He also serves as a Trustee of WGBH, a public broadcaster serving southern New England. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which has been translated into 12 languages.

Qualifications:

Mr. Thorndike brings to the CNX Board nearly 30 years of investment and board experience. He has extensive leadership experience in evaluating strategic alternatives and helping to build value for shareholders across a variety of industries. He has a breadth of financial, strategic and human resource knowledge with specific expertise in the areas of capital allocation and compensation.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Election of Each of the Seven Director Nominees.

2023 PROXY STATEMENT	│31

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Accountants and Audit Committee

Audit Committee Report

The Audit Committee has reviewed and discussed with management of CNX and EY, the independent registered public accounting firm serving as the independent auditor of the Corporation for the fiscal year ended December 31, 2022, the audited financial statements of the Corporation for the fiscal year ended December 31, 2022 (the “Audited Financial Statements”). In addition, we have discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with that firm its independence from the Corporation and its subsidiaries. The Committee also discussed with management of the Corporation and EY such other matters and received such assurances from them as the Committee deemed appropriate.

Management is responsible for the Corporation’s internal controls and the financial reporting process. EY is responsible for performing an independent audit of CNX’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of EY with respect to the Audited Financial Statements and the other matters described above, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee:

Bernard Lanigan, Jr., Chair

Ian McGuire

William N. Thorndike, Jr.

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates the Audit Committee Report by reference therein.

Independent Registered Public Accounting Firm

EY was the independent registered public accounting firm selected by the Corporation’s Audit Committee as the independent auditor for the fiscal years ended December 31, 2022 and December 31, 2021.

The following table presents fees billed for professional audit services rendered by EY in connection with its audits of CNX’s annual financial statements for the years ended December 31, 2022 and December 31, 2021 and fees for other services rendered by EY during those periods.

	2021		2022
Audit Fees(1)	$1,597,088	(2)	$1,520,628	(2)
Audit-Related Fees	$—		$—
Tax Fees	$—		$—
All Other Fees(3)	$4,190		$4,190
TOTAL	$1,601,278		$1,524,818

(1)

Fees for audit services include fees associated with the annual audit, including the audit of internal control over financial reporting, the reviews of the Corporation’s quarterly reports on Form 10-Q and also include fees associated with comfort letters issued in conjunction with certain of the Corporation’s capital markets transactions.

(2)

Includes $237,091 in 2022 and $397,222 in 2021 for audit fees related to CNXM.

(3)

Fees were for a subscription to EY’s GAAIT service, an electronic accounting and research tool offered by EY.

2023 PROXY STATEMENT	│32

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Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, proposed services may require specific pre-approval by the Audit Committee or alternatively, may be generally pre-approved without consideration of specific case-by-case services. In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. The policy allows for certain enumerated services to be generally pre-approved for a period of 12 months, including integrated audits of financial statements and internal controls, services associated with periodic reports or SEC registration statements, and services related to compliance with financial, accounting or regulatory matters. Services that fall outside the generally pre-approved categories are required to be specifically approved, on a case-by-case basis, by the Audit Committee. The Chair of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee, provided that any such pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting.

All the services related to audit fees and all other fees performed by EY during fiscal years 2021 and 2022 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

2023 PROXY STATEMENT	│33

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Proposal No. 2:
Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023

The Audit Committee anticipates appointing EY as the independent registered public accounting firm to serve as the independent auditor for CNX for the fiscal year ending December 31, 2023. The Audit Committee recommends that the shareholders of CNX ratify this anticipated appointment.

If the shareholders of CNX do not ratify the anticipated appointment of EY as the independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2023, this appointment will be reconsidered by the Audit Committee, including whether it should appoint an alternative independent auditor. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Corporation and our shareholders.

Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023.

2023 PROXY STATEMENT	│34

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Executive Compensation Information

Table of Contents

Compensation Discussion and Analysis	35
Introduction	35
Summary	36
Pay for Performance	37
Compensation Setting Process	37
Compensation Decisions for 2022	38
Other Compensation Policies and Information	47

Compensation Discussion and Analysis

Introduction

Our Compensation Committee has continued its commitment to an executive compensation program that is aligned with our business goals and culture and serves the long-term interests of our shareholders. We believe that attracting and retaining superior talent, supported by a compensation program that is highly performance-based, is important to delivering long-term shareholder returns.

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement is designed to provide our shareholders with an explanation of CNX’s executive compensation philosophy and objectives, our 2022 executive compensation program, and the compensation paid by CNX to the following named executive officers (“named executives”)(1):

Nicholas J. DeIuliis	Alan K. Shepard	Olayemi Akinkugbe	Alexander J. Reyes	Ravi Srivastava
President and Chief Executive Officer	Chief Financial Officer	Chief Excellence Officer	Executive Vice President, General Counsel and Corporate Secretary	President — New Technologies

This CD&A contains references to one or more financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

(1)

The CD&A also provides details regarding the 2022 compensation for two additional named executives: Donald W. Rush, Former Chief Financial Officer and Chad A. Griffith, Former Chief Operating Officer.

2023 PROXY STATEMENT	│35

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Summary

Our executive compensation program is designed to attract, motivate, and retain key executives who will promote both the short- and long-term growth of CNX and create sustained shareholder value. To this end, we tie a significant portion of named executive compensation to stock price, operational performance and ESG performance. Outlined below are some significant best practices we have implemented in our executive compensation program.

EXECUTIVE COMPENSATION BEST PRACTICES

What We Do	What We Don’t Do
Pay for Performance A substantial portion of our named executives’ compensation is at-risk and a majority is dependent upon the performance of our stock price.	No Hedging or Pledging of CNX Securities Directors, officers and employees are generally prohibited from engaging in hedging or pledging transactions with respect to our securities.
Meaningful Stock Retention Requirements We maintain robust stock retention requirements that align the interests of our executive officers with those of our shareholders.	No Catch-Up Provisions or Carryover We eliminated catch-up provisions under our LTIC plan and carryover rights from our STIC plan.

Mix of Performance Metrics

We rely on a mix of financial and non-financial goals, including ESG metrics, for both short-term and long-term performance-based awards to prevent over-emphasis on any single metric.

No Repricing or Replacing of Underwater Stock Options The Equity and Incentive Compensation Plan prohibits repricing or replacing underwater stock options without shareholder approval.
Independent Compensation Committee Each member of the Compensation Committee meets the independence requirements under SEC rules and NYSE listing standards.	No Excessive Risk-Taking We regularly assess risks to confirm that our compensation policies do not encourage excessive or unnecessary risk-taking.
Clawback Policy We maintain a clawback policy that provides the Compensation Committee with the discretion to seek recovery of certain previously-paid incentive awards under certain circumstances.	Prohibit Tax Gross-Ups for Named Executives Our policy prohibits tax gross-ups for our named executives (except for Mr. DeIuliis’ change in control agreement, which was entered into prior to 2009).
Value Shareholder Feedback We are responsive to shareholder concerns in developing changes to enhance our executive compensation plans.	No Employment Agreements with Named Executives We do not have employment agreements with any of our named executives.

2023 PROXY STATEMENT	│36

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Pay for Performance

We consistently place at-risk a substantial portion of our named executives’ compensation, much of which is dependent upon the performance of our stock price. As demonstrated in the following charts for both the CEO and the other named executives, the vast majority of 2022 compensation was in the form of short-term and long-term incentive-based compensation.

2023 CEO Target Pay Mix	2023 Avg. Other NEO Target Pay Mix

The above charts demonstrate a strong alignment between the named executives’ compensation and the long-term interests of our shareholders. In short, our named executives’ compensation is highly correlated with stock price and financial performance — if value is not delivered to our shareholders, as measured by stock price and financial performance, then the named executives’ compensation will be adversely affected.

Compensation Setting Process

Compensation Philosophy and Objectives

CNX’s compensation philosophy is to provide a total compensation package—that is, base salary, short-term (annual) incentive compensation, long-term (equity-based) compensation (generally, in the form of RSUs and/or PSUs), retirement compensation (401(k) contributions), and benefits (such as health insurance, vacation, etc.) that will attract and retain employees with the education, experience, values (Responsibility, Ownership and Excellence), initiative and drive necessary to execute CNX’s business plan and achieve CNX’s long-term strategic goals, including, without limitation, continued focus on optimizing intrinsic value per share.

Each named executive’s total compensation opportunity has been generally targeted within a reasonable range of similarly situated executives at peer group companies (based on the review of publicly available information) after consideration of the following items for 2022: (i) the nature and scope of an executive’s responsibilities; (ii) an executive’s performance (including contribution to CNX’s financial results, operational results, and ESG goals); and (iii) the overall financial performance of the Corporation.

Results of 2022 Shareholder Vote on Named Executive Compensation

CNX values shareholder input and regularly engages in discussions with our major shareholders on various topics, including the compensation of our named executives. The insight these discussions have provided over the years is helpful to the Compensation Committee as it considers and adopts compensation policies relating to our named executives.

At our 2022 Annual Meeting of Shareholders, a significant majority (approximately 94%) of the shares voted approved our 2021 executive compensation program. We were pleased with this outcome, which indicated to the Compensation Committee that shareholders were generally comfortable with our executive compensation program and supportive of the changes we have made over time to advance the program. In the future, we will continue to shape our executive compensation programs to align with our goals while also accounting for shareholder feedback.

2023 PROXY STATEMENT	│37

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Process for Evaluating Compensation

Generally, for each upcoming year, the Compensation Committee meets to establish the base salaries, incentive opportunities, and related performance goals of CNX’s incentive compensation programs, including the STIC and LTIC. To establish compensation for a particular named executive (other than our CEO), CNX’s Human Resources personnel make initial assessments that are submitted to our CEO for review. This assessment considers relevant industry salary practices, the complexity and level of responsibility associated with the particular named executive’s position, the position’s overall importance to CNX in relation to other executive positions, and the competitiveness of the named executive’s total compensation. Our CEO may make appropriate changes to this qualitative assessment based on his determination of such named executive’s past performance. The Compensation Committee then reviews: (i) our CEO’s compensation recommendations for each named executive (other than himself) and (ii) our CEO’s evaluation of each named executive’s performance and internal value. After considering the factors described above, and in consultation with the CEO, the Compensation Committee approved the named executives’ 2022 compensation packages.

To establish compensation for our CEO, the Compensation Committee reviews: (i) the CEO’s self-evaluation of his annual performance and (ii) the Board’s evaluation of his annual performance. After considering these factors, the Compensation Committee reviews, approves, and recommends that the Board approve, the compensation of our CEO. Our CEO does not participate in, and is not present for, any approvals relating to his compensation.

Compensation Decisions for 2022

Elements of Executive Compensation Program

In 2022, we continued to compensate our named executives through the following:

Compensation Element	Form of Compensation	Performance Criteria/Formula	Purpose
Base Salary	• Cash	Individual performance and experience in the role are the primary factors in determining base salaries.	To provide fixed compensation to attract and retain key executives and offset the cyclicality in our business that impacts variable pay.
Short-Term Incentive Compensation Program (“STIC”)	• Cash	For our 2022 STIC, the formula was:					To provide incentives to our employees to achieve FCF per share and individual performance goals for the year and to reward our employees for the achievement of those goals.
		Performance Measure	+	Individual Performance	=	Total Result
		Adjusted FCF Per Share		Capped at 20% of Total STIC Payout		200% + Individual Performance

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Compensation Element	Form of Compensation	Performance Criteria/Formula			Purpose
Long-Term Incentive Compensation Program (“LTIC”)	• 2020, 2021 and 2022 PSUs (Relative TSR metric cliff vest after three years; ASP metric vest if target stock price is achieved, subject to continued employment for the three-year period)
•

PSUs represented generally 40% of the CNX LTIC in each of the 2020, 2021 and 2022 programs

•

For the PSU awards granted in 2020, 2021 and 2022, the LTIC formula for the three-year performance periods was as follows:

To create a strong incentive for our key management members to achieve our long-term performance and ESG objectives and strategic plan, and to align management’s interests with those of our shareholders. Equity awards also are intended to retain executive talent. All equity awards settle in shares of CNX common stock.

		Performance Measure	Weight
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%
•

The 2020 PSUs for the 2020-2022 performance period were earned at 77.95%.

•

On March 28, 2022, the 2021 PSUs related to the ASP metric were earned based on the Corporation’s ASP from March 1, 2022 through such date and generally remain subject to continued employment for the remainder of the three-year period.

•

On April 20, 2022, the 2022 PSUs related to the ASP metric were earned based on the Corporation’s ASP from March 23, 2022 through such date and generally remain subject to continued employment for the remainder of the three-year period.

	• 2018 and 2019 PSUs (vesting 1/5 per year for five years)	• PSUs represented generally 55% of the CNX LTIC in each of the 2018 and 2019 programs • For the PSU awards granted in 2019 for the 2019 – 2023 performance period, the LTIC formula was as follows:
		Performance Measure (2019 PSUs)	Weight	Total Units Earned (2022 Tranche)
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%	62.20%
• For the PSU awards granted in 2018 for the 2018 – 2022 performance period, the LTIC formula was as follows:
		Performance Measure (2018 PSUs)	Weight	Total Units Earned (2022 Tranche)
		Relative TSR (S&P 500) Absolute Stock Price	50% 50%	31.50%

• 2021 and 2022 ESG PSUs (vesting 1/3 per year for three years, but no units vest unless both goals are attained each year)
•

ESG PSUs represented generally 10% of the CNX LTIC in each of the 2021 and 2022 programs.

•

For the ESG PSU awards granted in 2021 and 2022, the LTIC formula for the three-year performance periods was as follows:

		Environmental Performance Measure (ESG PSUs)	Weight	Total Units Earned (2021 and 2022 Tranche)
		Production Target Midstream Target	50% 50%	100%

	• 2022 RSUs (vesting 1/3 per year for three years)	• RSUs represented generally 50% of the 2022 CNX LTIC • RSUs have time-based vesting
Other Agreements and Benefits	• Retirement Benefits • Change in Control Severance Agreements (“CIC Agreements”)				To attract and retain key management members and for CIC Agreements, to motivate executives to take actions that are in the best interests of CNX.
Perquisites	Examples of our Perquisites include: • Vehicle Allowance • Occasional Event Tickets				To provide a competitive compensation package.

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2022 Base Salary

The base salaries of our named executives were as follows at year-end 2021 and year-end 2022:

Named Executive	Salaries at Year-End 2021(1)	Salaries at Year-End 2022
Nicholas J. DeIuliis	$800,000	$800,000
Alan K. Shepard	$250,000	$275,000
Olayemi Akinkugbe	$300,000	$350,000
Alexander J. Reyes	$300,000	$340,000
Ravi Srivastava	$202,189	$250,000
Donald W. Rush(2)	$440,000	$400,000
Chad A. Griffith(3)	$350,000	$350,000

(1)

The variation between the 2021 base salaries reflected in this table and the SCT is attributable to a payroll accrual anomaly that occurred at the end of 2021.

(2)

Mr. Rush departed from CNX on February 24, 2023.

(3)

Mr. Griffith departed from CNX on November 18, 2022.

2022 STIC

The STIC program is designed to deliver annual cash awards when CNX and our named executives are successful in meeting or exceeding established performance targets and to pay less, or nothing at all, when CNX and/or our executives fall short of these targets. The STIC program provides incentive compensation (measured at target) that is comparable to compensation provided by companies with which CNX competes for executive talent. The description of the 2022 STIC program established by the Compensation Committee applied to all the named executives for the January 1, 2022 – December 31, 2022 performance period.

The Compensation Committee determined to base the 2022 STIC applicable to the January 1, 2022 – December 31, 2022 performance period on the achievement of (i) Adjusted FCF per share and (ii) pre-established individual performance goals for our executive officers.

Part One: Adjusted FCF/Share Goal:

Adjusted FCF per share was assigned a score ranging from 0 — 200%, with a score of 100% indicating target performance and a higher score (up to a maximum of 200%) indicating above-target performance as follows:

Adjusted FCF Per Share	Performance Level	Adjusted FCF Per Share Score
$3.50/share	Maximum	200%
$3.25/share	Target	100%
$3.00/share	Threshold	70%

If the threshold, or minimum, score of 70% had not been achieved, a score of zero would have been assigned, with no payout. If the Adjusted FCF per share performance level equaled or exceeded the threshold, the Adjusted FCF Per Share Score was assigned with total payout potentially modified by the individual performance factor described below.

The “Adjusted FCF Per Share Score” was applied to the following formula:

Adjusted FCF per share was achieved at $4.14/share(1) resulting in the achievement of the goal at 200%.

(1)

See Appendix A for information regarding Adjusted FCF per share, including a non-GAAP reconciliation.

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Part Two: Individual Performance Goals:

In January 2023, the Compensation Committee approved each named executive’s achievement of the individual strategic performance goals for 2022. The named executives’ performance relative to the below goals was capped at 20% of the total STIC payout (which together with the Adjusted FCF per share payout, can never exceed 250% of target payout). The individual strategic performance goals (and related performance results) were as follows:

Goals	Performance Results
Achieve material increase over 2021 results for FCF ($506MM) and Adjusted FCF per share ($2.48).(1)	Achieved FCF of $707MM and Adjusted FCF per share of $4.14, a nearly 40% and 67% increase respectively.(1)
Focus on attracting, developing, engaging, retaining and rewarding a diverse employee base.(2)	Increased pool of diverse interview candidates increased percentage of diverse employees and created a pathway through the CNX Foundation’s Mentorship Academy to foster continued employee diversity.
Efficiently manage and mitigate risk to protect CNX’s strategic advantages and preserve long-term shareholder value.	Appointed CRO, ramped up efforts of Regulatory Reporting team, fostered sound cybersecurity practices, performed Quality Management System audits and updated corporate policies.
Target an OSHA Safety Incident average annual severity rate of 0.80, a Notice of Violation (“NOV”) annual severity rate of 2.00 and an annual administrative NOV rate of 0.00.

Mixed results with achievement of OSHA safety metric goal (result closing at 0.75), and NOV metrics falling outside target (NOV metric result closing at 2.76 and administrative NOV metric result closing at 1.00).

Target a reduction of 90,000 tons of CO2e methane emissions across upstream and midstream segments.	Slightly below target with actual CO2e methane emissions reduction of 83,000 tons.

Target the purchase of services and materials from providers that, in the aggregate, maintain a 90% local resident employee base (western Pennsylvania, eastern Ohio, northern West Virginia, and southwest Virginia), dedicate 40% of the total CNX small business spend to companies within the tri-state area, and commit to 6% Diverse Business Enterprise (“DBE”) spend and 7% DBE representation on the CNX-approved vendor list in 2022.

Met or exceeded all diversity spend targets with respective totals of 90.1% local spend, 53.3% local small business spend, 9.9% DBE spend and 7.46% DBE on CNX vendor list.
Execute repurchase plan to buy back the Corporation’s common stock when appropriate.	Repurchased over 33MM shares in 2022, which reduced outstanding share count to 20 year low of approximately 170MM shares.
Progress CNX New Technologies business to drive this segment toward being a meaningful contributor to long-term per share value in future years.

Entered into a marketing agreement with the Allegheny County Airport Authority to help develop low carbon alternate transport fuel hub opportunities. Secured agreements to supply environmental attributes to third-parties.

(1)

See Appendix A for information regarding FCF and Adjusted FCF per share, including non-GAAP reconciliations.

(2)

An employee (or candidate) is considered diverse in this context if they self-identify as gender or ethnically/racially diverse.

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Based on the results of the 2022 STIC as shown above, the ultimate payouts to our named executives for 2022 performance were as follows:

Named Executive	Target Opportunity Percentages (% of Base Salary)	Target Payout Opportunity	Adjusted FCF Per Share Payout		Individual Performance Payout		Total Payout (Rounded)
Nicholas J. DeIuliis	120%	$960,000		$1,920,000		$288,000		$2,208,000
Alan K. Shepard	60%	$165,000		$330,000		$49,500		$379,500
Olayemi Akinkugbe	60%	$210,000		$420,000	$	— (1)		$210,000
Alexander J. Reyes	60%	$204,000		$408,000		$20,400		$428,400
Ravi Srivastava	60%	$150,000		$300,000		$45,000		$345,000
Donald W. Rush(2)	60%	$240,000		$240,000		$120,000		$360,000
Chad A. Griffith(3)	60%	$210,000	$	N/A	$	N/A	$	N/A

(1)

The Committee chose to exercise its discretion and deviate from the previously approved STIC Plan formula in determining Mr. Akinkugbe’s Total Payout under the 2022 STIC Plan.

(2)

Following Mr. Rush’s assumption of a non-executive role at CNX, his STIC payout amount was adjusted to reflect the formula used for non-executives under the STIC Plan.

(3)

Mr. Griffith departed from CNX on November 18, 2022 and was thus ineligible for a 2022 STIC award.

LTIC

Our LTIC program is designed to create a strong incentive for our named executives to achieve the longer-term performance objectives in CNX’s strategic plan and to align management’s interests with those of our shareholders. The Compensation Committee determined that each named executive would receive his or her entire 2022 long-term incentive opportunity in the form of PSUs, ESG PSUs, and RSUs, with 40% of each named executive’s target long-term incentive opportunity in the form of PSUs, 10% in the form of ESG PSUs, and 50% in the form of time-based RSUs. The Compensation Committee believes that our PSU awards align the interests of our named executives with those of our shareholders because the vesting of such awards is tied to the achievement of pre-approved, long-term performance goals related to our stock price and ESG initiatives.

A. 2022 PSU Grants

The Committee approved 2022 PSU awards that vest based on performance over a three-year period with payouts, if earned, capped at 100% of the award:

•

50% cliff vest following a three-year performance period, if earned, based on the achievement of a relative TSR metric against the S&P 500 Industrials index (the “TSR Peer Group”) (measured using the 20-day average closing stock price per share ending December 31 for the starting and ending points of the performance period) over such three-year period (based on the scale described below).

Performance Level(1)	Multiplier	vs. TSR Peer Group
Maximum	100%	75th percentile
Target	75%	60th percentile
Threshold	50%	25th percentile
Below Threshold	0%	< 25th percentile
(1) Straight line interpolation between performance levels.
•

50% cliff vest following a three-year performance period if (i) ASP is 35% or more above the grant date stock price (“GDSP”) (measured using the 20-day average closing stock price per share ending on (and including) the grant date) for 20 consecutive trading days during such three-year period and (ii) generally, a named executive remains employed with CNX for three years following grant.

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The target awards for the 2022 PSU Program are as follows:

Named Executive	Aggregate Dollar Value of 2022 PSU Awards
Nicholas J. DeIuliis	$1,400,000
Alan K. Shepard	$300,000
Olayemi Akinkugbe	$1,000,000
Alexander J. Reyes	$320,000
Ravi Srivastava	$240,000
Donald W. Rush(1)	$1,120,000
Chad A. Griffith(2)	$1,000,000
(1)

In connection with his departure from CNX on February 24, 2023, Mr. Rush forfeited 50% of his 2022 PSU awards.

(2)

In connection with his departure from CNX on November 18, 2022, Mr. Griffith forfeited his 2022 PSU awards.

B. 2022 ESG PSU Grants

The Committee approved 2022 ESG PSU awards that vest ratably over three years based on performance with respect to the following environmental goals, both of which must be met each year for the ESG PSUs to vest:

•

Production Target: Reduce to and/or maintain methane emission intensity reduction of 79% less than the published ONE Future(1) 2025 sector goal (reduce to and/or maintain a 0.06% methane intensity each year of the three-year period).

•

Midstream Target: Reduce to and/or maintain methane emission intensity reduction of 38% less than the published ONE Future(1) 2025 gathering/boostering sector target goal (reduce to and/or maintain a 0.05% methane intensity each year of the three-year period).

The target awards for the 2022 ESG PSU Program(2) are as follows:

Named Executive	Aggregate Dollar Value of 2022 ESG PSU Awards
Nicholas J. DeIuliis President and Chief Executive Officer	$350,000
Alan K. Shepard Chief Financial Officer	$75,000
Olayemi Akinkugbe Chief Excellence Officer	$250,000
Alexander J. Reyes Executive Vice President and General Counsel	$80,000
Ravi Srivastava President — New Technologies	$60,000
Donald W. Rush Former Chief Financial Officer	$280,000
Chad A. Griffith Former Chief Operating Officer	$250,000
(1)

The ONE Future Coalition is a group of more than 50 natural gas companies working together to voluntarily reduce methane emissions across the natural gas value chain to 1% (or less) by 2025 and is composed of some of the largest natural gas production, gathering & boosting, processing, transmission & storage and distribution companies in the U.S. and represents more than 20% of the U.S. natural gas value chain. More information is available at https://onefuture.us/.

(2)

CNX achieved the stated performance metrics for the 2022 ESG PSUs, which resulted in vesting in January 2023 of the following share amounts respectively: Mr. DeIuliis (8,405 shares), Mr. Shepard (1,801 shares), Mr. Akinkugbe (6,003 shares), Mr. Reyes (1,921 shares), Mr. Srivastava (1,440 shares), and Mr. Rush (6,724 shares). In connection with his departure from CNX on February 24, 2023, Mr. Rush forfeited 50% of his 2022 ESG PSU awards. In connection with his departure from CNX on November 18, 2022, Mr. Griffith forfeited 100% of his 2022 ESG PSU awards.

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C. 2022 RSU Grants

To provide competitive compensation, retain key executive talent, and align management’s interests with shareholders, time-based, three-year ratable vesting RSU awards were granted in the following amounts to all the named executives, subject to continued employment with CNX:

Named Executive	Aggregate Dollar Value of RSU Awards
Nicholas J. DeIuliis	$1,750,000
Alan K. Shepard	$375,000
Olayemi Akinkugbe	$1,250,000
Alexander J. Reyes	$400,000
Ravi Srivastava	$300,000
Donald W. Rush(1)	$1,400,000
Chad A. Griffith(1)	$1,250,000
(1)

See “Agreements with Former Named Executive Officers” for description of the treatment of Mr. Rush’s and Mr. Griffith’s RSU awards in connection with their departures from CNX.

D. 2022 PSU Tranches and 2020 PSUs: Metrics and Performance

In January 2018 and 2019, the Compensation Committee granted PSUs that vest, if earned, ratably over a five-year period. The performance periods for the 2018 PSU Program and 2019 PSU Program are for the calendar years: 2018 through 2022, and 2019 through 2023, respectively. In January 2020, the Compensation Committee granted PSUs that cliff vest, if earned, at the end of a three-year performance period, which for the 2020 PSU Program ended on December 31, 2022.

The vesting of the prior year PSU awards was calculated based on the following pre-established, equally weighted goals, with the aggregate payout capped at 200% for the 2018 and 2019 awards and 100% for the 2020 awards.

(i)

Relative TSR (50% weight):

•

2018 PSU Program: TSR relative to the S&P 500 (measured by comparing CNX’s average closing stock price per share for the 10 days ended December 31, 2022 and the companies in the S&P 500 as of that same date against their average closing stock price per share for the 10 days ended on December 31st of the year prior to the grant date; dividends are included).

•

2019 PSU Program: TSR relative to the TSR Peer Group (as described below) (measured by comparing CNX’s average closing stock price per share for the 10 days ended December 31, 2022 and the companies in the TSR Peer Group as of that same date against their average closing stock price per share for the 10 days ended December 31st of the year prior to the grant date; dividends are included). The TSR Peer Group consists of Antero Resources Corporation, Coterra Energy Inc. (as successor to Cabot Oil and Gas Corporation following its merger with Cimarex Energy Co.), EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Company.

•

2020 PSU Program: TSR relative to the TSR Peer Group (as described in reference to the 2019 PSU Program) (measured by comparing CNX’s average closing stock price per share for the 10 days ending December 31 for the starting and ending points of the performance period; dividends are included). The performance scale for the 2020 PSU Program is the same as the performance scale for the 2022 PSU Program described above.

(ii)

Absolute Stock Price Appreciation (50% weight):

•

2018 and 2019 PSU Programs: Absolute stock price appreciation is determined by comparing the average closing stock price per share for the 10 days ending on December 31 of each year during the applicable performance period against the average closing stock price per share for the 10 days ended on January 30, 2018 for the 2018 PSU Program ($14.43) and January 31, 2019 for the 2019 PSU Program ($13.06) (each, a GDSP).

•

2020 PSU Program: Absolute stock price payout is achieved if the stock price meets or exceeds 125% of GDSP for 20 consecutive trading days during the three-year performance period.

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(1)

Straight line interpolation between performance levels.

(2)

After reviewing the Corporation’s prior stock price performance and consideration of the Corporation’s business plan, the Compensation Committee considered the stock price goals applicable to the remaining tranche of the 2019 PSU awards as confidential and challenging, but attainable.

For the 2018 and 2019 PSU Programs, if a tranche fails to pay out at the end of any annual tranche period with respect to the absolute stock price measure (a “Missed Year”), the unvested PSUs attributable to the Missed Year may still become fully vested, capped at the target level, if the Corporation achieves target performance (or greater) as determined after the end of the performance period of a future tranche. The opportunity to recoup any missed payouts can occur for any prior tranche, but only up to target performance level for that prior period. This is, in fact, a long-term feature of the program that continues to incentivize employees to take actions that result in stock price appreciation in future years and not disincentivize participants in the event one component is not achieved in one year. Note that CNX eliminated the Missed Year opportunity for 2020 PSUs and beyond.

Additionally, if the closing market price per share of CNX common stock equals or exceeds 200% for one or more future years, all unvested PSUs associated with those specific years will pay out at 200% immediately (“Special Vesting”). The Compensation Committee believes that this Special Vesting feature will help to enhance the retention of CNX stock by our named executives. This furthers the Board’s objective of aligning shareholder and management interests to increase our stock price. If the Corporation achieves its goals for its shareholders sooner than expected, then management is appropriately compensated. This award term was not included in the CEO’s 2019 PSU award. Note that CNX eliminated the Special Vesting opportunity for 2020 PSUs and beyond.

The Missed Year and Special Vesting provisions described above only apply to 50% of the PSU granted under the 2018 and 2019 PSU Programs (i.e., only the absolute stock price goal), and are not applicable for 2020 PSUs and beyond.

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2022 PSU Tranches and 2020 PSU Performance

The performance results for 2022 are shown in the below chart.

PSU Program	Performance Metric	Results	Units Earned	Weighting	Total Units Earned (2022 Tranche Only for 2018 and 2019 PSU Programs; Full Award Cliff Vest for 2020 PSU Program)
2018 PSU Program	Relative TSR	34.1 percentile	63.0%	50%	31.50%
	Absolute Stock Price	$16.71 (compared to threshold performance of $19.08)	0%	50%
2019 PSU Program	Relative TSR	33.3 percentile	61.9%	50%	62.20%
	Absolute Stock Price	$16.71 (compared to threshold performance of $16.31)	62.5%	50%
2020 PSU Program	Relative TSR	33.3 percentile	55.9%	50%	77.95%
	Absolute Stock Price	Exceeded threshold price of $10.82 for more than 20 days on 2/1/2021	100%	50%

As a result of the achievement of the above performance factors, the executive officers who held PSUs at the end of 2022 earned the following payout amounts under the 2022 tranches of the 2018 and 2019 PSU Programs and the cliff-vest amount for the entire performance period under the 2020 PSU Program:

Named Executive(1)	PSU Program	2022 PSU Tranche (at target)	Percentage of Target Payout	Payout Amounts (# of shares)
Nicholas J. DeIuliis President and Chief Executive Officer	2018 Program	48,249	31.50%	15,199
	2019 Program	45,304	62.20%	28,180
	2020 Program	287,311	77.95%	223,959
Alan K. Shepard Chief Financial Officer	2020 Program	23,612	77.95%	18,406
Olayemi Akinkugbe Chief Excellence Officer	2019 Program	996	62.20%	620
	2020 Program	25,539	77.95%	19,908
Ravi Srivastava President — New Technologies	2020 Program	4,387	77.95%	3,420
Donald W. Rush Former Chief Financial Officer	2018 Program	8,554	31.50%	2,696
	2019 Program	12,323	62.20%	7,665
	2020 Program	91,940	77.95%	71,668
(1)

In connection with his departure from CNX on November 18, 2022, Mr. Griffith forfeited 100% of his unvested PSU awards.

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Other Compensation Policies and Information

Retirement Benefit Plans

During 2022, CNX maintained retirement benefit plans, which were intended to attract and retain key talent. CNX continues to move toward a single qualified defined contribution plan to deliver retirement benefits to its employees, as in 2018 it froze a nonqualified supplemental defined contribution plan in which employees participated. This action left only one supplemental (not frozen) plan in place, which is the CNX Supplemental Retirement Plan (the “SERP”) in which Mr. DeIuliis is the only remaining active participant.

Change in Control Agreements

We have CIC Agreements with each of our named executives who are currently employed by us. The CIC Agreements provide for a “double trigger” requirement, in that each named executive will receive cash severance benefits only if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) and such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, the currently employed named executives would be entitled to receive a lump sum cash severance payment equal to a multiple of base pay, plus a multiple of incentive pay (as defined in each named executive’s respective CIC Agreement) as follows:

Named Executive	Multiple of Base Salary and Incentive Pay
Nicholas J. DeIuliis	2.5
Alan K. Shepard	1.5
Olayemi Akinkugbe	1.5
Alexander J. Reyes	1.5
Ravi Srivastava	1.5

Additionally, benefits would be continued for 18 to 30 months (as set forth in the applicable CIC Agreement) and equity grants would accelerate and vest in connection with a change in control alone. Mr. DeIuliis’ CIC agreement was entered prior to 2009 and includes a tax gross-up provision in the event of a change in control consistent with market practice at that time (the CIC Agreements of Messrs. Shepard, Akinkugbe, Reyes and Srivastava, which were entered into more recently, do not contain change in control tax gross-ups). If it is determined that any payment or distribution would constitute an “excess parachute payment,” we will pay a gross-up payment to Mr. DeIuliis, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. See “Understanding Our Change in Control and Employment Termination Tables and Information.”

Agreements with Former Named Executive Officers

Effective February 24, 2023, Donald W. Rush, CNX’s former Chief Financial Officer, resigned from the Corporation. In connection with Mr. Rush’s resignation, and in recognition of his years of service to CNX, Mr. Rush and the Corporation entered into a severance agreement. Pursuant to this agreement, Mr. Rush will continue to cooperate with the Company on matters related to his past employment and be reasonably available to CNX for the purpose of responding to requests for information and documents and/or to meet with Company representatives through January 3, 2025. In consideration, Mr. Rush received (i) a lump sum payment of $98,076.92 and an accrued vacation payout of $28,846; (ii) continued vesting of his unvested equity awards in accordance with CNX’s Equity and Incentive Compensation Plan and the terms and conditions of such awards (subject, in the case of the PSU awards (including the ESG PSUs), to the achievement of the applicable goals as determined by the Compensation Committee after the end of the performance period) as follows: 90% of unvested RSUs granted in 2021; 50% of the unvested RSUs granted in 2022; 50% of the ESG PSUs granted in each of 2021 and 2022; and 50% of the PSUs granted in each of 2019, 2021 and 2022 and (iii) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of September 30, 2023 or his eligibility for COBRA ends. All other unvested equity awards held by Mr. Rush on the date of his departure were forfeited. In addition, Mr. Rush agreed to a waiver and release of any claims against the Corporation and to confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

Effective November 18, 2022, Chad A. Griffith, CNX’s former Chief Operating Officer, separated from the Corporation. In connection with Mr. Griffith’s separation, Mr. Griffith and the Corporation entered into a severance agreement. Pursuant to this agreement, Mr. Griffith will continue to cooperate with the Company on matters related to his past employment and be reasonably available to CNX for the purpose of responding to requests for information and documents and/or to meet with Company representatives. In consideration, Mr. Griffith received (i) a lump sum payment of $161,539 and an accrued vacation payout of $25,577; (ii) vesting of certain RSUs scheduled to vest in January 2023 with a value equivalent to $200,000 (based on the closing price per share of CNX’s common stock on November 18, 2022); and (iii) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of March 31, 2023 or his eligibility for COBRA ends. All other unvested equity awards held by Mr.

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Griffith on the date of his departure were forfeited, and he was not entitled to any 2022 STIC payout. In addition, Mr. Griffith agreed to a waiver and release of any claims against the Corporation and to confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

Clawback Policy

The Compensation Committee and Board approved the adoption of an executive compensation clawback policy, which provides that the Compensation Committee may seek to recover performance-based cash and equity incentive compensation awarded in 2014 and thereafter that was paid to an executive officer in the three years prior to a restatement as a result of CNX’s material non-compliance with the financial reporting requirements of the securities laws if (i) such officer is responsible for such restatement and (ii) the amount paid to the officer would have been lower had it been calculated based on such restated financial statements. The Committee intends to review this policy once the New York Stock Exchange establishes its listing standards relating to the SEC’s new clawback rules.

Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of CNX stock, the value of which is a multiple of base salary. The guidelines provide each officer with a five-year period from their appointment as an officer to achieve the applicable ownership level. Shares issuable upon the exercise of stock options or settlement of PSUs held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement, which is as follows for the currently employed named executives.

Named Executive	Ownership Guideline (Multiple of Base Salary)(1)	Actual Ownership Ratio (Multiple of Base Salary)	Percentage Compliance with Ownership Guideline(2)
Nicholas J. DeIuliis	5.5	40.5	737%
Alan K. Shepard	3.5	5.9	167%
Olayemi Akinkugbe	3.5	11.3	324%
Alexander J. Reyes	3.5	3.7	107%
Ravi Srivastava	3.5	4.4	126%
(1) Base salary as of January 1, 2023. (2) As of February 2, 2023, based on CNX’s 200-day average rolling stock price per share ended December 31, 2022 of $18.31.

Our stock ownership guidelines were implemented by the Compensation Committee to further align our named executives’ interests with those of our shareholders and to comply with what we believe are best practices. CNX reviews named executives’ compliance with the stock ownership guidelines annually.

No Hedging/Pledging Policy(1)

Our Insider Trading Policy prohibits directors, officers (including named executives who are currently employed with CNX) and employees from engaging in any of the following activities with respect to securities of CNX (except as otherwise may be approved in writing by the General Counsel): (i) purchases of CNX stock on margin; (ii) short sales; (iii) buying or selling options (other than the grant and exercise of compensatory stock options by CNX to directors, officers and employees), including buying or selling puts or calls or other hedging transactions with CNX securities (including, without limitation, to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities); or (iv) pledging CNX stock (provided, however, that brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course).

Stock Retention Requirements

The Compensation Committee has implemented stock retention requirements applicable to our named executives who are currently employed with CNX and certain of our other employees for regular annual cycle PSU and RSU awards in which 50% of vested shares (after tax) must be held until the earlier of: (i) 10 years from the Board determined grant date or (ii) the participant reaching age 62.

Perquisites

We provide our named executives who are currently employed with CNX and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CNX’s compensation program. Our principal perquisite programs currently include such benefits as de minimis personal usage of company purchased event tickets and a vehicle allowance. These programs are more fully described in the footnotes to the SCT. We do not provide tax gross-ups on CNX-provided perquisite programs for our named executives.

(1)

See Footnote 10 to the Beneficial Ownership of Securities Table.

2023 PROXY STATEMENT	│48

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CNX’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ian McGuire, Chair
Robert O. Agbede
J. Palmer Clarkson
Maureen E. Lally-Green
William N. Thorndike, Jr.

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that CNX specifically incorporates the Compensation Committee Report by reference therein.

Compensation Policies and Practices as They Relate to CNX’s Risk Management

Our compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate business risks.

In January 2023, the Compensation Committee reviewed an assessment of the risks, if any, to CNX associated with our compensation policies and practices. The Compensation Committee, with management, reviewed the design features, characteristics, performance metrics and approval mechanisms for all of our various compensation components, to determine whether any of our compensation policies or programs could create risks that would be reasonably likely to have a material adverse effect on CNX. The assessment was also reviewed by our Internal Auditors and Human Resources Department. Based on this review, management, the Compensation Committee and the full Board identified the following risk mitigating components, which, in their opinion, would be likely to reduce incentives for excessive risk-taking and mitigate any incentives to maximize short-term results at the expense of long-term value:

•

Balanced Pay Mix: The target compensation mix of our executive officers is heavily weighted towards performance-based incentive compensation.

•

Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of metrics, including (among others): Adjusted FCF per share, TSR, absolute stock price, and methane emission intensity reduction. Performance-based awards are also based, in part, on the achievement of strategic and operational objectives in addition to the foregoing metrics.

•

Calculation and Verification of Performance: Controls are in place to ensure accuracy of calculations as to actual performance against metrics, including review of all results by the internal audit department.

•

Stock Ownership and Retention Guidelines: As it relates to our executives, these policies require our named executives to own equity in CNX and retain shares of CNX acquired through equity grants for the long-term.

•

Clawback Policy: CNX adopted a clawback policy that generally provides that the Compensation Committee has the discretion to seek recovery of performance-based cash and equity incentive compensation paid to an executive officer in connection with an accounting restatement due to misconduct of that officer.

Based on its review of CNX’s internal controls and the risk mitigating components of CNX’s compensation programs identified in the management team’s risk assessment, it was determined by the Compensation Committee that CNX’s compensation policies and practices do not encourage our executives or our other non-executive employees to take excessive risks that are reasonably likely to have a material adverse effect on CNX.

2023 PROXY STATEMENT	│49

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Summary Compensation Table — 2022, 2021, and 2020

The following table discloses the compensation for Mr. DeIuliis, the principal executive officer of CNX, Mr. Shepard, the principal financial officer of CNX, the three most highly-compensated named executives of CNX serving at the end of fiscal 2022 (other than Messrs. DeIuliis and Shepard): Mr. Akinkugbe, Chief Excellence Officer (CXO); Mr. Reyes, EVP, General Counsel and Corporate Secretary; and Mr. Srivastava, President — New Technologies; and Mr. Rush, former principal financial officer, and Mr. Griffith, former EVP and Chief Operating Officer, the additional individuals for whom disclosure would have been required hereunder but for the fact that neither was serving as a named executive of CNX at the end of fiscal year 2022.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)		Total ($) (j)
Nicholas J. DeIuliis(5) President and Chief Executive Officer	2022	$800,000	$—	$3,500,022	$—	$2,208,000	$—	$40,136	(6)	$6,548,158
	2021	$830,769	—	$4,500,012	—	2,352,000	844,449	45,525		8,572,755
	2020	800,000	—	4,050,004	450,002	2,304,000	3,383,526	39,527		11,027,059
Alan K. Shepard Chief Financial Officer	2022	274,519	—	750,023	—	379,500	—	16,470	(7)	1,420,512
Olayemi Akinkugbe Chief Excellence Officer	2022	349,039	—	2,500,015	—	210,000	—	18,300	(8)	3,077,354
	2021	308,846	—	1,560,011	—	423,000	—	17,100		2,308,957
	2020	250,000	—	466,126	40,002	368,000	—	14,692		1,138,820
Alexander J. Reyes Executive Vice President, General Counsel, and Corporate Secretary	2022	339,231	—	800,015	—	428,400	—	18,300	(9)	1,585,946
	2021	305,769	—	520,020	—	441,000	—	17,100		1,283,889
	2020	52,885	—	86,642	8,252	—	5,723	31,202		184,704
Ravi Srivastava President - New Technologies	2022	249,080	—	600,007	—	345,000	—	14,944	(10)	1,209,031
Donald W. Rush Former Chief Financial Officer	2022	400,769	—	2,800,016	—	360,000	—	31,300	(11)	3,592,085
	2021	456,923	—	2,912,013	—	608,000	17	30,600		4,007,553
	2020	440,000	—	1,694,093	144,003	621,000	9,601	30,100		2,938,797
Chad A. Griffith Former Chief Operating Officer	2022	316,346	—	2,500,015	—	—	—	406,957	(12)	3,223,318
	2021	362,115	—	2,080,015	—	515,000	—	17,100		2,974,230
	2020	325,000	—	1,021,585	86,401	468,000	—	23,100		1,924,086
(1)

These values represent the aggregate grant date fair value of PSU, ESG PSU, and RSU awards granted to the named executives in 2022. The values are based on the aggregate grant date fair value of the awards computed in accordance with SEC rules and FASB ASC Topic 718, excluding the effect of estimate forfeitures. The amounts reported in this column reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by the named executives. A discussion of the valuation assumptions relating to these PSU, ESG PSU, and RSU awards is provided in Note 15 — Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Item 8 of the 2022 Annual Report. For the 2022 PSUs and ESG PSUs, the value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved.

(2)

Includes cash incentives earned for the applicable year under the CNX STIC program.

(3)

The amounts for 2021 and 2020 reflect the actuarial increase in the present value of the named executives’ benefits under the SERP and the defined contribution New Restoration Plan through December 31 of the respective year. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in the financial statements of CNX’s applicable Annual Reports on Form 10-K (Note 14 in the 2022 Annual Report for the 2022 amount). Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate.

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(4)

On April 6, 2009, CNX filed a Current Report on Form 8-K stating that it would no longer provide tax gross-ups to its officers, as defined under Section 16 of the Exchange Act, in connection with company-maintained perquisite programs. From time to time, we provide tickets to sporting and other entertainment events to our employees, including our named executives, primarily for business purposes. See “Compensation Discussion and Analysis — Other Compensation Policies and Information.”

(5)

Mr. DeIuliis did not receive any additional compensation from CNX in connection with his Board service in 2022. In addition, Mr. DeIuliis’ base salary for 2021 was set at $800,000, but exceeded that amount only due to a payroll accrual anomaly that occurred at the end of 2021.

(6)

Mr. DeIuliis’ personal benefits for 2022 include: a vehicle allowance of $19,860, physical exam $1,976, and $18,300 in employer matching contributions made by CNX under its 401(k) plan.

(7)

The total in column (i) for Mr. Shepard is $16,470 in matching contributions made by CNX under its 401(k) plan.

(8)

The total in column (i) for Mr. Akinkugbe is $18,300 in matching contributions made by CNX under its 401(k) plan.

(9)

The total in column (i) for Mr. Reyes is $18,300 in matching contributions made by CNX under its 401(k) plan.

(10)

The total in column (i) for Mr. Srivastava is $14,944 in matching contributions made by CNX under its 401(k) plan.

(11)

The total in column (i) for Mr. Rush includes a vehicle allowance of $13,000 and $18,300 in employer matching contributions made by CNX under its 401(k) plan.

(12)

The total in column (i) for Mr. Griffith includes $18,300 in matching contributions made by CNX under its 401(k) plan. Also included are the following payments and benefits provided to Mr. Griffith by CNX in connection with his departure from CNX: (i) a lump sum payment of $161,539, (ii) a vacation payout of $25,577, (iii) a value of $200,000, representing a portion of his outstanding RSUs that were deemed vested in connection with his departure and (iv) $1,541 for health insurance premiums.

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Grants of Plan-Based Awards — 2022

The following table sets forth each grant made to a named executive in the 2022 fiscal year under plans established by CNX.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (STIC)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nicholas J. DeIuliis	—		672,000	960,000	2,400,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	32,169	48,254	128,677	—	—	—	1,400,006
	1/3/2022	(3)	—	—	—	—	—	—	126,081	—	—	1,750,004
	1/3/2022	(4)	—	—	—	—	25,217	—	—	—	—	350,012
Alan K. Shepard	—		115,500	165,000	412,500	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	6,894	10,340	27,574	—	—	—	300,005
	1/3/2022	(3)	—	—	—	—	—	—	27,018	—	—	375,010
	1/3/2022	(4)	—	—	—	—	5,404	—	—	—	—	75,008
Olayemi Akinkugbe	—		147,000	210,000	525,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	22,978	34,467	91,912	—	—	—	1,000,003
	1/3/2022	(3)	—	—	—	—	—	—	90,058	—	—	1,250,005
	1/3/2022	(4)	—	—	—	—	18,012	—	—	—	—	250,007
Alexander J. Reyes(7)	—		142,800	204,000	510,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	7,353	11,030	29,412	—	—	—	320,003
	1/3/2022	(3)	—	—	—	—	—	—	28,819	—	—	400,008
	1/3/2022	(4)	—	—	—	—	5,764	—	—	—	—	80,004
Ravi Srivastava	—		105,000	150,000	375,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	5,515	8,272	22,059	—	—	—	240,002
	1/3/2022	(3)	—	—	—	—	—	—	21,614	—	—	300,002
	1/3/2022	(4)	—	—	—	—	4,323	—	—	—	—	60,003
Donald W. Rush	—		168,000	240,000	600,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	25,736	38,603	102,942	—	—	—	1,120,009
	1/3/2022	(3)	—	—	—	—	—	—	100,865	—	—	1,400,006
	1/3/2022	(4)	—	—	—	—	20,173	—	—	—	—	280,001
Chad A. Griffith	—		147,000	210,000	525,000	—	—	—	—	—	—	—
	1/3/2022	(2)	—	—	—	22,978	34,467	91,912	—	—	—	1,000,003
	1/3/2022	(3)	—	—	—	—	—	—	90,058	—	—	1,250,005
	1/3/2022	(4)	—	—	—	—	18,012	—	—	—	—	250,007
(1)

Awards were made pursuant to the 2022 STIC program under the Executive Annual Incentive Plan.

(2)

These rows report the number of PSUs that may be earned pursuant to the awards granted under the Equity and Incentive Compensation Plan. The amounts reflect threshold (50%), target (75%), and maximum (100%) vesting based on applicable performance levels for the TSR component of the PSUs and threshold (0%), target (0%), and maximum (100%) vesting for the ASP component of the PSUs. For additional details regarding the 2022 PSU awards, see the description of our 2022 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)

RSU grants were made under the Equity and Incentive Compensation Plan.

(4)

These rows report the number of ESG PSUs that may be earned pursuant to the awards granted under the Equity and Incentive Compensation Plan. The ESG PSUs vest at target if both performance metrics are satisfied. If either metric is not achieved, the ESG PSUs will not vest. Therefore, the amounts reflect target (100%) vesting only (there is no threshold or maximum). For additional details regarding the 2022 ESG PSU awards, see the description of our 2022 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(5)

The values set forth in this column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values set forth in this table may not correspond to the actual values that will be realized by the named executives.

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Outstanding Equity Awards at Fiscal Year-End — 2022

The following table sets forth all unexercised options and unvested PSU, ESG PSU and RSU awards granted under CNX’s Equity and Incentive Compensation Plan that have been awarded to our named executives by CNX and were outstanding as of December 31, 2022.

Name (a)	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Option (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have not Vested (#) (g)		Market value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Nicholas J. DeIuliis	—		—		—	—	—	—		—	—		—
	795,563	(2)	—		—	6.874	1/29/2026	—		—	—		—
	85,106	(3)	42,554	(3)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	350,536	(5)	$5,903,026	—		—
	—		—		—	—	—	106,699	(6)	$1,796,811	—		—
	—		—		—	—	—	64,339	(7)	$1,083,469	—		—
	—		—		—	—	—	15,199	(8)	$255,951	—		—
								28,180	(9)	$474,551
								223,959	(10)	$3,771,470
								13,538	(11)	$227,980
								8,405	(12)	$141,540
	—		—		—	—	—	—		—	216,344	(13)	$3,643,233
	—		—		—	—	—	—		—	30,350	(14)	$511,094
Alan K. Shepard	2,034	(4)	1,017	(4)		7.200	2/25/2030
								38,649	(5)	$650,849
								7,825	(6)	$131,773
								13,787	(7)	$232,173
								18,406	(10)	$309,957
								902	(11)	$15,190
								1,801	(12)	$30,329
											21,612	(13)	$363,946
											4,507	(14)	$75,898
Olayemi Akinkugbe			—		—					—	—		—
	4,862	(2)	—		—	6.874	1/29/2026	—		—	—		—
	7,564	(3)	3,784	(3)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	145,031	(5)	$2,442,322	—		—
								39,123	(6)	$658,831
	—		—		—	—	—	45,956	(7)	$773,899
	—		—		—	—	—	620	(9)	$10,441	—		—
								19,908	(10)	$335,251
								4,512	(11)	$75,982
								6,003	(12)	$101,091
	—		—		—	—	—	—		—	86,079	(13)	$1,449,570
	—		—		—	—	—	—		—	16,523	(14)	$278,247

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Name (a)	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Option (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have not Vested (#) (g)		Market value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Alexander J. Reyes								—		—	—		—
	—		—		—	—	—	44,463	(5)	$748,757	—		—
	—		—		—	—	—	12,330	(6)	$207,637	—		—
								14,706	(7)	$247,649
								1,564	(11)	$26,338
								1,921	(12)	$32,350
	—		—		—	—	—	—		—	27,036	(13)	$455,286
	—		—		—	—	—	—		—	5,409	(14)	$91,088
Ravi Srivastava	650	(3)	650	(3)		10.525	1/2/2030
								25,506	(5)	$429,521
								1,625	(6)	$27,365
								11,030	(7)	$185,745
								3,420	(10)	$57,593
								206	(11)	$3,469
								1,440	(12)	$24,250
											12,653	(13)	$213,077
											3,090	(14)	$52,036

Donald W. Rush	9,944	(2)	—		—	6.874	1/29/2026	—		—	—		—
	27,234	(3)	13,618	(3)	—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—	220,541	(5)	$3,713,910	—		—
	—		—		—	—	—	73,030	(6)	$1,229,825	—		—
								51,471	(7)	$866,772
	—		—		—	—	—	2,696	(8)	$45,401	—		—
	—		—		—	—	—	7,665	(9)	$129,079	—		—
								71,668	(10)	$1,206,889
								8,423	(11)	$141,843
								6,724	(12)	$113,232
	—		—		—	—	—	—		—	136,823	(13)	$2,304,099
	—		—		—	—	—	—		—	8,425	(14)	$141,877
Chad A. Griffith	10,136	(2)	—		—	6.874	1/29/2026	—		—	—		—
	16,340	(3)	—		—	10.525	1/2/2030	—		—	—		—
	—		—		—	—	—						—
	—		—		—	—	—				—		—
	—		—		—	—	—				—		—
	—		—		—	—	—
	—		—		—	—	—	—		—
	—		—		—	—	—	—		—

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(1)

The market values for PSUs, ESG PSUs and RSUs were determined by multiplying the closing market price per share for CNX common stock on December 30, 2022 ($16.84) by the number of shares relating to such awards.

(2)

Options granted January 29, 2016 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date. As to Mr. Griffith, these amounts are as of November 18, 2022, the date of his departure from CNX.

(3)

Options granted January 2, 2020 that vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date. As to Mr. Griffith, these amounts are as of November 18, 2022, the date of his departure from CNX.

(4)

Options granted February 25, 2020 that vest and become exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(5)

RSUs granted on January 2, 2020, January 4, 2021, and January 3, 2022 (as applicable) that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.

(6)

The portion of the PSU awards granted in 2021 related to the ASP metric, which were earned on March 28, 2022, is based on the Corporation’s ASP from March 1, 2022 through such date. These PSUs will vest following the three-year performance period subject to continued employment for the remainder of the three-year period.

(7)

The portion of the PSU awards granted in 2022 related to the ASP metric, which were earned on April 20, 2022, is based on the Corporation’s ASP from March 23, 2022 through such date. These PSUs will vest following the three-year performance period subject to continued employment for the remainder of the three-year period.

(8)

The performance period for the 2022 tranche of the 2018 PSU awards was January 1, 2022 through December 31, 2022. The amounts are based on actual performance results for the period and vested in January 2023 when the Compensation Committee certified performance.

(9)

The performance period for the 2022 tranche of the 2019 PSU awards was January 1, 2022 through December 31, 2022. The amounts are based on actual performance results for the period and vested in January 2023 when the Compensation Committee certified performance.

(10)

The performance period for the 2020 PSU awards was January 1, 2020 through December 31, 2022. The amounts are based on actual performance results for the period and vested in January 2023 when the Compensation Committee certified performance.

(11)

The performance period for the 2022 tranche of the 2021 ESG PSU awards was January 1, 2022 through December 31, 2022. The amounts are based on actual performance results for the period and vested in January 2023 when the Compensation Committee certified performance.

(12)

The performance period for the 2022 tranche of the 2022 ESG PSU awards was January 1, 2022 through December 31, 2022. The amounts are based on actual performance results for the period and vested in January 2023 when the Compensation Committee certified performance.

(13)

The aggregate number of unvested PSUs for which the performance period had not lapsed as of December 31, 2022 (as applicable). The performance period for the PSU awards granted in 2022 is January 1, 2022 through December 31, 2024 and the performance period for the PSU awards granted in 2021 is January 1, 2021 through December 31, 2023. In each case, the full award will cliff vest to the extent earned, following the three-year performance period: 50% based on the achievement of relative TSR metric and 50% based on the achievement of an ASP metric. On March 28, 2022, the 2021 PSUs related to the ASP metric were earned based on the Corporation’s ASP from March 1, 2022 through such date and generally remain subject to continued employment for the remainder of the three-year period. On April 20, 2022, the 2022 PSUs related to the ASP metric were earned based on the Corporation’s ASP from March 23, 2022 through such date and generally remain subject to continued employment for the remainder of the three-year period. As such, these earned portions of the awards are included in column (g). The performance period for the PSU awards granted in 2019 is January 1, 2019 through December 31, 2023, vesting 20% per year (with the 2023 tranche remaining outstanding). The amounts presented for the 2022 PSU award are based on achieving performance goals at the maximum level as to the TSR goal (the ASP portion of this award was earned on April 20, 2022 as described above). The amounts presented for the 2021 PSU award are based on achieving performance goals at the maximum level as to the TSR goal (the ASP portion of this award was earned on March 28, 2022 as described above). The amounts presented for the 2019 PSU award (2023 tranche) are based on achieving performance goals at the target level.

(14)

The aggregate number of unvested ESG PSUs for which the performance period had not lapsed as of December 31, 2022. The performance period for the ESG PSU awards granted in 2022 is January 1, 2022 through December 31, 2024, vesting one-third per year (with the 2023 and 2024 tranches remaining outstanding and included in this column). The performance period for the ESG PSU awards granted in 2021 is January 1, 2021 through December 31, 2023, vesting one-third per year (with the 2023 tranche remaining outstanding and included in this column). The 2022 ESG PSUs vest each year if both of the following environmental goals are met for the year: (i) reduce to and/or maintain a 0.06% methane intensity (production target) and (ii) reduce to and/or maintain a 0.05% methane intensity (midstream target). The 2021 ESG PSUs vest each year if both of the following environmental goals are met for the year: (i) reduce to and/or maintain a 0.07% methane intensity (production target) and (ii) reduce to and/or maintain a 0.06% methane intensity (midstream target). The amounts presented for the 2022 and 2021 ESG PSU awards are based on achieving performance goals at the target level. The earned amounts related to the 2022 tranche of the 2021 and 2022 ESG PSU awards are described above and reflected in column (g).

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Option Exercises and Stock Vested Table — 2022

The following table sets forth information concerning each exercise of CNX options and the vesting of RSUs and PSUs of CNX during the 2022 fiscal year.

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas J. DeIuliis	—	—	251,493	$3,632,838
Alan K. Shepard	—	—	8,018	$122,287
Olayemi Akinkugbe	—	—	38,706	$560,597
Alexander J. Reyes	—	—	9,386	$137,786
Ravi Srivastava	—	—	4,549	$67,206
Donald W. Rush	—	—	115,654	$1,673,901
Chad A. Griffith	—	—	80,538	$1,183,892
(1)

Values include vesting of RSU awards granted in each of 2019 (third tranche), 2020 (second tranche) and 2021 (first tranche), as well as PSU awards granted in 2019 (third tranche), and PSU ESG awards granted in 2021 (first tranche).

Pension Benefits Table — 2022

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including benefits available under the CNX non-qualified defined benefit plans (which we refer to as the Supplemental Retirement Plan (“SERP”) and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	CNX Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)		Payments During Last Fiscal Year ($)
Nicholas J. DeIuliis	Supplemental Retirement Plan	20		$9,613,209		—
Alan K. Shepard	N/A	—		—		—
Olayemi Akinkugbe	N/A	—		—		—
Alexander J. Reyes	New Restoration Plan	—	(2)	$56,856	(3)	—
Ravi Srivastava	N/A	—		—		—
Donald W. Rush	New Restoration Plan	—	(2)	$41,710		—
Chad A. Griffith	N/A	—		$—		—
(1)

The accumulated benefits included in this column were computed through December 31, 2022 using the assumptions stated in the financial statements included in Note 14 of the 2022 Annual Report. The table above excludes benefits relating to the Pension Plan, which was assumed by CONSOL Energy Inc. in connection with the Separation. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in Note 14 of the 2022 Annual Report. Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate.

(2)

Years of service are not included as service is not a factor in the calculation of benefits for the New Restoration Plan.

(3)

Represents amounts earned during prior employment with CNX from 2006 to February 2020.

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Understanding Our Pension Benefits Table

This section provides information regarding CNX’s retirement programs, which include the SERP and the New Restoration Plan.

Supplemental Retirement Plan

The SERP was originally adopted in 2006 and is designed primarily for the purpose of providing benefits for a select group of management and highly-compensated employees of CNX and its subsidiaries, and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). We established the SERP to attract and retain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws. The SERP is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets.

Certain named executives and other eligible individuals were the initial participants in the SERP. On September 9, 2009, the Board adopted amendments to the SERP to include certain employees of CNX Gas and to give service credit thereunder for service with CNX Gas to all participants in the plan who are or were employees of CNX Gas, including Mr. DeIuliis. The amendments to the SERP were consistent with the Corporation’s assumption of CNX Gas’s compensatory arrangements as part of the management reorganization that occurred in January 2009.

In September 2011, the Board authorized amendments to the SERP, which froze the plan effective December 31, 2011 for current and future CNX employees, except for certain officers (referred to hereafter as the “excepted employees”). After the applicable date, no existing participant or future CNX employee, other than the excepted employees, accrues benefits under the SERP, and no compensation or service is counted for purposes of calculating benefits thereunder. Frozen CNX participants’ years of service continue to accrue, solely for vesting purposes. Mr. DeIuliis is an excepted employee and, accordingly, continues to accrue benefits under the SERP.

The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets basic eligibility standards, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate automatically. Final average compensation and years of service will be determined at such time.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction,” as calculated on the participant’s date of employment termination with CNX. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the STIC) while employed by CNX or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and a denominator of 20 and cannot exceed one.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50 or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s standard retirement age, the benefit will be actuarially reduced as necessary (using assumptions specified in the Pension Plan). For a description of the effect of termination or change in control upon benefits under the SERP, see “Understanding Our Change in Control and Employment Termination Tables and Information.”

New Restoration Plan (Frozen)

The New Restoration Plan was frozen in 2018. Prior to the freeze, eligibility for benefits under the New Restoration Plan was determined each calendar year (the “Award Period”). Participants whose sum of annual base pay as of December 31 and amounts received under the STIC or other annual incentive program earned for services rendered by the participant during the Award Period exceeded the compensation limits imposed by Section 401(a)(17) of the Code (up to $270,000 for 2017, the final year for which benefits were credited) were eligible for benefits under the New Restoration Plan for such period. The amount of each eligible participant’s benefit under the plan was equal to 9% times the annual base salary as of December 31 and amounts received under the STIC (or other annual incentive program earned for services rendered by the participant during the award period), less 6% times the lesser of (i) annual base salary as of December 31 or (ii) the compensation limit imposed by the Code for the award period ($270,000 for 2017).

The New Restoration Plan is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets. The CNX employees that were eligible to continue participating and accruing benefits in the SERP after it froze were ineligible to participate in the New Restoration Plan. Messrs. Reyes and Rush and other eligible individuals, are participants in the New Restoration Plan, but the plan is otherwise unavailable to new employees.

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Benefits under the New Restoration Plan will be paid to the participants in the form of 240 equal monthly installments, with each installment equal to the value of the participant’s account at commencement divided by 240. Benefits commence in the month immediately following the later to occur of: the month (i) in which the participant turns age 60 or (ii) containing the six-month anniversary date of the participant’s separation from service.

Potential Payments Upon Termination or Change in Control Tables

Except as otherwise indicated, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, retirement, termination not for cause, or a constructive termination of a named executive, or a “change in control” of CNX and/or CNX Gas, in the case of Mr. DeIuliis, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below.

For each currently employed named executive, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive, including those set forth in the Pension Benefits Table — 2022, and any stock options vested as of December 31, 2022 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table — 2022). The tables assume that employment termination and/or the change in control occurred on December 30, 2022 and a valuation of our common stock based on its closing market price per share on December 30, 2022 of $16.84 per share (the last business day of fiscal year 2022). The tables also assume that each named executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts reflected therein. In the case of Mr. Rush, he departed from CNX on February 24, 2023 and his CIC agreement is no longer in effect. In connection with Mr. Griffith’s departure from CNX on November 18, 2022, CNX entered into a severance agreement with him pursuant to which he received (i) a lump sum payment of $161,539 and an accrued vacation payout of $25,577; (ii) vesting of certain RSUs scheduled to vest in January 2023 with a value equivalent to $200,000 (based on the closing price per share of CNX’s common stock on November 18, 2022); and (iii) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of March 31, 2023 or his eligibility for COBRA ends. All other unvested equity awards held by Mr. Griffith on the date of his departure were forfeited and he was not entitled to any 2022 STIC payout. In addition, Mr. Griffith agreed to a waiver and release of any claims against the Corporation and to confidentiality, non-competition and non-disclosure covenants in favor of the Corporation. For further information, see “Compensation Discussion and Analysis — Agreements with Former Named Executive Officers.”

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Tables

NICHOLAS J. DEIULIIS*

	Retirement(1)	Termination Not for Cause/ Reduction in Force(1)	Termination For Cause	Death	Disability(1)	Change in Control Termination(1)(2)
Compensation:
Base Salary	—	—	—	—	—	$2,000,000
Short-Term Incentive(3)	—	—	—	$960,000	—	$5,720,000
Severance Pay Plan(4)	—	$384,615	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	$268,729	$268,729	—	$268,729	$268,729	$268,729
RSUs: Unvested	$5,903,026	$5,903,026	—	$5,903,026	$5,903,026	$5,903,026
PSUs: Unvested	$6,523,513	$6,523,513	—	$6,523,513	$6,523,513	$6,523,513
ESG PSUs: Unvested	$511,094	$511,094	—	$511,094	$511,094	$511,094
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$53,559
401(k) payment	—	—	—	—	—	$45,750
Supplemental Retirement Plan(7)	—	—	—	—	—	$15,686,646
280G Tax Gross-up(8)	—	—	—	—	—	$19,319,798
TOTAL	$13,206,362	$13,590,977	—	$14,166,362	$13,206,362	$56,057,115
* Applicable footnotes follow the last table in this section of this Proxy Statement.

ALAN K. SHEPARD*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$412,500
Short-Term Incentive(3)	—	—	—	$165,000	—	$247,500
Severance Pay Plan(4)	—	$47,596	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$9,804	—	$9,804	$9,804	$9,804
RSUs: Unvested	—	$650,849	—	$650,849	$650,849	$650,849
PSUs: Unvested	—	$727,892	—	$727,892	$727,892	$727,892
ESG PSUs: Unvested	—	$75,898	—	$75,898	$75,898	$75,898
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$24,750
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(732,886)
TOTAL		$1,512,039		$1,629,443	$1,464,443	$1,473,443
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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OLAYEMI AKINKUGBE*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$525,000
Short-Term Incentive(3)	—	—	—	$210,000	—	$568,000
Severance Pay Plan(4)	—	$127,885	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$23,896	—	$23,896	$23,896	$23,896
RSUs: Unvested		$2,442,322	—	$2,442,322	$2,442,322	$2,442,322
PSUs: Unvested	—	$2,882,301	—	$2,882,301	$2,865,461	$2,882,301
ESG PSUs: Unvested	—	$278,247	—	$278,247	$278,247	$278,247
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$27,000
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(3,169,200)
TOTAL		$5,754,651	—	$5,836,766	$5,609,926	$3,634,702
* Applicable footnotes follow the last table in this section of this Proxy Statement.

ALEXANDER J. REYES*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$510,000
Short-Term Incentive(3)	—	—	—	$204,000	—	$306,000
Severance Pay Plan(4)	—	$58,846	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$—	—	$—	$—	$—
RSUs: Unvested		$748,757	—	$748,757	$748,757	$748,757
PSUs: Unvested	—	$910,572	—	$910,572	$910,572	$910,572
ESG PSUs: Unvested	—	$91,088	—	$91,088	$91,088	$91,088
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$27,450
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(953,895)
TOTAL		$1,809,263	—	$1,954,417	$1,750,417	$1,697,108
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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RAVI SRIVASTAVA*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$375,000
Short-Term Incentive(3)	—	—	—	$150,000	—	$225,000
Severance Pay Plan(4)	—	$91,346	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$4,105	—	$4,105	$4,105	$4,105
RSUs: Unvested	—	$429,521	—	$429,521	$429,521	$429,521
PSUs: Unvested	—	$426,187	—	$426,187	$426,187	$426,187
ESG PSUs: Unvested	—	$52,036	—	$52,036	$52,036	$52,036
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$30,630
401(k) payment	—	—	—	—	—	$22,500
New Restoration Plan	—	—	—	—	—	$—
280G Tax Reduction(8)	—	—	—	—	—	$(290,117)
TOTAL		$1,003,195	—	$1,061,849	$911,849	$1,299,862
* Applicable footnotes follow the last table in this section of this Proxy Statement.

DONALD W. RUSH*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$600,000
Short-Term Incentive(3)	—	—	—	$240,000	—	$918,100
Severance Pay Plan(4)	—	$130,769	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	$85,998	—	$85,998	$85,998	$85,998
RSUs: Unvested	—	$3,713,910	—	$3,713,910	$3,713,910	$3,713,910
PSUs: Unvested	—	$4,400,696	—	$4,400,696	$4,193,177	$4,400,696
ESG PSUs: Unvested	—	$368,358	—	$368,358	$368,358	$368,358
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$27,450
New Restoration Plan	—	—	—	—	—	$—
280G Tax Reduction(8)	—	—	—	—	—	$(2,451,474)
TOTAL	$8,699,731	—	$8,808,962	$8,361,443	$7,720,174
* Applicable footnotes follow the last table in this section of this Proxy Statement.

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(1)

Under the terms of Mr. DeIuliis’ 2020, 2021 and 2022 RSU and PSU award agreements, 2020 option award agreement, and 2021 & 2022 ESG PSU award agreement, he would be entitled to amounts shown under Long-Term Incentive Compensation if he retired from the Corporation. For purposes of this table, it should be assumed that such amounts would similarly be paid to him if his employment terminated for any reason other than cause.

(2)

If a change in control occurred and the named executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of events that constitute a change in control.

(3)

In the event of death the tables show that, Messrs. DeIuliis, Shepard, Akinkugbe, Reyes, Rush and Srivastava would be entitled to the short-term incentive award if the Compensation Committee determined that such awards are not forfeited. The amounts shown in the event of death assume a target payout for 2022 in the case that the Compensation Committee makes such determination and that death occurs at year-end. In the event of a qualifying termination in connection with a change in control the tables show that, each named executive, pursuant to his CIC Agreement, would be entitled to: (i) the relevant multiple (for Mr. DeIuliis, 2.5; and for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, 1.5) of Incentive Pay (defined in each CIC Agreement as the greater of (a) the target STIC award for the current year and (b) the average of the STIC amounts paid to the individual for the three years prior to the year that includes the termination) and (ii) a pro-rated payment of his Incentive Pay based upon the length of service during the year in which the termination occurred. Assuming a maximum payout for 2022 and a change in control at year-end, each individual would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards — 2022 under the maximum amounts for non-equity incentive plan awards. Mr. Rush departed from CNX on February 24, 2023 and would not be entitled to the benefits set forth in this table. Mr. Rush’s separation arrangements with CNX are described under “Compensation Discussion and Analysis — Agreements with Former Named Executive Officers.”

(4)

The Severance Pay Plan for Salaried Employees provides one week of severance for every year of service with a minimum of 8 weeks and up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. As of December 31, 2022, Messrs. DeIuliis, Shepard, Akinkugbe, Reyes and Srivastava were entitled to 25 weeks, 9 weeks, 19 weeks, 9 weeks, and 19 weeks, respectively, of severance. In the case of Mr. Rush, he became entitled to a lump-sum severance payment under an agreement with CNX as described under “Compensation Discussion and Analysis — Agreements with Former Named Executive Officers.”

(5)

The values for long-term incentive compensation represent the value of the unvested RSUs, PSUs, ESG PSUs and stock options, which would accelerate and vest depending on the termination event or change in control. The value of the unvested RSUs, PSUs, ESG PSUs and stock options was calculated using CNX’s closing market price per share of $16.84 on December 30, 2022 (assumes target payout for the 2019 PSUs (as to the 2023 tranche for Messrs. DeIuliis, Rush and Akinkugbe), the 2021 PSUs (as to Messrs. DeIuliis, Shepard, Akinkugbe, Reyes, Rush and Srivastava), the 2022 PSUs (as to Messrs. DeIuliis, Shepard, Akinkugbe, Reyes, Rush and Srivastava), the 2021 ESG PSUs (as to Messrs. DeIuliis, Shepard, Akinkugbe, Reyes, Rush and Srivastava) and the 2022 ESG PSUs (as to Messrs. DeIuliis, Shepard, Akinkugbe, Reyes, Rush and Srivastava). The 2020 PSUs, the 2022 tranche of each of the pre-2020 PSU awards, and the 2021 and 2022 ESG PSUs were not included because the performance period for such awards ended on December 31, 2022. As described under “Compensation Discussion and Analysis — Agreements with Former Named Executive Officers,” Mr. Rush departed from CNX on February 24, 2023 and became entitled to the LTIC amounts described therein.

(6)

In the event of a qualifying termination in connection with a change in control, as of December 31, 2022, the tables show that Mr. DeIuliis, pursuant to his CIC Agreement, would be entitled to the continuation of medical, dental, and vision coverage for a period of 30 months, and Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava would be entitled to 18 months. Mr. Rush departed from CNX on February 24, 2023 and would not be entitled to the benefits set forth in this table. Mr. Rush’s separation arrangements with CNX are described under “Compensation Discussion and Analysis Agreements with Former Named Executive Officers.”

(7)

In the event of a termination for cause, no benefit is payable. Benefits vest immediately in the event of termination due to disability, death or change in control. Further, the SERP pays an unreduced benefit in the event of incapacity retirement or disability, and accordingly, Mr. DeIuliis would receive $10,680,091 in such a case.

(8)

This calculation is an estimate for proxy disclosure purposes only. Note that actual payments for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava would be reduced pursuant to the terms of their CIC Agreements by the amounts shown in the above tables under “280G Tax Reduction.” Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. In the case of Mr. Rush, he departed from CNX on February 24, 2023 and his CIC Agreement is no longer in effect. Assumptions used in the Proxy Statement include:

•

Marginal federal, Pennsylvania state and FICA-HI (Medicare) tax rates of 37%, 3.07% and 2.35%, respectively;

•

Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Code Section 280G based on expected life of the option; and

•

We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to the applicable named executive was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.

(9)

The amounts shown assume the Compensation Committee exercised its discretion in connection with a termination without cause and vested the awards. As described under “Compensation Discussion and Analysis — Agreements with Former Named Executive Officers,” Mr. Rush departed from CNX on February 24, 2023 and became entitled to the LTIC amounts described therein.

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Understanding Our Change in Control and Employment Termination Tables and Information

This section provides information regarding the following CNX agreements and/or programs which provide for benefits to be paid to named executives in connection with employment termination and/or a change in control of the Corporation or, with respect to Mr. DeIuliis, CNX Gas: CIC Agreements; stock options; RSUs; PSUs; ESG PSUs; Supplemental Retirement Plan; New Restoration Plan; and Severance Pay Plan for Salaried Employees.

Change in Control Agreements

As of December 30, 2022, Messrs. Shepard, Akinkugbe, Reyes Rush and Srivastava each had CIC Agreements with CNX, and Mr. DeIuliis had a CIC Agreement with CNX and CNX Gas. The CIC Agreements provide severance benefits to our named executives if they are terminated (i) after, or in connection with, a CNX change in control (as described below) (and/or, in the case of Mr. DeIuliis, a CNX Gas change in control (as described below)) by CNX (and/or by CNX Gas, in the case of Mr. DeIuliis) for any reason other than cause (as defined below), death or disability (as defined below), that occurs not more than three months prior to or within two years after, a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), or is requested by a third party initiating the CNX change in control (and/or the CNX Gas change in control, in the case of Mr. DeIuliis) or (ii) within the two-year period after a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), if he is “constructively terminated” (as defined below).

Under the two circumstances described above, as of December 30, 2022, the named executives would be entitled to receive:

•

a lump sum cash payment equal to a multiple of base pay plus a multiple of short-term incentive pay (the multiple, in each case, for Mr. DeIuliis, 2.5; and for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, 1.5);

•

a pro-rated payment of his short-term incentive pay for the year in which his termination of employment occurs;

•

for a specified period (for Mr. DeIuliis, 30 months; and for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, 18 months), the continuation of medical, dental, and vision coverage (or monthly reimbursements in lieu of continuation);

•

a lump sum cash payment equal to the total amount that the executive would have received under the 401(k) plan as a match if he was eligible to participate in the 401(k) plan for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, 18 months) and he contributed the maximum amount to the plan for the match;

•

a lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his termination date under the qualified defined benefit plan (which, as described in the “Pension Benefits Table — 2022” section, is now sponsored by CONSOL Energy Inc.), and (if eligible) any plan or plans providing nonqualified retirement benefits and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, 18 months).

•

a lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and

•

any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs.

In addition, upon a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis) all equity awards granted to each of the named executives will become fully vested and/ or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. If it is determined that any payment or distribution to Mr. DeIuliis (who entered into his CIC Agreement prior to 2009) only would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, he would be entitled to an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment. Since 2009, CNX has not included any gross-up provisions in its CIC Agreements.

In the case of Messrs. Shepard, Akinkugbe, Reyes, Rush and Srivastava, the provisions of their CIC Agreements provide that in the event that any payment or distribution by CNX would constitute an “excess parachute payment” within the meaning of Section 280G, CNX will limit such payments to an amount below the excess parachute payment amount, such that there will not be any excise tax on such payments.

The CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. The named executives have each agreed not to compete with the business for one year, or to solicit employees for two years, following a termination of employment, when such executive is receiving severance benefits under a CIC Agreement.

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No payments are made or benefits provided under the CIC Agreements unless the executive executes, and does not revoke, a written release of any and all claims (other than for entitlements under the terms of the agreement or which may not be released under the law).

“Cause,” under the CIC Agreements, is a determination by the Board (or the CNX Gas Board in the case of Mr. DeIuliis) that the executive has:

(a)

been convicted of, or has pleaded guilty or nolo contendere to, any felony or any misdemeanor involving fraud, embezzlement or theft; or

(b)

wrongfully disclosed material confidential information of the Corporation or any subsidiary (including CNX Gas), has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation (or CNX Gas in the case of Mr. DeIuliis), and any such failure or refusal has been demonstrably and materially harmful to the Corporation (or CNX Gas, in the case of Mr. DeIuliis).

Notwithstanding the foregoing, the executive will not be deemed to have been terminated for “cause” under clause (b) above unless the majority of the members of the Board (or the CNX Gas Board, in the case of Mr. DeIuliis) plus one member of such board, find that, in its good faith opinion, the executive has committed an act constituting “cause,” and such resolution is delivered in writing to the executive.

A “change in control” under the CIC Agreements means the occurrence of any of the following events (for purposes of this section, with respect to Mr. DeIuliis, where applicable, references to the “Corporation” also include the Corporation’s subsidiary, CNX Gas; references to the “Board” also include the CNX Gas Board; references to “shareholders of the Corporation” also include shareholders of CNX Gas and references to “voting stock” also include securities of CNX Gas):

(i)

the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation (or any subsidiaries) of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or

(ii)

individuals who constitute the Board as of the agreement date (or in the case of Mr. DeIuliis, individuals who constitute the CNX Gas Board other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders (or CNX Gas’s shareholders, in the case of Mr. DeIuliis) was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power or securities of the then outstanding shares of voting stock or securities of the entity resulting from such transaction or any direct or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction;

(iv)

approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above; or

(v)

in the case of Mr. DeIuliis’ CIC Agreements, other than a time when CNX and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a CNX change in control (as described in clauses (i) through (iv) above).

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A “constructive termination” means:

•

a material adverse change in position;

•

a material reduction in annual base salary or target bonus or a material reduction in employee benefits;

•

material adverse change in circumstances as determined in good faith by the executive, including a material change in the scope of business or other activities for which the executive was responsible for prior to the change in control, which has rendered the executive unable to carry out, has materially hindered his performance of, or has caused him to suffer a material reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position he held immediately prior to the change in control, as determined by him;

•

the liquidation, dissolution, merger, consolidation or reorganization of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) or transfer of substantially all of CNX’s (or CNX Gas’s, in the case of Mr. DeIuliis) business or assets unless the successor assumes all duties and obligations of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) under the applicable CIC Agreement; or

•

the relocation of the executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by a material amount.

Stock Options

Options generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Equity and Incentive Compensation Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be cancelled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six-month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s employment is terminated voluntarily or by the Corporation without “cause” (as defined in our Equity and Incentive Compensation Plan), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable until the expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special vesting treatment, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth in the award agreement, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death or due to “disability” (as defined in our Equity and Incentive Compensation Plan), or in the case of Mr. DeIuliis, retirement, the non-vested portion of the stock option will vest in its entirety immediately and will remain exercisable until the expiration date.

RSUs

RSUs generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Equity and Incentive Compensation Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then RSUs (whether vested or unvested) that are granted to the named executive will be canceled and forfeited in their entirety on the date of termination of employment or breach of covenant, as applicable. In addition, if employment is terminated for cause or the named executive breaches the non-competition or proprietary information covenants (see below), then, in addition to awards being canceled with respect to any unvested shares, the named executive will also forfeit all of his right, title and interest in and to any shares which have vested under existing awards and which are held by him at that time. In addition, to the extent a named executive has sold any of his vested shares within the six-month period ending with the date of the named executive’s termination for cause or breach of the non-competition or proprietary information covenants or at any time thereafter, then the named executive will be required to repay to the Corporation, within 10 days after receipt of written demand from the Corporation, the cash proceeds received upon each such sale, provided the demand is made by the Corporation within one year after the date of such sale.

In the event that the named executive’s employment is terminated voluntarily or by the Corporation without “cause” (as defined in our Equity and Incentive Compensation Plan), the non-vested portion of RSU awards will be deemed canceled on the termination date. In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special

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vesting treatment, the non-vested portion of an RSU award will vest. In the event that the named executive’s employment is terminated by reason of death or due to “disability” (as defined in our Equity and Incentive Compensation Plan), or in the case of Mr. DeIuliis, retirement, the non-vested portion of the RSU award will vest.

In the event employment is terminated because of a reduction in force as specified and implemented by the Corporation under the terms of the 2019 RSU awards, the named executive will not be subject to the non-competition and certain non-solicitation provisions contained in the award agreement.

PSUs and ESG PSUs

PSUs and ESG PSUs generally vest over a three-year or five-year period. The PSU and ESG PSU awards also include special vesting provisions in connection with certain employment termination circumstances.

For the PSUs and the ESG PSUs, in the event the named executive’s employment with the Corporation (or an affiliate) is terminated (i) on account of death or disability, (ii) by action taken by the Corporation (including any affiliate) without cause and after a decision that such termination without cause qualifies for special vesting treatment, or (iii) in the case of Mr. DeIuliis, retirement (a “Qualifying Separation”), the named executive will be entitled to retain the awards and receive payment therefore, to the extent earned and payable; provided, however, for 2018 and 2019 PSU awards in the event of termination due to disability, the named executive will only be entitled to retain a prorated portion of the PSUs determined at the end of the performance period, based on the ratio of the number of complete months that the named executive worked in the performance period.

If the named executive’s employment with the Corporation (or an affiliate) is terminated for any other reason, including by the named executive voluntarily, or by the Corporation (including an affiliate) with or without cause (other than in connection with a Qualifying Separation), the PSUs and ESG PSUs awarded to the named executive will be cancelled and forfeited.

Equity and Incentive Compensation Plan Definitions

The following definitions and provisions are set forth in our Equity and Incentive Compensation Plan.

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Retirement” is defined in Mr. DeIuliis’ award agreements to mean attainment of age 50 and completion of 20 or more years of continuous service with the Corporation and its affiliates, other than a termination of employment for cause (as such term is defined in the Equity and Incentive Compensation Plan).

Change in Control and Restrictive Covenant Provisions — Options, RSUs, PSUs, and ESG PSUs

All CNX options, RSU, PSU and ESG PSU awards, whether or not vested, vest upon a change in control, which is defined under our Equity and Incentive Compensation Plan as (unless otherwise defined in the applicable award agreement) the earliest to occur of:

•

any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•

the sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to

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be a parachute payment under Section 280G of the Code (or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of shares which vest on this accelerated basis will be reduced to the extent necessary to ensure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All CNX options, RSU, PSU and ESG PSU awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public (except as otherwise provided therein). In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and may not retain or use for such person’s own account at any time any trade names, trademarks or other proprietary business designations used or owned in connection with the business of the Corporation or its affiliates.

With respect to outstanding PSUs (including ESG PSUs), upon a change in control, the applicable performance goals will be deemed to have been achieved on such date, with the value of such awards to be settled on the closing date of the change in control transaction; provided, however, that in the event of a change in control, the awards may be settled in cash and/or securities or other property.

Supplemental Retirement Plan

If a participant’s employment with CNX or any subsidiary terminates for “cause” (which is defined in the Supplemental Retirement Plan to include a violation of any non-solicitation, non-competition or non-disclosure provision contained in any agreement entered into by and between a participant and CNX or any subsidiary), no benefits will be payable under the Supplemental Retirement Plan. Additionally, each participant agrees by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the Supplemental Retirement Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump sum payment if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the Supplemental Retirement Plan) on account of: (i) an involuntary termination associated with a change in control within the two (2) year period after the change in control, or (ii) a termination by CNX other than for cause or due to the participant’s death or disability that (A) occurs not more than three (3) months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a change in control.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

The New Restoration Plan was frozen for future benefit credits effective July 1, 2018. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable. Additionally, each participant agrees by participating in the New Restoration Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause”, the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the New Restoration Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

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Severance Pay Plan for Salaried Employees

Eligible employees of CNX are entitled to receive benefits under the Severance Pay Plan immediately upon completion of one year of continuous service with CNX. Pursuant to the terms of the Severance Pay Plan, upon an involuntary termination that is part of a workforce reduction, the employee is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Severance Pay Plan’s reemployment provisions described below. Benefits under the Severance Pay Plan do not apply where the employee is terminated for “cause” (as defined in the Severance Pay Plan) or resigns, or where such employee’s employment ends in connection with the sale of stock or part of the CNX assets and the employee is offered employment by the purchaser (or its affiliate) of the stock or all or substantially all of the CNX assets.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Employees with less than one year of service are paid only up to and including the date of termination. In the event that the terminated employee is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CNX for the amount of severance benefits which relate to the unexpired period. If the employee was granted vacation pay, the employee may, at his or her option, remit the vacation pay to CNX and schedule a later vacation at a time mutually agreed upon with CNX.

Employees will not be entitled to severance under this Severance Pay Plan unless and until such employee executes, and does not revoke, a release, deemed satisfactory by CNX, waiving any and all claims against CNX, its affiliates and subsidiaries and all related parties.

2022 Pay Ratio Information

2022 Pay Ratio

The SEC requires disclosure of the annual total compensation of our President and CEO, Mr. DeIuliis, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For fiscal year 2022, the values are as follows:

•

Mr. DeIuliis’ annual total compensation — $6,548,158

•

Median employee’s annual total compensation — $173,807

•

Ratio of Mr. DeIuliis’ annual total compensation to the median employee’s annual total compensation — 38:1

Pay Ratio Methodology

SEC rules allow CNX to select a methodology for identifying the median employee in a manner that is most appropriate, based on CNX’s size, organizational structure, and compensation plans, policies, and procedures.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, CNX may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2021 pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2022. As a result, we used the same median employee for the 2022 CEO pay ratio as we did for the 2021 CEO pay ratio disclosure.

The methodology used to identify the median employee for the 2021 pay ratio was a full-time, salaried employee who was selected using base salary and target bonus payout under the STIC, which were applied consistently across CNX’s entire employee population for the trailing 12-month period preceding December 1, 2021 (excluding our CEO). We believe that these elements reasonably reflect the annual compensation of our general employee population.

In determining the median employee, CNX did not use any of the exemptions permitted under SEC rules. Similarly, CNX did not rely on any material assumptions, adjustments or estimates in order to identify the median employee or to determine annual total compensation or any elements of annual total compensation for that employee or Mr. DeIuliis.

Once we identified our median employee, we calculated the median employee’s annual total compensation, as described above, for purposes of developing the comparison of Mr. DeIuliis’ annual total compensation to such median employee’s annual total compensation.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that certain of our officers, our directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of initial ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that during 2022, all Section 16(a) filing requirements applicable to those officers, directors and 10% shareholders were satisfied.

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Pay Versus Performance

The following table, and accompanying graphs and narrative information, contains required disclosures regarding the relationship between the Corporation’s financial performance (using a mix of required (Total Shareholder Return (“TSR”) and Net Income (Loss)) and company-selected (Adjusted FCF per Share) measures) and actual compensation paid to our principal executive officer, Mr. DeIuliis, and the average actual compensation paid to our other named executive officers for 2022, 2021 and 2020. The Compensation Committee did not consider these disclosures when making the executive compensation decisions contained in this Proxy Statement, except as otherwise noted regarding Adjusted FCF per Share.

Pay Versus Performance Table — 2022, 2021 and 2020

Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(2) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (h) (In thousands)	Adjusted Free Cash Flow per Share(4) (i)
					Total Shareholder Return (f)	Peer Group Total Shareholder Return(3) (g)
2022	$6,548,158	$10,195,331	$2,351,374	$3,426,481	$115.2	$91.5	$(142,077)	$4.14
2021	$8,572,755	$10,140,026	$2,643,657	$3,423,186	$94	$61.3	$(498,643)	$2.48
2020	$11,027,059	$9,362,679	$1,529,687	$1,658,655	$73.8	$27.4	$(428,744)	$1.96
(1)

Nicholas J. DeIuliis served as our principal executive officer (“PEO”) for the full year for each of 2022, 2021 and 2020. For 2022, our non-PEO named executive officers (“NEOs”) included Alan Shepard, Olayemi Akinkugbe, Alexander J. Reyes, Ravi Srivastava, Donald W. Rush and Chad A. Griffith. For 2021, our non-PEO NEOs included Olayemi Akinkugbe, Alexander J. Reyes, Donald W. Rush and Chad A. Griffith. For 2020, our non-PEO NEOs included Olayemi Akinkugbe, Alexander J. Reyes, Donald W. Rush, Chad A. Griffith and Stephanie L. Gill.

(2)

For each of 2022, 2021 and 2020, the value included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflects the following adjustments to the values included in columns (b) and (d) respectively:

Nicholas J. DeIuliis	2022	2021	2020
Summary Compensation Table Total for PEO (column (b))	$6,548,158	$8,572,755	$11,027,059
-aggregate change in actuarial present value of pension benefits	—	$844,449	$3,383,526
+service cost of pension benefits	—	—	—
+prior service cost of pension benefits	—	—	—
-SCT “Stock Awards” column value	$3,500,022	$4,500,012	$4,050,004
-SCT “Option Awards” column value	—	—	$450,002
+aggregate total of year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$4,327,461	$5,595,578	$6,238,718
+ aggregate total of year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$3,303,590	$1,310,746	$596,897
+aggregate total of vesting date fair value of equity awards granted and vested in the covered year	—	—	—
+/- aggregate total of year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$466,723	$751,936	$(417,338)
-aggregate total fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$950,579	$746,528	$$199,125
+dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—
+excess fair value for equity award modifications	—	—	—
Compensation Actually Paid to PEO (column (c))	$10,195,331	$10,140,026	$$9,362,679

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Average for Non-PEO NEOs	2022	2021	2020
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$2,351,374	$2,643,657	$1,529,687
-aggregate change in actuarial present value of pension benefits	—	$4	$3,065
+service cost of pension benefits	—	—	—
+prior service cost of pension benefits	—	—	—
-SCT “Stock Awards” column value	$1,658,349	$1,768,015	$710,398
-SCT “Option Awards” column value	—	—	$59,752
+aggregate total of year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$2,050,398	$2,198,688	$862,273
+aggregate total of year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$628,198	$291,378	$56,690
+aggregate total of vesting date fair value of equity awards granted and vested in the covered year	—	—	—
+/- aggregate total of year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$67,061	$71,827	$(15,288)
-aggregate total fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$12,201	$14,345	$1,492
+dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—
+excess fair value for equity award modifications	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$3,426,481	$3,423,186	$1,658,655

(3)

For each year, TSR for the Corporation and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulations S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Corporation’s Annual Reports on 10-K for each of the fiscal years ended December 31, 2022, 2021 and 2020 and consists of the following entities: 2022 and 2021 -- Antero Resources Corporation, Chesapeake Energy Corporation, EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Co.; and 2020 — Antero Resources Corporation, Cabot Oil & Gas Corporation (now known as Coterra Energy Inc. following its merger with Cimarex Energy Co.), EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Co. (in each case, the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)

Adjusted FCF per Share is calculated as set forth in Appendix A of this Proxy Statement, and is identical to the calculation used in determining the Corporation’s Adjusted FCF per Share Performance Measure under the STIC Plan.

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Pay Versus Performance Relationship Descriptions

The following narrative and graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2022, 2021, and 2020, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) PEO CAP and average non-PEO CAP and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table:

CAP vs. TSR. The graph above compares CNX’s TSR and the TSR of the Peer Group with PEO CAP and average non-PEO CAP for each of 2020, 2021 and 2022.

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CAP vs. Net Income (Loss). SEC rules require the comparison of CAP to net income. For each of the years 2020, 2021 and 2022, CNX reported a net loss, which we attribute in large part to the recognition of unrealized gains and losses associated with changes in the fair value of commodity derivative instruments, or commodity price hedges. The required recognition of unrealized gains or losses on these hedging instruments can significantly impact our financial results such that reported net income is not in our opinion necessarily reflective of CNX’s financial performance in any given period. Thus, we do not use net income as a performance indicator nor does the Compensation Committee use it in making executive compensation decisions or calculating incentive awards for our named executive officers.

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CAP vs. Adjusted FCF Per Share. CNX chose Adjusted FCF per Share, a non-GAAP measure, as the company-selected measure as required under the SEC Pay-Versus-Performance disclosure rules. CNX believes that Adjusted FCF per Share is a fundamental gauge of the Corporation’s financial performance and its goal of creating long-term value for its shareholders. CNX believes the metric is an indicator, on a per share basis, of the ability to efficiently operate its existing assets and capital investment program; which ultimately results in the generation of cash that, after certain adjustments, may be available for shareholder returns or debt reduction. Thus, the Compensation Committee uses Adjusted FCF per Share in making executive compensation decisions, including specifically the STIC awards.

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List of Performance Measurements for Compensation Actually Paid

The following table lists the performance measures that we believe represent the most important performance measures we used to link PEO CAP and average non-PEO NEO CAP for fiscal year 2022 to our performance:

Adjusted Free Cash Flow Per Share
Free Cash Flow
Relative Total Shareholder Return
Absolute Stock Price
Methane Intensity Reduction
OSHA Safety Incident Average Annual Severity Rate

This Pay Versus Performance section should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act or the Exchange Act, except to the extent that CNX specifically incorporates this Pay Versus Performance section by reference therein.

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Proposal No. 3:
Advisory Approval of CNX’s 2022 Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, the Corporation is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executives. At our 2017 annual meeting of shareholders, our shareholders voted to conduct an advisory vote regarding our named executive officer compensation on an annual basis, and we have submitted an advisory vote regarding our named executive officer compensation to our shareholders at each annual meeting of shareholders since that time. Subject to this year’s advisory approval of the frequency of future advisory votes on CNX’s named executive officer compensation (Proposal No. 4), we anticipate continuing to hold an advisory vote regarding our named executive officer compensation on an annual basis (with the next one occurring in 2024).

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•

links a significant portion of total compensation to performance, which we believe will create long-term shareholder value;

•

consists primarily of stock-based compensation, which encourages our named executives to act as owners of the Corporation;

•

is tied to overall corporate performance, financial and operational goals (annual and long-term);

•

enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;

•

discourages unnecessary and excessive risk-taking; and

•

provides a competitive total pay opportunity.

The Compensation Committee continually reviews the compensation programs for our named executives to confirm that they achieve the desired goal of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read “Compensation Discussion and Analysis”, which describes in more detail the Corporation’s executive compensation program and the decisions made by the Compensation Committee in 2022, including information about the fiscal year 2022 compensation paid to our named executives.

CNX has a consistent record of delivering solid financial results for our shareholders. For a discussion of the Corporation’s significant achievements in 2022, see the “Business/Strategic Highlights” section in this Proxy Statement. We believe that our executive compensation programs have played a material role in our ability (i) to drive the strong financial results described in “Compensation Discussion and Analysis” and (ii) to attract and retain a highly experienced, successful team to manage the Corporation.

We are asking our shareholders to indicate their support for the compensation paid to our named executives in 2022 as described in this Proxy Statement (including the “Compensation Discussion and Analysis,” the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our shareholders the opportunity to express their views on the compensation paid to our named executives in 2022. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executives, and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR,” on an advisory basis, the compensation paid to our named executives in 2022, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executives in 2022, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Advisory Approval of the Compensation Paid to our Named Executive Officers in 2022, as Disclosed in this Proxy Statement, Pursuant to the Compensation Disclosure Rules of the SEC.

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Proposal No. 4:
Advisory Approval of the Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation

In addition to providing its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executives in Proposal No. 3 above, Section 14A of the Exchange Act also requires that we provide an opportunity for our shareholders to indicate how frequently we should hold advisory votes on named executive compensation. This vote is referred to as a say-on-frequency vote and is required to be held once every six years. We last held a say-on-frequency vote at our 2017 annual meeting of shareholders. At that meeting, our shareholders voted in favor of holding annual advisory votes on named executive compensation, and we have held a say-on-pay vote on an annual basis since that time. It is expected that the next say-on-frequency vote will occur at our 2029 annual meeting of shareholders.

After careful consideration, the Compensation Committee and the Board believe that an annual frequency (i.e., every 1 year) is the optimal frequency for the advisory say-on-pay vote. We believe this frequency will continue to enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to more meaningful and timely communication between the Corporation and our shareholders on the compensation of our named executives.

Shareholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “1 year,” “2 years,” “3 years,” or “abstain.”

The say-on-frequency vote is advisory, and therefore not binding on the Corporation, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and in determining the frequency of future advisory votes on compensation of our named executives expects to be guided by the voting opinion that receives the greatest number of votes, event if that alternative does not receive the majority vote.

The Board of Directors Unanimously Recommends that You Vote for a Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation of “1 YEAR”.

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Shareholder Proposal

Proposal No. 5: Shareholder Proposal Requesting that the Board Annually Conduct an Evaluation and Issue a Report on CNX’s Lobbying and Policy Influence Activities, if Properly Presented

The following shareholder proposal will be voted upon at the Annual Meeting if such proposal is properly presented at the Annual Meeting by or on behalf of the shareholder proponent. Shareholders submitting a proposal must appear personally or by proxy at the Annual Meeting to move the proposal for consideration. The Corporation has been advised that Proxy Impact, as the proxy for Handlery Hotels Inc, beneficial owner of 19,815 shares of the Corporation’s common stock, whose address is 180 Geary Street, Suite 700, San Francisco, California 94108, intends to present the proposal set forth below. As required by SEC rules, the proposal and supporting statement are presented below in the form received from the shareholder proponent. The Board and the Corporation accept no responsibility for the contents of the following shareholder proposal or supporting statement, including the website addresses and related content included in the shareholder proposal.

CNX Resources — Report on corporate climate lobbying in line with Paris Agreement

Whereas: The United Nations Framework Convention on Climate Change asserts that greenhouse gas emissions must decline by 45 percent from 2010 levels by 2030 to limit global warming to 1.5 degrees Celsius. If that goal is not met, even more rapid reductions, at greater cost, will be required to compensate for the slow start on the path to global net zero emissions.(1)

Even with the recent passage of the Inflation Reduction Act, critical gaps remain between Nationally Determined Contributions set by the U.S. government and the actions required to prevent the worst effects of climate change. Domestically and internationally, companies have an important and constructive role to play in enabling policymakers to close these gaps.

Corporate lobbying that is inconsistent with the Paris Agreement presents increasingly material risks to companies and their shareholders, as delays in emissions reductions undermine political stability, damage infrastructure, impair access to finance and insurance, and exacerbate health risks and costs. Further, companies face increasing reputational risks from consumers, investors, and other stakeholders if they appear to delay or block effective climate policy.

Of particular concern are trade associations and other politically active organizations that say they speak for business but too often present forceful obstacles to addressing the climate crisis.

Proponents appreciate that CNX has a goal of reducing its Scope 1 and 2 emissions by 90,000 metric tons by 2022 and 200,000 metric tons by 2025. Yet it has not declared a net-zero target or plans to address Scope 3 emissions.

Proponents believe that enhancing this with reporting on the alignment of the company’s lobbying with the internationally agreed goals of the Paris Agreement would fill an important gap. The Global Standard on Responsible Climate Lobbying, backed by investors and networks representing $130 trillion in assets, provides reporting guidelines, particularly in regards to evaluating and mitigating misalignment on climate policies.(2)

Resolved: Shareholders request that the Board of Directors annually conduct an evaluation and issue a report (at reasonable cost, omitting confidential or proprietary information) describing if, and how, CNX Resources’ lobbying and policy influence activities (both direct and indirect through trade associations, coalitions, alliances, and other organizations) align with the goal of the Paris Agreement to limit average global warming to “well below” 2°C above pre-industrial levels, and to pursue efforts to limit temperature increase to 1.5°C, and how CNX plans to mitigate the risks presented by any misalignment.

Supporting statement: In evaluating the degree of alignment between the Paris Agreement goals and CNX lobbying, CNX should consider not only its policy positions and those of organizations of which it is a member, but also the actual lobbying and policy influence activities such as comment submissions, with regard to climate provisions of key international, federal and state legislation and regulation.

The proponents believe this request is consistent with the investor expectations described in the Global Standard on Responsible Climate Lobbying, and that this Standard is a useful resource for implementation(3).

(1)

https://unfccc.int/news/updated-ndc-synthesis-report-worrying-trends-confirmed

(2)

https://climate-lobbying.com/

(3)

https://climate-lobbying.com/wp-content/uploads/2022/03/2022_global-standard-responsible-climate-lobbying_APPENDIX.pdf

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Statement of Opposition

The Board UNANIMOUSLY recommends that shareholders vote AGAINST this proposal for the following reasons:

Summary of Board Opposition Statement.

At a fundamental level, CNX employs a unique, transparent, and localized approach across its business as part of a broader Appalachia-focused strategy. The Corporation’s differentiated corporate responsibility model leverages new technologies to lower emissions while prioritizing investments in local communities and, regarding this proposal, transparently applying its localized approach to participation in the public policy process. CNX does not engage with national trade associations for the purpose of influencing national or international public policy. Indeed, in line with our Appalachia First strategic vision, policy engagement is focused solely on our local region through local associations that understand the unique issues and needs facing Appalachia. To suggest otherwise is to display a lack of understanding of what CNX stands for and its extensive public record on these matters.

CNX stands by its commitment to take tangible and measurable steps to reduce methane emissions. Diverting resources from those tangible actions to instead focus on yet another, albeit largely redundant, paperwork exercise is wasteful and does little to address the stated concerns of the proponent of this shareholder proposal: an inadequate decline rate in greenhouse gas emissions. CNX contends that its financial and other resources are better spent taking meaningful action to reduce emissions, which it believes is best done in a manner designed to simultaneously maintain energy reliability. As outlined in further detail below, CNX has significantly lowered its methane emissions in the past decade, continues to focus on further reductions to both its emissions and the larger world’s carbon footprint, complies with industry leading reporting standards on emissions, and is transparent in reporting on its political activities. The Board believes that evaluating and reporting on CNX’s lobbying and policy influence activities is unnecessary and not in the best interests of shareholders for the following reasons:

•

CNX’s Tangible, Impactful, Local ESG Philosophy and its Appalachia First Vision for the Future are Focused on Tangible ESG Impacts and Local Solutions Within the Appalachian Region to Reduce Emissions and Promote Low-Carbon Market Opportunities.

•

CNX Already Provides Significant Lobbying-Related Public Disclosures; Preparing an Additional Report is Unnecessary and an Inefficient Use of Company Resources.

•

CNX Publishes Detailed Information on its Environmental Stewardship Programs and Other Local Initiatives in its Annual Corporate Responsibility Report.

•

The ESCR Committee Provides Independent Oversight of the Corporation’s Environmental- and Climate-Related Initiatives.

CNX’s Tangible, Impactful, Local ESG Philosophy and its Appalachia First Vision for the Future are Focused on Tangible ESG Impacts and Local Solutions Within the Appalachian Region to Reduce Emissions and Promote Low-Carbon Market Opportunities.

CNX is proudly engaged in the production and transportation of lower carbon intensive natural gas, a cornerstone product of our modern economy. We operate in the heart of Appalachia, one of America’s most prolific, lowest-cost, and lowest methane-intensive energy regions, and we take our commitment to sustain the future of our region seriously. The Corporation does not engage with national trade associations for the purposes of public policy advocacy. Instead, CNX’s efforts to reduce emissions and promote low-carbon market opportunities are focused locally within the Appalachian region. Our Appalachia First strategic vision is rooted in three key objectives:

•

Leverage CNX’s and Appalachia’s natural gas opportunity by bolstering all sectors of the economy through lower-cost, lower-carbon, and locally produced natural gas.

–

As one of the largest, most efficient, and environmentally sustainable sources of natural gas in the world, Appalachia (consisting of Pennsylvania, Ohio, West Virginia, and Virginia) are equipped with the tools to lead the sustainable revolution touching all sectors of the economy — including energy, manufacturing, technology, and transportation.

•

Develop and deploy a new wave of innovative technologies and enhance local communities by using natural gas product derivatives for vertical market growth.

–

Combined with new technology and derivative products, natural gas catalyzes a more sustainable future. CNX and Appalachia can fuel new industrial and manufacturing growth through local natural gas derivatives by:

•

Using proprietary technology to change manufacturing processes for the extraction and delivery of natural gas.

•

Capturing and converting GHG into sustainable products and applications.

•

Jumpstarting the local hydrogen economy.

•

Transform the sectors of aviation, plastics, rail, cargo, mass transit, trucking, and fleet and passenger vehicles by displacing higher carbon fuels with locally produced natural gas.

–

The U.S. is the world’s largest producer and a net exporter of petroleum and natural gas products, but we still import a lot of foreign oil that can be supplanted with CNG and LNG to transform the region’s hard-to-abate sectors.

CNX’s vision pays environmental and economic dividends and should be embraced by the proponents of the proposal as a tangible action to help accomplish our shared objective of a lower carbon future.

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CNX Already Provides Significant Lobbying-Related Public Disclosures; Preparing an Additional Report is Unnecessary and an Inefficient Use of Corporate Resources.

CNX complies with applicable laws that require detailed disclosure of its political and lobbying activities. Specifically, CNX files publicly available federal Lobbying Disclosure Act Reports each quarter, which provide information about the Corporation’s lobbying expenditures for the quarter, including, in each case, descriptions of the specific legislation or other policy issue that was the subject of the advocacy, the federal agency or house of Congress contacted, and the specific individual who engaged on those topics on behalf of CNX. CNX files similar periodic reports with state agencies reflecting state lobbying activities, which are also publicly available.

The Corporation’s support for political parties, candidates, and other political causes may be provided only through CNX’s Political Action Committee (“CNX PAC”) or through limited corporate contributions at the state and local level, where permitted by law and approved by appropriate Corporation personnel. The disbursements by CNX PAC can be viewed on the website of the Federal Election Commission at www.fec.gov. The disclosures therein detail all of CNX PAC’s contributions to political parties, candidates, and other causes, in accordance with applicable campaign finance and election laws. As stated in the Corporation’s 2021 Corporate Responsibility Report, “[t]he CNX PAC promotes the interests of CNX Resources Corporation, its employees and their families, the region, and the low carbon intensity domestic energy industry”—further underscoring that CNX’s activities are intended to align with the goals of the Paris Agreement.

CNX advocates for its industry through community engagement, political action committees, state- and local-based trade association memberships, and direct engagement by management. Although the Corporation does not make earmarked contributions to trade associations and does not have complete information on the independent lobbying efforts of particular trade associations, it believes its participation in such groups contributes to the robust debate of the views on the issues facing its industry. The Corporation invests resources into these efforts to help policymakers, regulators, media, communities, and the public understand the crucial, positive impacts low carbon intensity domestic energy has on families, businesses, and underserved communities across the region, nation, and world. CNX’s annual Corporate Responsibility Report (as described in greater detail below) already discloses many of the groups that the Corporation supports or in which the Corporation is a member, and such disclosures go beyond the requirements of the Lobbying Disclosure Act and any other requirement of campaign finance or tax law. The Board does not believe that further disclosures regarding CNX’s trade association or other group participation would be appropriate because CNX does not control the activities of these organizations and thus such additional disclosure would not paint a complete and accurate picture of the Corporation’s policy priorities.

The Board believes that the conduct of an evaluation and the issuance of an annual report as requested by the shareholder proposal would be an inefficient use of Corporation resources and would require significant additional time and expense for CNX to produce without providing substantially more information about CNX’s lobbying and policy influence activities than what is currently already available in the public domain. A simple online search by the shareholder proponent would provide it with the answers it seeks about CNX’s lobbying and policy influence activities without requiring the Corporation and the Board to expend substantial amounts of time and resources to conduct the evaluation and prepare and issue the annual report requested by the shareholder proponent.

CNX Publishes Detailed Information on its Environmental Stewardship Programs and Other Local Initiatives in its Annual Corporate Responsibility Report.

Environmental stewardship in CNX’s local communities is embedded in its core values and is a central part of the Corporation’s work each day. Local stewardship of the Appalachian region’s communities and vast natural gas resources are vital to CNX’s vision for the region that will reduce emissions and spur economic activity around emerging, lower carbon market opportunities. Each year, CNX publishes a Corporate Responsibility Report, which highlights the Corporation’s progress on material topics and issues identified by the organization’s key stakeholders, and incorporates standards from leading reporting frameworks, including the Task Force on Climate-related Financial Disclosures (“TCFD”), the Sustainability Accounting Standards Board, and the Global Reporting Initiative Standards. CNX uses these well-established disclosure frameworks to, among other things, promote transparency about CNX’s greenhouse gas (“GHG”) reduction, water management, and other environmental initiatives.

As disclosed in the Corporation’s 2021 Corporate Responsibility Report, CNX has undertaken several initiatives intended to decrease GHG emissions, including:

•

investing capital in emissions reduction technologies to achieve further reductions in Scope 1 and 2 CO2e emissions (in addition to the 90% reduction the Corporation has achieved since 2011);

•

exploring continuous monitoring options designed to further mitigate fugitive methane emissions;

•

linking executive compensation to lowering methane intensity;

•

establishing a Regulatory Reporting Group to enhance reporting of environmental compliance data;

•

publishing a quarterly environmental scorecard;

•

using an electric frac fleet to conduct its shale completions operations;

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•

forming a New Technologies team to focus on how best to utilize CNX’s existing assets to drive results in methane abatement and other similar carbon capture opportunities; and

•

analyzing the three most relevant climate scenarios provided by the International Energy Agency (“IEA”) and endorsed by TCFD, to identify potential climate-related risks and opportunities that help inform the Corporation’s internal risk assessment, strategy development, and decision-making processes.

The Board believes that CNX’s summaries of its actions to mitigate the environmental impacts of the Corporation’s business, including through the reduction of GHG emissions, in combination with the use of well-established disclosure frameworks to provide transparency about CNX’s operations, all as contained in the Corporation’s annual Corporate Responsibility Report, provide the Corporation’s shareholders and other stakeholders significant, detailed information regarding Corporation-wide strategies and influence activities without necessitating that the Corporation also produce an additional, administratively burdensome report regarding CNX’s lobbying and policy influence activities.

The ESCR Committee Provides Independent Oversight of the Corporation’s Environmental- and Climate-Related Initiatives.

The Board has established the ESCR Committee to provide oversight of the Corporation’s policies and management systems with respect to environmental, safety, corporate responsibility, and security matters. Each member of the Board serves as a member of the ESCR Committee, which is chaired by an independent director, Mr. Clarkson. The ESCR Committee meets regularly and has the following specific duties and responsibilities, among others:

•

oversees management’s monitoring and enforcement of the Corporation’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment;

•

reviews with management the quality of the Corporation’s procedures for identifying, assessing, monitoring, and managing the principal risks in the Corporation’s business associated with protection of the environment, safety, corporate responsibility, and security matters;

•

reviews the Corporation’s strategy, including objectives and policies, relative to the protection of environment, the safety of employees, contractors, customers, the public, as well as issues of corporate responsibility and security;

•

reviews (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and (iii) management’s response to the foregoing legal matters; and

•

reviews any significant environmental, safety, corporate responsibility public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance, or public image of the Corporation or the industry, and management’s response to such matters.

The Board believes that the report called for by the shareholder proposal would be a redundant and burdensome measure, without commensurate value to the Corporation’s shareholders and other stakeholders, in light of the oversight role and duties currently performed by the ESCR Committee.

Conclusion

In sum, the Board believes that the Corporation’s existing disclosures already provide shareholders with ample information on CNX’s business, efforts to mitigate the environmental impacts of the business, including to reduce GHG emissions from its operations, and lobbying activities. In addition, such matters are already subject to robust oversight by the ESCR Committee. The Board believes that CNX, its employees, and its shareholders are better served by the continuing execution of the Corporation’s business plans, including through the initiatives and efforts described above, rather than devoting attention and resources to the additional and duplicative reporting called for by the shareholder proposal.

The Board of Directors Unanimously Recommends that You Vote “AGAINST” the shareholder proposal requesting that the Board annually conduct an evaluation and issue a report on CNX’s lobbying and policy influence activities, if properly presented.

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Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2022:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,106,345	(1)	$8.55	(2)	11,180,911
Equity compensation plans not approved by security holders	—		—		—
TOTAL	7,106,345	(1)	$8.55	(2)	11,180,911
(1)

Of this total, 2,262,845 shares are subject to outstanding stock options, 2,216,764 shares are subject to outstanding RSUs (including deferred RSUs), 107,941 shares are subject to outstanding DSUs, and 2,518,795 shares are subject to outstanding PSUs (assuming maximum payout), including ESG PSUs.

(2)

The weighted-average exercise price does not take into account the RSUs, DSUs, or PSUs (including ESG PSUs), as such awards have no exercise price.

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Information about the Annual Meeting

Virtual Format

We have decided to host a completely virtual Annual Meeting again this year. We continue to deploy the virtual format to:

•

facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost (historically, we have had little to no attendance by our shareholders at our in-person annual meetings);

•

increase our ability to engage with shareholders, regardless of their size, resources or physical location;

•

be mindful of the enhanced desire of our shareholders to participate virtually;

•

provide for cost-savings to the Corporation and our shareholders; and

•

make our Annual Meeting more environmentally friendly.

Attendance and Participation

Our completely virtual Annual Meeting will be conducted on the internet via live webcast. We have designed the virtual Annual Meeting to provide shareholders substantially the same opportunities to participate as if the Annual Meeting were held in person. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNX2023. You also will be able to vote your shares electronically online during the Annual Meeting (other than shares held through the 401(k) plan, which must be voted prior to the Annual Meeting).

All shareholders of record as of March 7, 2023 (the Record Date), or their duly appointed proxies, may attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern Time.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should confirm that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and confirm that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2023, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment, product or landowner issues, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on our Investor Relations page at investors.cnx.com.

Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/CNX2023.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

2023 PROXY STATEMENT	│83

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Voting and Proposals

Whether you hold your shares directly as the shareholder of record or beneficially in street name, you may vote prior to the Annual Meeting without attending the Annual Meeting in one of the following manners:

By Internet: Go to www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials;

By Telephone: Dial 1-800-690-6903. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials; or

By Mail: If you received a paper copy of the proxy materials, complete, date and sign your proxy card or voting instruction card and mail it.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 3, 2023 or at 11:59 p.m., Eastern Time, on May 1, 2023 for shares held through the 401(k) plan.

Shareholders of record and beneficial owners of shares held in street name may also vote online during the Annual Meeting. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2023. Voting electronically online during the Annual Meeting will replace any previous votes.

Those who hold shares through the 401(k) plan may attend and participate in the Annual Meeting but will not be able to vote shares held in the 401(k) plan electronically online during the Annual Meeting. Shares held through the 401(k) plan must be voted in advance of the Annual Meeting using one of the methods described above.

The persons named as proxies have informed CNX of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

•

FOR the election of each of the seven director nominees (Proposal No. 1);

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FOR the ratification of the anticipated appointment of EY as CNX’s independent auditor for the fiscal year ending December 31, 2023 (Proposal No. 2);

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FOR the advisory approval of CNX’s 2022 named executive officer compensation (Proposal No. 3);

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1 YEAR on the advisory approval of the frequency of future advisory votes on CNX’s named executive officer compensation (Proposal No. 4);

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AGAINST the shareholder proposal requesting that the Board annually conduct an evaluation and issue a report on CNX’s lobbying and policy influence activities, if properly presented (Proposal No. 5); and

•

in accordance with their judgment on any other matters that may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders. If other matters are properly presented at the Annual Meeting, the persons named as proxies may vote on such matters in their discretion. In addition, the persons named as proxies may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

Record Date and Vote Required for Approval

The Record Date with respect to this solicitation is March 7, 2023. All holders of record of CNX common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, CNX had 167,957,150 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of CNX as of the Record Date entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

•

Election of Seven Director Nominees (Proposal No. 1): Shareholders may vote “for,” “against,” or “abstain” with respect to each director nominee. Assuming a quorum, a majority of the votes cast at the Annual Meeting is required for each director nominee to be elected. Under our Bylaws, this means that the number of votes cast “for” a director’s election must exceed 50% of the total number of votes cast with respect to that director’s election. Votes cast include direction to withhold authority and exclude abstentions.

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•

Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023 (Proposal No. 2), Advisory Approval of CNX’s 2022 Named Executive Officer Compensation (Proposal No. 3), Advisory Approval of the Frequency of Future Advisory Votes on CNX’s Named Executive Officer Compensation (Proposal No. 4), and Shareholder Proposal Requesting that the Board Annually Conduct an Evaluation and Issue a Report on CNX’s Lobbying and Policy Influence Activities, if Properly Presented (Proposal No. 5): Shareholders may vote “for,” “against,” or “abstain” with respect to Proposal No. 2, Proposal No. 3 and Proposal No. 5. Shareholders may vote “1 year,” “2 years,” “3 years,” or “abstain” with respect to Proposal No. 4. Assuming a quorum, the vote to ratify the anticipated appointment of EY as CNX’s independent auditor for the fiscal year ending December 31, 2023, the advisory vote to approve CNX’s 2022 named executive officer compensation, the advisory vote to approve the frequency of future advisory votes on CNX’s named executive officer compensation, and the shareholder proposal requesting that the Board annually conduct an evaluation and issue a report on CNX’s lobbying and policy influence activities, if properly presented, will be determined by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. With respect to Proposal No. 4, the Board expects to be guided by the voting option that receives the greatest number of votes, even if that alternative does not receive a majority vote.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1, 3 4 and 5, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction card also serves as voting instructions for the trustees who hold shares of record for participants in the CNX’s 401(k). If voting instructions representing shares in this plan are not received, those shares will not be voted.

Revocation of Proxy

If you are the owner of record of shares of our common stock as of the close of business on the Record Date, you can revoke your proxy at any time before its exercise by:

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sending a written notice to CNX at CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, Attention: Corporate Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, stating that you revoke your proxy;

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submitting your voting instructions again by telephone or over the internet;

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signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by the Corporation prior to the Annual Meeting; or

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participating in the Annual Meeting and voting online during the Annual Meeting.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the shareholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Participation at the Annual Meeting without a request to revoke a proxy or voting online during the Annual Meeting will not, by itself, revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CNX. Morrow-Sodali LLC has been retained by CNX to aid in the solicitation of proxies at an estimated cost of $12,500, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. Upon request, CNX will pay brokers and other persons holding shares of common stock in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

2023 PROXY STATEMENT	│85

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Additional Matters

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Under SEC rules, a shareholder proposal submitted to CNX for the Annual Meeting of Shareholders in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Corporate Secretary of CNX at our principal executive offices no later than 5:30 p.m. Eastern Time on November 24, 2023. Any such proposal should be addressed to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317.

The Bylaws require that all shareholder proposals to be submitted at the 2024 Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Corporate Secretary of CNX in writing no later than the close of business on February 4, 2024, nor earlier than the close of business on January 5, 2024, together with all information specified in the Bylaws. If the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by CNX.

In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than CNX’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit holders of shares representing at least 67% of the voting power of CNX’s shares entitled to vote on the election of directors in support of director nominees other than CNX’s nominees), which notice must be postmarked or transmitted electronically to CNX at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than March 5, 2024). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

Additional Requirements for Shareholder Nominations of Directors

Any shareholder desiring to nominate an individual for election as a director of CNX must submit to the Corporate Secretary the information required by Section 2.8 of the Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) all information relating to the nominee that is required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, (iii) a description of all direct and indirect compensation and other material arrangements between the shareholder and the nominee, (iv) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (v) a written representation and agreement of the nominee in the form provided by the Corporate Secretary that they are not party to and will not become party to any agreement about how they will act or vote, and (vi) the nominee’s agreement to comply with the Corporation’s corporate governance policies, if elected. In addition, CNX may require the shareholder to provide such further information as we may reasonably request. To be timely, a shareholder nomination must be received within the timeframe described above for proposals to be submitted at the annual meeting but not included in CNX’s Proxy Statement.

Additionally, CNX’s Bylaws provide “proxy access” rights to shareholders that provide notice to CNX consistent with the requirements set forth in the Bylaws (the “proxy access notice”). A summary of these procedures is as follows. As set forth in Section 2.14 of our Bylaws, a shareholder, or group of twenty or fewer shareholders, that (i) own at least 3% of the aggregate voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors and (ii) have owned such shares continuously for at least three years as of the date that the Corporation receives the proxy access notice and as of the record date for determining shareholders eligible to vote at the applicable annual meeting of shareholders, may nominate candidates to serve on the Board and have such candidates included in CNX’s Proxy Statement. The shareholder(s) may nominate director candidates constituting the greater of (i) two individuals or (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the proxy access notice may be delivered, consistent with the requirements set forth in the Bylaws, provided that the shareholder(s) and

2023 PROXY STATEMENT	│86

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nominee(s) satisfy the requirements specified in Section 2.14 of our Bylaws. To be timely, the proxy access notice must be delivered to the Corporate Secretary of CNX at CNX’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that CNX mailed its Proxy Statement for the preceding year’s annual meeting of shareholders (i.e., for the 2024 annual meeting of shareholders, no later than November 24, 2023 and no earlier than October 25, 2023). The proxy access notice must contain the information required in our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements set forth in Sections 2.8 and 2.14 of our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. CNX and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or CNX that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify their broker if their shares are held in a brokerage account, or CNX if they hold registered shares. CNX will deliver promptly upon written or oral request a separate copy of the 2022 Annual Report, proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, shareholders should notify their broker or CNX. Any such written notice directed to CNX should be addressed to the Investor Relations department of CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, or oral notice may be given by calling CNX at (724) 485-4000:

•

to receive a separate copy of the 2022 Annual Report, proxy statement or Notice for the Annual Meeting;

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to receive separate copies of those materials for future meetings; or

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if the shareholder shares an address and wishes to request delivery of a single copy of proxy materials, rather than receiving multiple copies.

Other

CNX will provide to any shareholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of CNX’s 2022 Annual Report as filed with the SEC. Any such request should be directed to the CNX Resources Corporation Investor Relations Department, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317.

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of
Directors of CNX Resources Corporation

2023 PROXY STATEMENT	│87

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Appendix A Reconciliation of Non-GAAP Measures*

Free Cash Flow

Free cash flow is defined as operating cash flow minus capex plus proceeds from asset sales.

Free Cash Flow

(Dollars in millions)	December 31, 2022	December 31, 2021	December 31, 2020	Total
Net Cash Provided by Operating Activities	$1,235	$927	$795	$2,957
Capital Expenditures	(566)	(466)	(487)	(1,519)
Proceeds from Asset Sales	38	45	48	131
Free Cash Flow	$707	$506	$356	$1,569

Adjusted FCF per Share for STIC and Pay Versus Performance

Adjusted FCF per Share is calculated by dividing free cash flow by the number of shares of common stock outstanding, and making any necessary adjustments in accordance with the STIC plan. This same calculation is used for the Pay Versus Performance (“PVP”) Disclosures included in this Proxy Statement.

2022 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2022
Free Cash Flow	$707
Adjustments: None	$—
Shares Outstanding	170,841,164
Adjusted Free Cash Flow Per Share:	$4.14

2021 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2021
Free Cash Flow	$506
Adjustments: None	$—
Shares Outstanding	203,531,320
Adjusted Free Cash Flow Per Share:	$2.48

2020 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2020
Free Cash Flow	$356
Adjustments: Fees Related to CNXM Take-in Transaction	$11
Adjusted Free Cash Flow	$367
Shares Outstanding	187,453,712
Adjusted Free Cash Flow Per Share:	$1.96
*

CNX’s management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that these measures are useful for investors in analyzing CNX. Although these are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes these financial measures are useful to an investor in evaluating CNX because (i) analysts utilize these metrics when evaluating company performance and have requested this information as of a recent practicable date, (ii) these metrics are widely used to evaluate a company’s operating performance, and (iii) we want to provide updated information to investors. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with GAAP. In addition, because all companies do not calculate these measures identically, these measures may not be comparable to similarly titled measures of other companies.

2023 PROXY STATEMENT	│ A-1

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2023 or by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in the 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2023 or by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in the 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99389-P86343 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNX RESOURCES CORPORATION

The Board recommends a vote FOR each of the nominees.

1. Election of Seven Director Nominees:	For	Against	Abstain
1a. Robert O. Agbede	☐	☐	☐
1b. J. Palmer Clarkson	☐	☐	☐
1c. Nicholas J. DeIuliis	☐	☐	☐
1d. Maureen E. Lally-Green	☐	☐	☐
1e. Bernard Lanigan, Jr.	☐	☐	☐
1f. Ian McGuire	☐	☐	☐
1g. William N. Thorndike, Jr.	☐	☐	☐

The Board recommends a vote FOR Proposal 2.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

The Board recommends a vote FOR Proposal 3.

	For	Against	Abstain
3. Advisory Approval of CNX's 2022 Named Executive Officer Compensation.	☐	☐	☐

The Board recommends a vote of 1 YEAR on Proposal 4.

The Board recommends a vote AGAINST Proposal 5.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so these shares may be represented at the Annual Meeting.

The Notice and Proxy Statement, Annual Report on Form 10-K, and Shareholder Letter are available at www.proxyvote.com.

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

D99390-P86343

Proxy — CNX RESOURCES CORPORATION

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas J. DeIuliis, Alan Shepard and Alexander J. Reyes, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Shareholders of CNX Resources Corporation, as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of CNX Resources Corporation to be held on May 4, 2023 at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/CNX2023 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this Proxy will be voted "FOR" the election of each of the nominees in Proposal 1, "FOR" the ratification of the anticipated appointment of Ernst & Young LLP as CNX's independent auditor for the fiscal year ending December 31, 2023 in Proposal 2, "FOR" the advisory approval of CNX's 2022 named executive officer compensation in Proposal 3, "1 Year" on the advisory approval of the frequency of future advisory votes on CNX's named executive officer compensation in Proposal 4, and "AGAINST" the shareholder proposal requesting that the Board annually conduct an evaluation and issue a report on CNX's lobbying and political influence activities, if properly presented, in Proposal 5. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.**

Continued and to be signed on reverse side